As filed with the Securities and Exchange Commission on November 13, 2006.

                                                  Registration No. 333-_________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             ------------------------------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                                 vFinance, Inc.
             (Exact name of Registrant as specified in its charter)
             ------------------------------------------------------

           Delaware                        6200                   58-1974423
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)


                            3010 North Military Trail
                                    Suite 300
                              Boca Raton, FL 33431
                                 (561) 981-1000
          (Address and telephone number of principal executive offices)


                               Leonard J. Sokolow
                             Chief Executive Officer
                            3010 North Military Trail
                                    Suite 300
                              Boca Raton, FL 33431
                                 (561) 981-1000

            (Name, address and telephone number of agent for service)

             ------------------------------------------------------

                                 with copies to:
                             Leslie J. Croland, Esq.
                        Edwards Angell Palmer & Dodge LLP
                       350 East Las Olas Blvd., Suite 1150
                       Fort Lauderdale, Florida 33334-3607
                                 (954) 727-2600
             ------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                               CALCULATION OF REGISTRATION FEE

   ---------------------------- ----------------- ---------------------- ----------------------- ------------------------
      Title of Each Class                           Proposed maximum       Proposed maximum
      of Securities to be        Amount to be        offering price       aggregate offering           Amount of
           Registered           registered (1)        per unit (2)             price (2)          registration fee (2)
   ---------------------------- ----------------- ---------------------- ----------------------- ------------------------
   Common Stock, $.001            13,000,000             $0.21                $2,730,000                 $293
   par value per share
   ---------------------------- ----------------- ---------------------- ----------------------- ------------------------

   (1) Includes up to 13,000,000 shares of the Registrant's common stock issued to the Selling Stockholder, as defined in the accompanying prospectus, on May 11, 2006. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), to the extent additional shares of Registrant's common stock may be issued or issuable as a result of a stock split, stock dividend or other distribution declared at any time by the Registrant while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.
   (2) Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's common stock reported on the Over-The-Counter Bulletin Board on November 8, 2006.

             ------------------------------------------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
   Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMEBER 13, 2006

     PROSPECTUS
                                 vFinance, Inc.

                              13,000,000 Shares of
                                  Common Stock

                     ---------------------------------------

This prospectus relates to the resale, from time to time, of up to 13,000,000 shares of our common stock by the selling stockholder named in this prospectus in the section "Selling Stockholder," whom we refer to in this document as the "Selling Stockholder." The 13,000,000 shares of common stock registered for public resale pursuant to this prospectus were issued to Sterling Financial Group of Companies, Inc. and Sterling Financial Investment Group, Inc. as partial payment for certain assets acquired from Sterling Financial Group of Companies, Inc. by our subsidiary, vFinance Investments, Inc. All of the shares of our common stock are included in this prospectus pursuant to registration rights we granted to the Selling Stockholder. The common stock offered by this prospectus shall be adjusted to cover any additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. We will not receive any of the proceeds from the sale of any of the shares covered by this prospectus. References in this prospectus to "the Company," "we," "our," and "us" refer to vFinance, Inc.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "VFIN." On November 8, 2006, the last reported sale price for our common stock was $0.22 per share.

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the "Risk Factors" beginning on page 2 before you decide whether to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     ---------------------------------------

                                 vFinance, Inc.
                            3010 North Military Trail
                                    Suite 300
                              Boca Raton, FL 33431
                                 (561) 981-1000

                     ---------------------------------------

             The date of this prospectus is _________________, 2006

                                TABLE OF CONTENTS

                                                                           Page
                                                                          Number

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................2
FORWARD-LOOKING STATEMENTS....................................................12
USE OF PROCEEDS...............................................................12
SELLING STOCKHOLDER...........................................................13
PLAN OF DISTRIBUTION..........................................................14
SELECTED FINANCIAL DATA.......................................................16
DESCRIPTION OF OUR BUSINESS...................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................26
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.....................38
DIRECTORS AND EXECUTIVE OFFICERS..............................................39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................46
DESCRIPTION OF CAPITAL STOCK..................................................48
LEGAL MATTERS.................................................................50
EXPERTS.......................................................................50
WHERE YOU CAN FIND MORE INFORMATION...........................................50


You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

We have not authorized the Selling Stockholder to make an offer of these shares of common stock in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                               PROSPECTUS SUMMARY

This summary calls your attention to selected information in this prospectus, but may not contain all the information that is important to you in deciding whether to invest in our common stock. For a more complete description of this offering, and to understand this offering more fully, you should read this entire document carefully, including the "Risk Factors" and the documents referred to under "Where You Can Find More Information."

The Company

vFinance, Inc. was incorporated in the state of Delaware in February 1992 under the name Peachtree Fiberoptics, Inc. vFinance, Inc. is a holding company engaged in the financial services business where our strategic focus is on servicing the needs of high net-worth and institutional investors and high growth companies. Through our principal operating subsidiary, vFinance Investments, Inc. ("vFinance Investments"), a licensed broker-dealer, we provide investment banking, retail and institutional brokerage services in all 50 states and the District of Columbia. The Company also operates a second broker-dealer, EquityStation, Inc. ("EquityStation"), which offers institutional traders, hedge funds and professional traders a suite of services designed to enhance their trading by offering services such as trading technology, routing software, hedge fund incubation, capital introduction and custodial services.

Our principal activities are provided by four business units. The Retail Brokerage unit offers securities brokerage services including the sale of equities, mutual funds and fixed income products. The Investment Banking unit assists emerging growth private and public companies develop sound strategic plans and access capital. The Wholesale Trading unit provides wholesale market-making services for over 2500 Over-the-Counter Bulletin Board and NASDAQ Capital Market stocks to national and regional full-service broker-dealers, electronic discount brokers, and institutional investors. The Institutional Services unit provides investment, technology and research services to institutional fund managers and other institutional investors.

In the execution of our business strategy, we have created a website, www.vfinance.com, that reaches a worldwide audience of individuals looking to create wealth through equity investments in both their personal portfolios and their businesses. Our website is a leading destination for entrepreneurs, owners of small and medium businesses looking for capital, venture capitalists and private (i.e. Angel) and institutional investors seeking equity investments in high growth companies. Each month our website attracts an estimated 80,000 business owners from over 100 countries and communicates to approximately 60,000 high net-worth individuals and institutional investors. Our website is typically listed by search engines as one of the top sites for relevant content. In addition, over 5,000 websites have links to our website including Microsoft Network, Dow Jones, THE WALL STREET JOURNAL, ENTREPRENEUR MAGAZINE, INC., Stanford University, and Yahoo!. Our business model is scalable as: a) the website provides sales leads to our Retail Brokerage, Investment Banking, and Institutional Services units and b) we have structured our Investment Banking and Retail Brokerage units to take advantage of an independent contractor model allowing us to expand and contract without the costs and liabilities associated with employees and offices. Due to our website's large, global audience of entrepreneurs and venture investors, it serves as a vehicle to collect, measure and analyze data on entrepreneurial activity.

The Offering

This prospectus relates to the offer and sale from time to time of up to 13,000,000 shares of our common stock by the Selling Stockholder.

The Selling Stockholder may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes.

Risks Related to Our Company

In addition to other information in this report, the following risks should be considered in evaluating our condition and prospects. These risks may have a material effect on our operating results.

We have a limited operating history and as a result, it may be difficult to evaluate our business and prospects.

We have a limited operating history. We commenced our broker-dealer operations in mid-2000. In addition, we completely restructured our broker-dealer operations in 2001 through the acquisition of two firms and their merger into a single operation. In 2004, we acquired a second broker-dealer, EquityStation, which has been in operation since mid-1999. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development. These risks are particularly severe among companies in new and rapidly evolving markets such as online business development services and those in regulated industries such as the securities industry. It may be difficult or impossible to accurately forecast our operating results and to evaluate our business and prospects based on our historical results.

We have had substantial losses since inception.

Prior to 2004, we had sustained substantial losses in each year since our inception due to ongoing operating expenses and a lack of revenues sufficient to offset those operating expenses. We have raised capital to fund ongoing operations by private sales of our securities, some of which sales have been highly dilutive and involved considerable expense. For the year ended December 31, 2004, our results amounted to net income of $2,774,435, earning a substantial profit for the first time in our history. For the year ended December 31, 2005, however, our results amounted to a net loss of $1,137,398.

The loss generated in 2005 was largely the result of higher administrative costs related to higher payroll and rent expense as a result of investment in upgrading talent in certain senior level staff functions, the expansion of leased facilities at our corporate headquarters in Boca Raton, Florida, and the addition of an office in Mt. Laurel, New Jersey. Further, we incurred a non-cash expense to impair goodwill and the impairment of an investment in an unrelated entity in the amount of $420,000 and $80,000, respectively, with revenues that remained relatively flat year after year. As of December 31, 2005 and June 30, 2006, we had an accumulated deficit of $21,953,206 and $22,130,628, respectively. We expect to make significant capital expenditures to enhance our products and technologies, and to expand domestic and international sales and operations. As a result, we will need to continue to generate significant additional revenue to maintain our recent profitability and generate sufficient working capital to fund our planned spending. Even if we do maintain profitability, we may not be able to increase profitability on a quarterly or annual basis. If we do not increase our profitability, the market price for our common stock may further decline.

Obtaining future financing may be costly and could be dilutive to existing stockholders. If we are not able to obtain financing when and in the amounts needed, and on terms that are acceptable, our operations, financial condition and prospects could be materially adversely affected, and we could be forced to curtail our operations or sell part or all of our assets.

We may need to raise additional funds, which may not be available when we need them.

Based on our current spending plans and our projected working capital, we believe that our cash on hand and cash generated from our operations will be sufficient to fund our operations for at least the next 12 months. However, we may attempt to raise additional capital to operate the business, support expansion plans, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated events. We can provide no assurances that additional financing will be available when and in the amounts needed, or on favorable terms, if at all. If these funds are not available when we need them, we may need to change our business strategy or reduce our operations or investment activities. In addition, any issuance of additional equity securities will dilute the ownership interest of our existing stockholders and the issuance of additional debt securities may increase the perceived risk of investing in us.

If we do not secure substantial additional funding to meet our capital needs, we may have to issue additional shares of common stock. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced and these securities may have rights and preferences superior to that of our current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

We are currently subject to extensive securities regulation and the failure to comply with these regulations could subject us to penalties or sanctions.

The securities industry and our business are subject to extensive regulation by the Securities and Exchange Commission (the "SEC"), state securities regulators and other governmental regulatory authorities. We are also regulated by industry self-regulatory organizations, including the NYSE, the NASD and the Municipal Securities Rulemaking Board. The regulatory environment is also subject to change and we may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other federal or state governmental regulatory authorities, or self-regulatory organizations. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

vFinance Investments and EquityStation are registered broker-dealers with the SEC and members of the NASD. Broker-dealers are subject to regulations, which cover all aspects of the securities business, including:

o        sales methods and supervision;
o        trading practices among broker-dealers;
o        use and safekeeping of customers' funds and securities;
o        capital structure of securities firms;
o        record keeping; and
o        the conduct of directors, officers and employees.

Compliance with many of the regulations applicable to us involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. The requirements imposed by these regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us. Consequently, these regulations often serve to limit our activities, including through net capital, customer protection and market conduct requirements. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD Regulation, Inc. ("NASD Regulation"), the regulatory arm of the NASD, and the NYSE, which are our primary regulatory agencies. NASD Regulation and the NYSE adopt rules, subject to approval by the SEC, that govern their members and conduct periodic examinations of member firms' operations.

If we are found to have violated any applicable regulation, formal administrative or judicial proceedings may be initiated against us that may result in:

o     censure;
o     fine;
o civil penalties, including treble damages in the case of insider trading violations;
o     the issuance of cease-and-desist orders;
o     the deregistration or suspension of our broker-dealer activities;
o     the suspension or disqualification of our officers or employees; or
o     other adverse consequences.

The imposition of any of these or other penalties could have a material adverse effect on our operating results and financial condition.

We are subject to various risks associated with the securities industry.

As securities broker-dealers, we are subject to uncertainties that are common in the securities industry. These uncertainties include:

o the volatility of domestic and international financial, bond and stock markets, as demonstrated by past disruptions in the financial markets;
o     extensive governmental regulation;
o     litigation;
o     intense competition;
o     substantial fluctuations in the volume and price level of securities; and
o     dependence on the solvency of various third parties.

As a result of these risks, revenues and earnings may vary significantly from quarter to quarter and from year to year. We are much smaller and have much less capital than many of our competitors in the securities industry. Accordingly, we could be impacted by these risks to a larger degree. In the event of a market downturn, our revenues would likely decline and, if we were unable to reduce expenses at the same pace, our profit margins would quickly erode. Our business could be adversely affected in many other ways, including those described below.

Our business could be adversely affected by a breakdown in the financial markets.

As a securities broker-dealer, our business is materially affected by conditions in the financial markets and economic conditions in general, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues may decline and our operations could be adversely affected.

We have incurred, and in the future may incur, significant losses from trading and investment activities due to market fluctuations and volatility.

We generally maintain trading and investment positions in the equity markets. To the extent that we own assets, i.e., have long positions, a downturn in those markets could result in losses from a decline in the value of such long positions. Conversely, to the extent that we have sold assets that we do not own, i.e., have short positions in any of those markets, an upturn could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market.

We may, from time to time, have a trading strategy consisting of holding a long position in one asset and a short position in another from which we expect to earn revenues based on changes in the relative value of the two assets. If, however, the relative value of the two assets changes in a direction or manner that we did not anticipate or against which we are not hedged, we might realize a loss in those paired positions. In addition, we maintain trading positions that can be adversely affected by the level of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period, in a particular market, regardless of market levels.

Our revenues may decline in adverse market or economic conditions.

Unfavorable financial or economic conditions may reduce the number and size of the transactions in which we provide underwriting services, merger and acquisition consulting and other services. Our investment banking revenues, in the form of financial advisory and underwriting fees, are directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. Additionally, a downturn in market conditions could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads.

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot be assured that our policies and procedures will effectively and accurately record and verify this information.

We seek to monitor and control our risk exposure through a variety of separate, but complementary, financial, credit, operational and legal reporting systems. We believe that we are able to evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments can have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

Credit risk exposes us to losses caused by financial or other problems experienced by third parties.

We are exposed to the risk that third parties that owe us money, securities or other assets will not perform their obligations. These parties include:

o    trading counterparties;
o    customers;
o    clearing agents;
o    exchanges;
o    clearing houses; and
o    other financial intermediaries as well as issuers whose securities we hold.

These parties may default on their obligations owed to us due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from:

o     holding securities of third parties;
o executing securities trades that fail to settle at the required time due to non delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries; and
o extending credit to clients through bridge or margin loans or other arrangements.

Significant failures by third parties to perform their obligations owed to us could adversely affect our revenues and perhaps our ability to borrow in the credit markets.

We may have difficulty retaining or recruiting our independent contractors.

We are dependent upon the independent contractor model for our retail brokerage business. As such, approximately 85% of our retail registered representatives are independent contractors. We are exposed to the risk that a large group of independent contractors leave the firm or decide to affiliate with another firm and that we are unable to recruit suitable replacements. A loss of a large group of our independent contractors could have a material adverse impact on our ability to generate revenue in the retail brokerage business.

We may have difficulty effectively managing our growth.

Over the past several years, we have experienced significant growth in our business activities through a variety of transactions. We expect our business to continue to grow through similar transactions as well as organically. Future growth through mergers, acquisitions and other such transactions involves numerous risks such as:

o difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired company;
o        the potential loss of key employees of the acquired company; and
o        the diversion of management's attention from other business concerns.

If we are unable to effectively address these risks, we may be required to restructure the acquired business or write off the value of some or all of the assets of the acquired business. Further, this type of growth requires increased investments in management personnel, financial and management systems and controls as well as facilities. We cannot be assured that we will experience parallel growth in these areas. If these areas do not grow at the same time, our operating margins may decline from current levels.

Additionally, as is common in the securities industry, we will continue to be highly dependent on the effective and reliable operation of our communications and information systems. We believe that our current and anticipated future growth will require implementation of new and enhanced communications and information systems and training of our personnel to operate such systems. Any difficulty or significant delay in the implementation or operation of existing or new systems or the training of personnel could adversely affect our ability to manage our growth.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

The securities industry is rapidly evolving, intensely competitive and has few barriers to entry. We expect competition to continue to intensify in the future. Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. They may also offer a wider range of services and financial products than we do and have greater name recognition and a larger client base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. We may not be able to compete effectively with current or future competitors and competitive pressures faced by us may harm our business.

The precautions we take to prevent and detect employee misconduct may not be effective, and we could be exposed to unknown and unmanaged risks or losses.

We run the risk that employee misconduct could occur. Misconduct by employees could include:

o employees binding us to transactions that exceed authorized limits or present unacceptable risks to us;
o  employees hiding unauthorized or unsuccessful activities from us; or
o  the improper use of confidential information.

These types of misconduct could result in unknown and unmanaged risks or losses to us including regulatory sanctions and serious harm to our reputation. The precautions we take to prevent and detect these activities may not be effective. If employee misconduct does occur, our business operations could be materially adversely affected.

We may experience losses associated with securities laws violations and litigation.

Many aspects of our business involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws, and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages. Our underwriting activities will usually involve offerings of the securities of smaller companies, which often involve a higher degree of risk and are more volatile than the securities of more established companies. In comparison with more established companies, smaller companies are also more likely to be the subject of securities class actions, not to carry directors and officer's liability insurance or policies with lower limits, and to become insolvent. Each of these factors increases the likelihood that an underwriter of smaller companies' securities will be required to contribute to an adverse judgment or settlement of a securities lawsuit.

In the normal course of business, our operating subsidiaries have been and continue to be the subject of numerous civil actions and arbitrations arising out of customer complaints relating to our activities as a broker-dealer and as a result of other business activities. In general, the cases involve various allegations that our employees had mishandled customer accounts. We believe that, based on our historical experience and the reserves established by us, the resolution of the claims presently pending will not have a material adverse effect on our financial condition. However, although we typically reserve an amount we believe will be sufficient to cover any damages assessed against us, we have in the past been assessed damages that exceeded our reserves. If we misjudged the amount of damages that may be assessed against us from pending or threatened claims or if we are unable to adequately estimate the amount of damages that will be assessed against us from claims that arise in the future and fail to appropriately reserve, our financial condition may be materially adversely affected.

Our directors and executive officers control approximately 23% of our common stock and may have interests differing from those of other stockholders.

Our directors and executive officers control approximately 23% of our outstanding common stock, directly as stockholders and indirectly through control relationships with other stockholders. There is no supermajority vote in our Certificate of Incorporation. These directors and executive officers, if acting together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions including mergers, consolidations and the sale of substantially all of our assets. This control could have the effect of delaying or preventing a third party from acquiring or merging with us, which could hinder shareholders' ability to receive a premium for their shares.

Our "vFinance" brand may not achieve the broad recognition necessary to succeed.

We believe that broader recognition and positive perception of the "vFinance" brand is essential to our future success. Accordingly, we intend to continue to pursue an aggressive brand enhancement strategy, which will include multimedia advertising, promotional programs and public relations activities. These initiatives will require significant expenditures. If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase future revenues. Successful positioning of our brand will depend in a large part on:

o   the success of our advertising and promotional efforts;
o   an increase in the number of users and page views of our website; and
o the ability to continue to provide a website and services useful to our clients.

If we do not continue to develop and enhance our services in a timely manner, our business may be harmed.

Our future success will depend on our ability to develop and enhance our services and add new services. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we will be unable to:

o        effectively use new technologies;
o        adapt our services to emerging industry or regulatory standards; or
o        market new or enhanced services.

If we are unable to develop and introduce new or enhanced services quickly enough to respond to market or customer requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

Internet and internal computer system failures or compromises of our systems or security could damage our reputation and harm our business.

Although a significant portion of our business is conducted using traditional methods of contact and communications such as face-to-face meetings, a portion of our business is conducted through the Internet. We could experience future system failures and degradations. We cannot assure you that we will be able to prevent an extended system failure if any of the following events occur:

o        human error;
o        subsystem, component, or software failure;
o        a power or telecommunications failure;
o        an earthquake, fire, or other natural disaster or other act of God;
o        hacker attacks or other intentional acts of vandalism; or
o        terrorists acts or war.

Any computer system failure that interrupts our operations could seriously harm our business. We currently have limited off-site data storage and disaster recovery systems.

The secure transmission of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. To the best of our knowledge, to date, we have not experienced any security breaches in the transmission of confidential information. Moreover, we continually evaluate advanced encryption technology to ensure the continued integrity of our systems. However, we cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by our vendors and us to protect client transaction and other data. Any compromise of our systems or security could harm our business.

We depend on a limited number of key executives who would be difficult to replace.

Our success depends significantly on the continued services of our senior management, especially Leonard J. Sokolow, our Chief Executive Officer and President. Losing Mr. Sokolow or any of our subsidiaries' other key executives, including Timothy E. Mahoney, our Chairman and Chief Operating Officer, could seriously harm our business. We cannot assure you that we will be able to retain our key executives or that we would be able to replace any of our key executives if we were to lose their services for any reason. Competition for these executives is intense. If we had to replace any of these key executives, we would not be able to replace the significant amount of knowledge that these key executives have about our operations. We do not maintain "key person" insurance policies on any of our executives.

Our operating broker-dealer subsidiaries extend credit to their clients and are subject to risks as a result.

Our broker-dealers, vFinance Investments and EquityStation, clear all transactions for customers on a fully-disclosed basis with their clearing brokers, NFS, Jefferies, and Merrill Lynch. These clearing brokers carry and clear all customer securities accounts. A limited portion of the customer securities activities for both broker-dealers are transacted on a "margin" basis, pursuant to which credit is extended to customers, which (a) is secured by cash and securities in customer accounts, or (b) involve (i) "short sales" (i.e., the sale of securities not yet purchased) or (ii) the purchase and sale of commodity futures contracts, substantially all of which are transacted on a margin basis. These risks are increased during periods of volatile markets in which the value of the collateral held could fall below the amount borrowed by clients. If margin requirements are not sufficient to cover losses, the broker dealers may be required to sell or buy securities at prevailing market prices and incur losses to satisfy its client obligations.

We may underwrite securities through vFinance Investments and are subject to losses relating to a decline in the market value of securities that we hold in inventory and to potential liability for engaging in underwriting activities.

The underwriting activities of vFinance Investments involve the purchase, sale or short sale of securities as a principal. As an underwriter, vFinance Investments purchases securities on a "firm commitment" basis and is subject to risk that it may be unable to resell securities or be required to dispose of securities at a loss. In connection with our investment-banking activities in which vFinance Investments acts as a manager or co-manager of public offerings of securities, we expect to make increased commitments through vFinance Investments of capital to market-making activities in securities of those issuers. Any additional concentration of capital in the securities of those issuers held in inventory will increase the risk of loss from possible declines in the market price of those securities. In addition, under federal securities laws, other laws and court decisions with respect to underwriters' liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to securities offerings. Our potential liability through vFinance Investments as an underwriter is generally not covered by insurance. Moreover, underwriting commitments constitute a charge against net capital and the ability of vFinance Investments to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the net capital rule.

Our success and ability to compete depend to a significant degree on our intellectual property.

We rely on copyright and trademark law, as well as confidentiality arrangements, to protect our intellectual property. We own the following federally registered marks: vFinance, Inc.(R), vFinance.com, Inc.(R), and AngelSearch(R). We currently do not have any patents. The concepts and technologies we use may not be patentable. Our competitors or others may adopt product or service names similar to "vFinance.com," thereby impeding our ability to build brand identity and possibly leading to client confusion. Our inability to adequately protect the name "vFinance.com" would seriously harm our business. Policing unauthorized use of our intellectual property is made especially difficult by the global nature of the Internet and the inherent difficulty in controlling the ultimate destination or security of software or other data transmitted on it.

The laws of other countries may afford us little or no effective protection for our intellectual property. We cannot assure you that the steps we take will prevent misappropriation of our intellectual property or that agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to:

o      enforce our intellectual property rights;
o      determine the validity and scope of the proprietary rights of others; or
o      defend against claims of infringement or invalidity.

Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could seriously harm our business.

Our board of directors can issue shares of "blank check" preferred stock without further action by our stockholders.

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 2,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions in each series of the preferred stock, including:

o    dividend rights;
o    conversion rights;
o voting rights, which may be greater or lesser than the voting rights of the common stock;
o    rights and terms of redemption;
o    liquidation preferences; and
o    sinking fund terms.

The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that these holders will receive dividends and payments upon our liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. We have no current plans to issue any additional preferred stock in the next twelve months; although the issuance of preferred stock may be necessary in order to raise additional capital.

Risk Related to the Offering

Our stock price has been and continues to be volatile.

The market price for our common stock could fluctuate due to various factors. These factors include:

o announcements regarding developments in our business, acquisitions and financing transactions;
o announcements by us or our competitors of new contracts, technological innovations or new products;
o    changes in government regulations;
o    fluctuations in our quarterly and annual operating results; and
o    general market conditions.

In addition, the stock markets have, in recent years, experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, have adversely affected, and may continue to adversely affect, the market price of our common stock.

There are risks associated with our stock trading on the OTC Bulletin Board rather than a national exchange.

There are significant consequences associated with our stock trading on the OTC Bulletin Board rather than a national exchange. The effects of not being able to list our securities on a national exchange include:

o        limited release of the market prices of our securities;
o        limited news coverage;
o        limited interest by investors in our securities;
o        volatility of our stock price due to low trading volume;
o increased difficulty in selling our securities in certain states due to "blue sky" restrictions; and
o limited ability to issue additional securities or to secure additional financing.

If our common stock is subject to penny stock rules, a stockholder may have greater difficulty selling shares.

The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stocks characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

o net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;
o net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or
o    average annual revenue of at least $6,000,000 for the last three years.

Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

If our financial condition does not meet the above tests, then trading in the common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act of 1934. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.

Stockholders holdings may be diluted as a result of additional stock issuances.

As of November 6, we had 59,828,060 shares of common stock outstanding, options to purchase a total of 13,115,002 shares of common stock and warrants to purchase a total of 7,074,589 shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock. If we issue additional shares, or if our existing stockholders exercise or convert their outstanding options or notes, our other stockholders may own a smaller percentage of the Company.

                           FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes forward-looking statements as defined in the Private Securities Reform Act of 1995. These forward looking statements are often identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue," "plan" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

o        general economic conditions;
o        our ability to obtain future financing or funds when needed;
o the inability of our broker-dealer operations to operate profitably in the face of intense competition from larger full-service and discount brokers;
o a general decrease in merger and acquisition activities and our potential inability to receive success fees as a result of transactions not being completed;
o        increased competition from business development portals;
o        technological changes;
o our potential inability to implement our growth strategy through acquisitions or joint ventures;
o acquisitions, business combinations, strategic partnerships, divestures and other significant transactions may involve additional uncertainties; and
o        our ability to maintain and execute a successful business strategy.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, or factors we are unaware of, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

Any net proceeds from any sale of shares of our common stock covered by this prospectus will be received by the Selling Stockholder. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

                               SELLING STOCKHOLDER

All of the 13,000,000 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column "Shares Available for Sale Under This Prospectus" on the table set forth below were issued as partial payment for certain assets acquired from Sterling Financial Group of Companies, Inc. and Sterling Financial Investment Group, Inc. by our subsidiary, vFinance Investments. These shares of our common stock are included in this prospectus pursuant to registration rights we granted to the Seller Stockholder.

The following table presents information as of November 8, 2006 and sets forth the number of shares beneficially owned by the Selling Stockholder as of the date of this prospectus. We are not able to estimate the amount of shares that will be held by the Selling Stockholder after the completion of this offering because: (1) the Selling Stockholder may sell less than all of the shares registered under this prospectus; and (2) to our knowledge, the Selling Stockholder currently has no agreements, arrangements or understandings with respect to the sale of any of its shares. The following table assumes that all of the shares being registered pursuant to this prospectus will be sold. The Selling Stockholder is not making any representation that any shares covered by this prospectus will be offered for sale.

                                                                                      Number of Shares of    Percent of Common
                             Number of Shares      Percent of                          Common Stock To Be    Stock to be Owned
                              of Common Stock     Common Stock     Shares Available       Owned After       After Completion of
      Name of                  Owned Before       Owned Before      for Sale Under       Completion of         the Offering
Selling Stockholder           the Offering **     the Offering     This Prospectus        the Offering
-------------------           ---------------     ------------     ----------------       ------------      ----------------------
Sterling Financial Group        13,000,000           23.5 %           13,000,000               --                    *
of Companies, Inc. (1)

* Less than 1%.

** Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of November 8, 2006, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 59,828,060 shares of common stock outstanding as of November 8, 2006.

(1) Charles Garcia, as the sole officer of Sterling Financial Group of Companies, Inc., has the power to vote and to dispose of all of the shares held by Sterling Financial Group of Companies, Inc., and is deemed to have shared voting power and shared dispositive power with respect to such shares.

                              PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

After the effective date of the registration statement, the Selling Stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock beneficially owned by it and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has advised us that it has acquired its securities in the ordinary course of business and it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by such Selling Stockholder. If we are notified by Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Selling Stockholder.

                             SELECTED FINANCIAL DATA


The selected historical financial information presented below is derived from our audited consolidated financial statements for the years ended December 31, 2001, 2002, 2003, 2004 and 2005. The selected quarterly financial information was derived from our unaudited consolidated financial statements for the periods ended March 31 and June 30, for the years 2004, 2005 and 2006, respectively.

The unaudited financial statements include all adjustments including normal recurring adjustments, that management considers necessary to fairly present the Company's financial position and results of operations. Operating results for the three months periods ended March 31, or June 30, 2006 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2006.

The data set forth below should be read in conjunction with the financial statements and accompanying notes incorporated by reference.


                                             Selected Historical Financial Data

                                                                             For the Years Ended
                                                                                December 31,
                                                ------------------------------------------------------------------------------
                                                     2001           2002           2003             2004            2005
                                                ------------------------------------------------------------------------------

Income Statement Data:
Total revenue                                   $    15,769,223  $ 20,204,300   $  24,478,466  $   26,329,151  $  25,826,250
Total operating expenses                             32,882,090    22,210,661      24,063,784      24,793,012     27,021,459
Income (loss) from operations                       (17,112,867)   (2,006,361)        414,682       1,536,139     (1,195,209)
Net income (loss)                                   (17,199,360)   (2,235,298)        311,415       2,774,435     (1,137,398)
Net income (loss) per share                               (0.89)        (0.08)           0.01            0.08          (0.03)

Weighted average common shares used to compute
basic and diluted net income per share               19,810,285    26,716,408      29,963,446      35,840,248     40,049,654

Other Financial Data:
Net cash (used in) provided by operating
activities                                      $    (3,987,415) $ (1,564,486)  $   1,484,387  $    1,678,281  $    (673,187)
Net cash used in investing activities                (1,084,892)     (104,018)        (57,734)       (394,090)      (493,804)
Net cash provided by financing activities             1,442,050     1,518,209         130,000         188,303        338,089

Balance Sheet Data:
Total Assets                                    $     6,405,812  $  5,129,235   $   6,378,388  $    9,832,391  $   9,062,084

                                                             16

                                   Selected Quarterly Financial Data (Unaudited)

                                              First           Second            Third          Fourth
                                             Quarter          Quarter          Quarter         Quarter            Total
Six months ended June 30, 2006:
Total revenue                              $  8,925,806  $   9,655,508   $         --    $         --   $    18,581,314
Income (Loss) from operations                   247,701       (425,124)            --              --          (177,423)
Net income (loss)                          $    247,701  $    (425,124)  $         --    $         --   $      (177,423)

Year ended December 31, 2005:
Total revenue                              $  6,533,075  $   6,320,674   $  6,552,670    $  6,419,831   $    25,826,250
Income (Loss) from operations                  (154,527)       (69,462)      (150,823)       (820,397)       (1,195,209)
Net income (loss)                              (154,528)       (69,464)      (132,743)       (780,663)       (1,137,398)

Year ended December 31, 2004:
Total revenue                              $  7,812,570  $   6,145,650   $  4,629,023    $  7,741,908   $    26,329,151
Income (Loss) from operations                   506,311        162,354         10,404         857,070         1,536,139
Net income (loss)                          $  2,143,791  $     171,895   $     19,742    $    439,007   $     2,774,435


                           DESCRIPTION OF OUR BUSINESS

Our History

On January 4, 2001, we closed the merger of NW Holdings, Inc. ("NWH"), a Florida corporation, with and into us with us as the surviving corporation. On the closing date of the merger, NWH was the parent company of and wholly owned First Level Capital, Inc., a Florida corporation. First Level Capital, Inc. is now known as vFinance Investments, Inc., which has offices in New York, New Jersey and Florida. In addition to these offices, we have relationships with certain independent contractors located throughout the United States.

Also, on January 4, 2001, we completed the merger of Colonial Direct Financial Group, Inc., a Delaware corporation, with and into Colonial Acquisition Corp., our wholly owned subsidiary, with Colonial Direct Financial Group, Inc. as the surviving corporation and as our wholly owned subsidiary. At the time of the merger, Colonial Direct Financial Group, Inc. was a holding company comprised of two diversified financial services companies, including First Colonial Securities Group, Inc. and Colonial Direct Retirement Services, Inc., and a company that provides administrative support to these financial service companies, Colonial Direct Capital Management, Inc. On June 22, 2002, our Board of Directors approved a dividend to our Series A Preferred shareholders of all of the common stock of Colonial Direct Financial Group, Inc. Although Colonial Direct Financial Group, Inc. is no longer a subsidiary of the Company, the majority of its personnel remain employed with vFinance Investments, Inc.

On August 20, 2001, we entered into a Securities Exchange Agreement by means of which we acquired the membership interests in two related companies, Critical Investments, LLC, a Delaware limited liability company ("Critical Investments"), and Critical Advisors, L.L.C., a Virginia limited liability company ("Critical Advisors"). Critical Investments manages Critical Infrastructure Fund, L.P. ("Critical Infrastructure LP"), a Delaware limited partnership. Critical Advisors manages Critical Infrastructure Fund, Ltd. ("Critical Infrastructure Ltd."), an international business company organized and existing under the laws of the British Virgin Islands and receives (i) a management fee equal to 1% of the net asset value of Critical Infrastructure Ltd. and (ii) a performance fee equal to 20% of the increase in net asset value of Critical Infrastructure Ltd. Critical Infrastructure LP and Critical Infrastructure Ltd. are the sole general partners in, owning 96% and 4%, respectively, and conduct their investment and trading activity through, Critical Infrastructure Fund (BVI), LP, a limited partnership organized and existing under the laws of the British Virgin Islands, which holds a portfolio of securities. A determination has been made to liquidate the funds. The funds are nearly liquidated, and we believe they will be fully liquidated by December 31, 2006.

On May 29, 2002, we entered into a select asset purchase agreement (the "Agreement"), as amended on June 17, 2002 (the "Amendment"), with Somerset Financial Partners, Inc., ("Somerset"), a Delaware corporation, to acquire certain of its assets. Through its subsidiaries, Somerset acted as a registered broker-dealer and was engaged in other financial services. Pursuant to the Agreement, we received the transfer of all agreed upon brokerage customers and client accounts as well as the registration of approximately 25 registered personnel of Somerset. As of June 17, 2002, we began reflecting in our financial statements the applicable revenue production and other associated costs. Under the escrow agreement signed in conjunction with the Agreement and Amendment, we instructed our transfer agent to deliver to and in the name of our escrow agent a total of 3,000,000 shares of common stock (the "Escrowed Shares"). The Escrowed Shares were to be delivered to Somerset when Somerset achieved all the closing conditions. In August 2002, all of the closing conditions of the Agreement and Amendment were not met by Somerset and we issued a default letter to Somerset (the "Default Letter"). Among other things, the Default Letter provided formal notice to Somerset of its default under the Agreement and Amendment. In October 2002, a formal termination notice was executed by us and Somerset and the Escrowed Shares were returned to us and cancelled.

We, as part of our strategic focus to operate our retail brokerage business using an independent contractor (IC) model, on January 1, 2003, entered into a joint venture agreement with JSM Capital Holding Corp. ("JSM"), a retail brokerage independent contractor headquartered in New York and founded by John
S. Matthews (who was also, at the same time, named the President of our Retail Brokerage Unit). Effective May 1, 2003, we merged our Retail Brokerage unit into JSM, in exchange for a 19% equity position in JSM's common stock. Effective upon such mergers, JSM became an independent contractor of the Company. This joint venture was terminated for cause in July 2005, and the investment in JSM was fully impaired.

On November 2, 2004, our wholly-owned subsidiary, vFinance Investments completed its acquisition of certain assets of Global Partners Securities, Inc. ("Global") and 100% of the issued and outstanding equity securities of EquityStation, all of which were owned by Level2.com, Inc. ("Level2"), a subsidiary of Global.

The assets acquired from Global included certain intellectual property, customer accounts, computer equipment, and certain clearance and trading agreements relating to emerging market debt trading, wholesale market-making in selected equities for institutional clients, and direct-access equity trading. vFinance Investments assumed no liabilities in connection with the acquisition of Global's assets. Two of the principals of Global and EquityStation each entered into employment agreements with us, which provided an annual base salary of $144,000, certain incentive bonuses, and options to purchase 350,000 shares of our common stock. The options are exercisable at $0.19 per share, and vest ratably over a three-year period.

Our Company

We are a diversified financial services company committed to meeting the financial needs of high net-worth investors, institutions focused on portfolio growth and management strategies, and high growth emerging companies seeking capital.

Financial Arrangement with Clearing Broker

On January 25, 2002, we entered into a Credit Agreement, as amended on April 12, 2002, with UBS Americas, Inc. ("UBS"). Under the terms of the Credit Agreement, UBS provided us with a revolving credit facility for up to $3,000,000 for the purpose of supporting the expansion of our brokerage business or investments in infrastructure to expand our operations and our broker-dealer operations. The loan had a term of 4 years, was required to be repaid in full by January 2005, and accrued interest at LIBOR plus a LIBOR margin of 2% if the loan was repaid within a month or 5% if it was outstanding more than a month.

We borrowed $1,500,000 under the credit facility on January 28, 2002, leaving an additional $1,500,000 available. In June 2003, Fidelity Investments, on behalf of its clearing division, National Financial Services LLC, Member NYSE/SIPC, a Fidelity Investments company ("NFS"), announced that it had acquired Correspondent Services Clearing ("CSC"), an affiliate of UBS and vFinance Investments' clearing firm at the time. The credit facility stayed with UBS subsequent to the acquisition giving rise to potential breaches under such credit facility as well as precluding us from drawing an additional $1,500,000 thereunder. During March 2004, NFS agreed to directly pay down the UBS credit facility in the amount of $1,500,000 pursuant to a guaranty Fidelity Investments made to UBS as part of their original acquisition of the CSC clearing division. As a result, we were relieved from $1,500,000 in debt, but no longer had the ability to obtain an additional $1,500,000 under the credit facility or assert any claims against UBS or NFS regarding this transaction and credit facility. During March 2004, we entered into a clearing agreement with NFS. The new clearing agreement required NFS to pay us, over a five year period beginning January 2004, a monthly incentive bonus not to exceed $25,000 per month up to $1,500,000, based on a formula that we believe is very achievable. Accordingly, NFS has been paying $25,000 per month related to this incentive calculation and such amount, $300,000 through December 31, 2005. The new clearing agreement also required NFS to provide us with $200,000 to assist the Company with transition costs related to the conversion from CSC to NFS. This amount was paid to us in March 2004. In consideration for these incentives, NFS required a termination fee of $1,700,000 should we discontinue using NFS' services. This fee is reduced, pro rata, annually over the five year term of the agreement. We began clearing through NFS during May 2004.

Our Business

Retail and Trading Business

The largest portion of our revenues, 89% in 2005 and 85% in 2004, was attributable to commissions generated by our brokerage and trading activities through our wholly owned broker-dealer subsidiary, vFinance Investments. vFinance Investments' Retail Brokerage and Trading units buy and sell securities for its customers from other dealers on an agency basis, and charges its customers a commission for its services. Such commission revenue is derived from brokerage transactions in listed and over-the-counter securities and mutual fund securities. vFinance Investments has agreements with numerous mutual fund management companies pursuant to which it sells shares in a variety of mutual funds. Mutual fund commissions are derived from standard dealers' discounts that are a small percentage of the purchase price of the shares depending upon the terms of the dealer agreement and the size of the transaction. In addition, most funds permit vFinance Investments to receive additional periodic fees based upon the customer's investments maintained in particular funds.

Investment Banking

We derived a significant portion of our revenues in our last fiscal year from the success fees generated by vFinance Investments' Investment Banking unit, 8% in 2005 and 12% in 2004. We assist emerging growth, private and public companies by (i) developing sound strategic plans, (ii) obtaining equity, mezzanine, bridge, or acquisition capital, (iii) executing strategically sound acquisitions or divestiture strategies, (iv) raising capital in the public markets, and (v) maximizing shareholder value by conducting recapitalizations or other liquidity transactions. As consideration for such services, we are paid retainers and success fees, based on the percentage of the total value of a transaction, which are contingent on the successful completion of a specified transaction. As part of our success fees, we periodically receive equity instruments and stock purchase warrants from companies for which we perform services in addition to cash paid for such services.

In the area of corporate finance, vFinance Investments has been active as underwriters or selling group members in numerous public equity transactions. Participation as a managing underwriter or in an underwriting syndicate involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase. In addition, under the federal securities laws, other laws and court decisions with respect to underwriters' liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital, and our subsidiaries' ability to make underwriting commitments may be limited by the requirement that they must at all times be in compliance with regulations regarding their net capital.

Wholesale Trading Business

In support of our retail brokerage, banking and institutional services units, we offer wholesale market-making services. vFinance Investments makes markets in over 2,500 Over-the-Counter Bulletin Board, National Market System, Pink Sheet, and NASDAQ Capital Market stocks. Our customers are national and regional full-service broker-dealers, electronic discount brokers and institutional investors that require fast and efficient executions for each security. This expertise supports our investment banking strategy of servicing high growth public companies that are looking for a financial services firm that is capable of assisting them in building broad-based market support for their securities. Market makers use our capital, retail and systems resources to represent a stock and compete with other market makers. Operated primarily by electronic execution, buyers and sellers meet via computer to make bids and offers. Each market maker competes for "customer order flow" by displaying buy and sell quotations for a guaranteed number of shares in a security. Once an order is received, the market maker will immediately purchase for or sell from its own inventory, or seek the other side of the trade until it is executed, often in a matter of seconds. The market maker generates all of its revenue from the difference between the price paid when a security is bought and price received when that security is sold or the price received when the security is shorted and the price received when the short is covered.

Institutional Services

A critical element of our business strategy is to identify institutional quality investments that offer above market returns. The Institutional Services Division ("ISD") supports that mission by providing institutional investment managers, primarily hedge fund managers, a complete array of services designed to enhance portfolio performance. Hedge funds represent the fastest growing segment of the money management market and by definition are focused on achieving positive returns for their investors while controlling risk. ISD accomplishes its mission by offering fund managers access to investment opportunities and independent research products that boost return on investment. Additionally, we offer fund managers the ability to reduce their transaction costs by offering them access to our trading desk for illiquid securities and automated trading systems for their liquid transactions. ISD has a mutually beneficial relationship with our Investment Banking Division ("IBD") as fund managers looking for investment opportunities fund IBD's corporate clients and having relationships with fund managers creates opportunities to increase the number and quality of IBD clients.

Internet Strategy

The Center for Innovative Entrepreneurship, a non-profit corporation, dedicated to providing research services to promote innovative entrepreneurship has been engaged by vFinance Holdings, Inc., by means of a licensing arrangement, to operate its financial services website or "channel" on the World Wide Web located at http://www.vfinance.com. With an estimated 3.4 million visitors annually, our website reaches a global audience of entrepreneurs, CEOs, and private and institutional investors in over 150 countries. The website provides sales leads to our investment banking, brokerage and institutional services divisions. The website is the premier destination for search phrase "venture capital" and "raising capital". Website visitors have convenient access to a variety of financial services, proprietary business development tools, searchable databases, and daily news. The website has over 80,000 "opted in" subscribers that receive a daily newsletter on private funding. The website features our database of venture capital firms and angel investors accessible with vSearch, our proprietary web-based data mining tool that allows entrepreneurs to search potential funding sources by different criteria, including, geography, amount of funds required, industry, stage of corporate development, or keyword. Much of the information on the website is provided free of charge, however, we do charge nominal fees for the use of proprietary search engines and premium services such as our business planning services.

Administration, Operations, Securities Transactions Processing and Customer Accounts

Our operating subsidiaries, vFinance Investments and EquityStation, do not hold any funds or securities for customers. Instead, they use the services of clearing agents on a fully disclosed basis. These clearing agents process all securities transactions and maintain customer accounts on a fee basis. Customer accounts are protected through the SIPC for up to $500,000, of which coverage for cash balances is limited to $100,000. In addition, all customer accounts of vFinance Investments are fully protected by an Excess Securities Bond providing protection for the account's entire net equity (both cash and securities). The services of our subsidiaries' clearing agents include billing and credit control as well as receipt, custody and delivery of securities. The clearing agents provide the operational support necessary to process, record, and maintain securities transactions for our subsidiary's brokerage activities. They provide these services to our subsidiary's customers at a total cost that we believe is less than it would cost us to process such transactions on our own. The clearing agents also lend funds to our subsidiaries' customers through the use of margin credit. These loans are made to customers on a secured basis, with the clearing agents maintaining collateral in the form of saleable securities, cash or cash equivalents. vFinance Investments and Equity Station have agreed to indemnify the clearing brokers for losses they incur on these credit arrangements.

Competition

vFinance Investments and EquityStation encounter competition in all aspects of their business. Many of their competitors have significantly greater financial, technical, marketing and other resources. National retail firms such as Merrill Lynch Pierce Fenner & Smith Incorporated, Salomon Smith Barney, Inc. and Morgan Stanley/Dean Witter dominate the industry. Our subsidiaries also compete with numerous regional and local firms. In addition, a number of firms offer discount brokerage services to retail customers and generally effect transactions at substantially lower commission rates on an "execution only" basis, without offering other services such as investment recommendations and research. Moreover, there is substantial commission discounting by full-service broker-dealers competing for institutional and retail brokerage business. The emergence of online trading has further intensified the competition for brokerage customers. With the exception of offering certain trading platforms to institutional clients and portfolio managers, our subsidiaries do not offer online trading services to retail customers. The continued expansion of discount brokerage firms and online trading could adversely affect our retail business. Other financial institutions, notably commercial banks and savings and loan associations, offer customers some of the same services and products presently provided by securities firms. While it is not possible to predict the type and extent of competing services that banks and other institutions ultimately may offer to customers, our subsidiaries may be adversely affected to the extent those services are offered on a large-scale basis. We compete through our advertising and recruiting programs for registered representatives interested in potentially joining us.

Government Regulation

Regulation of the Securities Industry and Broker-Dealers

Our business is subject to extensive regulation applicable to the securities industry in the United States and elsewhere. As a matter of public policy, regulatory bodies in the United States and the rest of the world are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In the United States, the SEC is the federal agency responsible for the administration of the federal securities laws. In general, broker-dealers are required to register with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under the Exchange Act, every registered broker-dealer that does business with the public is required to be a member of and is subject to the rules of the NASD. The NASD administers qualification testing for all securities principals and registered representatives for its own account and on behalf of the state securities authorities. vFinance Investments and EquityStation are broker-dealers registered with the SEC and members of the NASD.

Our broker-dealers are also subject to regulation under state law. vFinance Investments and EquityStation are currently registered as broker-dealers in all 50 states and the District of Columbia. The NASD approved the change of ownership to us of (i) Union Atlantic Capital, L.C. from Pinnacle Capital Group, L.C., (ii) First Level Capital, Inc. from NWH and (iii) First Colonial Securities Group, Inc. A recent amendment to the federal securities laws prohibits the states from imposing substantive requirements on broker-dealers that exceed those imposed under federal law. The amendment, however, does not preclude the states from imposing registration requirements on broker-dealers that operate within their jurisdiction or from sanctioning these broker-dealers who have engaged in misconduct.

The SEC, self-regulatory organizations such as the NASD and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders, or the suspension or expulsion of a broker-dealer, its officers, or its employees. The SEC and self-regulatory organization rules cover many aspects of a broker-dealer's business, including capital structure and withdrawals, sales methods, trade practices among broker-dealers, use, and safekeeping of customers' funds and securities, record-keeping, the financing of customers' purchases, broker-dealer and employee registration, and the conduct of directors, officers, and employees. Additional legislation, changes in rules promulgated by the Commission and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

The Uniform Net Capital Rule and NASD rules require prior notice to the SEC and the NASD for certain withdrawals of capital and also provide that the SEC may restrict for up to 20 business days any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates if the capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer.

In addition, the Uniform Net Capital Rule provides that the total outstanding principal amount of a broker-dealer's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of the outstanding principal amount of all subordinated indebtedness included in net capital, par or stated value of capital stock, paid in capital in excess of par, retained earnings and other capital accounts for a period in excess of 90 days. A change in the Uniform Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those parts of our operations that require the intensive use of capital and also could restrict our ability to pay dividends, repay debt and repurchase shares of our outstanding stock.

As of the date of this prospectus, the minimum amount of net capital required to be maintained by vFinance Investments was $1,000,000 and the minimum amount of net capital required to be maintained by our wholly owned subsidiary, EquityStation was $100,000. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse affect on our business and operations. vFinance Investments and EquityStation are members of Securities Investor Protection Corporation ("SIPC") which provides, in the event of the liquidation of a broker-dealer, protection for clients' accounts up to $500,000, subject to a limitation of $100,000 for claims for cash balances. vFinance Investments' clients' accounts are carried on the books and records of NFS and Jefferies. NFS has obtained additional insurance from a private insurer in an amount equal to $4,500,000 for the benefit of our clients' accounts with vFinance Investments that is supplemental to SIPC protection. The client accounts for Equity Station are carried on the books and records of Merrill Lynch, Pierce, Fenner & Smith.

Application of Laws and Rules to Internet Business and Other Online Services

Due to the increasing popularity and use of the Internet and other online services, various regulatory authorities are considering laws and/or regulations with respect to the Internet or other online services covering issues such as user privacy, pricing, content copyrights, and quality of services. In addition, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. When the Securities Act, which governs the offer and sale of securities, and the Exchange Act, which governs, among other things, the operation of the securities markets and broker-dealers, were enacted, such acts did not contemplate the conduct of a securities business through the Internet and other online services. The recent increase in the number of complaints by online traders could lead to more stringent regulations of online trading firms and their practices by the SEC, NASD and other regulatory agencies.

Although the SEC, in releases and no-action letters, has provided guidance on various issues related to the offer and sale of securities and the conduct of a securities business through the Internet, the application of the laws to the conduct of a securities business through the Internet continues to evolve. Furthermore, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. Uncertainty regarding these issues may adversely affect the viability and profitability of our business.

As our services, through our subsidiaries, are available over the Internet in multiple jurisdictions, and as we, through our subsidiaries, have numerous clients residing in these jurisdictions, these jurisdictions may claim that our subsidiaries are required to qualify to do business as a foreign corporation in each such jurisdiction. While vFinance Investments and EquityStation are currently registered as broker-dealers in the jurisdictions described in this report, vFinance Investments, EquityStation and our non-broker dealer subsidiaries are qualified to do business as a foreign corporation in only a few jurisdictions. Failure to qualify as an out-of-state or foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify.

Intellectual Property

We own the following federally registered marks: vFinance, Inc.(R), vFinance.com, Inc.(R), AngelSearch(R).

Employees

As of the date of this prospectus, we employed the following personnel:

Position                                 Salaried      Contract      Total
-------------------------------------- ------------- ------------- -----------
Officers                                    11             0           11
Administration                              26            17           43
Brokers                                     33           110          143
Traders                                     22             3           25
Investment Bankers                           3            14           17
Web Operations                               2             0            2
                                       ------------- ------------- -----------
               Totals                       97           144          241
                                       ============= ============= ===========

None of our personnel is covered by a collective bargaining agreement. We consider our relationships with our employees to be good. Any future increase in the number of employees will depend upon the growth of our business. Our registered representatives are required to take examinations administered by the NASD and state authorities in order to qualify to transact business and are required to enter into agreements with us obligating them, among other things, to adhere to industry rules and regulations, our supervisory procedures and not to solicit customers in the event of termination of employment.

Description of Property

The Company leases office space in four locations. The following chart provides information related to these lease obligations:


Office Location                                Approximate    Lease Rental     Expiration
                                             Square Footage                       Date
----------------------------------------- ----------------- ----------------- --------------
3010 N. Military, Boca Raton, FL                 15,750         $ 523,164       2/28/2009
880 Third Ave., New York, NY                      7,850         $ 188,520       6/30/2008
131 Gaither Drive, Mount Laurel, NJ               1,400         $  19,600       7/31/2006
1200 N. Federal Highway, Boca Raton FL           16,250         $ 581,050       7/22/2014

Our corporate headquarters are located at 3010 North Military Trail, Boca Raton, Florida 33431, where we lease 15,756 square feet. We terminated the original lease and entered into a new lease in January 2003, as amended on October 31, 2003 and March 26, 2004. The January 2003 lease reduced the size of the leased space to approximately 9,877 square feet. On November 12, 2004, we entered into a new amendment in which we expanded the size of our premises to include an additional 5,879 rentable square feet of space effective January 1, 2005 (the "effective date"). As of the effective date, the lease was amended such that the premises shall be deemed to contain a total of 15,756 rentable square feet. The lease expiration date was also extended to February 28, 2009.

On December 15, 2004, we entered into a new lease at 880 Third Avenue, New York, New York to replace our two previous leases in the same building, which expired on December 31, 2005. We now have offices on the twelfth floor with an annual rental of $188,520 for approximately 7,850 square feet. The lease expires on June 30, 2008.

On August 1, 2004, we entered into a lease in Mt. Laurel, New Jersey. The opening of this office was part of our disaster recovery plan implemented in order to be able to provide our clients with uninterrupted service. The lease is for approximately 1,400 square feet with an annual rental of $19,600 and expires on September 31, 2008.

Effective September 27, 2006, vFinance Investments entered into a lease for property located in Boca Raton for additional office. The lease is for approximately 16,250 square feet with an estimated annual rental of $581,050 and expires on July 22, 2014.

We consider the facilities of our company and our subsidiaries to be reasonably insured and adequate for the foreseeable needs of our company and its subsidiaries.

Legal Proceedings

From time to time we, and/or one of our subsidiaries, is named as a party to a lawsuit that has arisen in the ordinary course of business. Although it is possible that losses exceeding amounts already recorded may be incurred upon ultimate resolution of these existing legal proceedings, we believe that such losses, if any, will not have a material adverse effect on our business, results of operations or financial position; however, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly and annual periods in which they are resolved.

The business of vFinance Investments and EquityStation involve substantial risks of liability, including exposure to liability under federal and state securities laws in connection with the underwriting or distribution of securities and claims by dissatisfied customers for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that generally seek rescission and substantial damages.

In the ordinary course of business, we and/or our subsidiaries may be parties to other legal proceedings and regulatory inquiries, the outcome of which, either singularly or in the aggregate, is not expected to be material. There can be no assurance however that any sanctions will not have a material adverse effect on our financial condition or results of operations and/or our subsidiaries. The following is a brief summary of certain matters pending against or involving us and our subsidiaries.

On August 14, 2002, Henry S. Snow and Sandra L. Snow filed a complaint against Colonial Direct and vFinance, Inc. in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. The claim alleged breach of contract and unjust enrichment and sought damages of $250,000 plus interest and court costs. On October 16, 2006, the Company settled the litigation by agreeing to issue 1,000,000 shares of its common stock to the Snows by November 16, 2006. In addition, the Company agreed that if the Snows sold their shares of common stock after October 16, 2007 at a price per share of less than $0.175, the Company would pay them the difference between $0.175 and the actual net sale price of the shares sold to any bona fide third party.

On or about February 28, 2005, Knight Equity Markets, LP ("Knight") filed an arbitration action (NASD Case No. 05-01069) against vFinance Investments claiming that vFinance Investments received roughly $6.5 million in dividends that rightfully belong to Knight. vFinance Investments asserted that the dividends actually went to two of its clients, Pearl Securities LLC ("Pearl Securities") and Michael Balog, and that vFinance Investments has no liability. vFinance Investments filed third party claims against Pearl Securities and Michael Balog to bring all of the parties into the action. vFinance's motion to amend the third party claim to include these two clients is currently pending. Knight is seeking approximately $6.5 million in damages plus costs, attorney fees and punitive damages. vFinance Investments denies any liability to Knight and intends to vigorously defend against Knight's claims. In June 2005, the SEC advised vFinance Investments that the Division of Enforcement staff intended to recommend that the Commission take enforcement action against vFinance, Inc. for various reasons. The SEC stated that it intends to file a civil action in Federal District Court seeking: a permanent injunction in connection with offers and sales of the securities of Sedona Software Solutions and SHEP Technologies, the imposition of civil penalties, and disgorgement of approximately $40,000 in commissions. vFinance Investments continues to engage in settlement discussions with the staff and, so far, has been unable to reach a resolution. While vFinance Investments will continue to present a vigorous defense, a prediction of the likely outcome cannot be made.

On or about September 27, 2005, John S. Matthews filed an arbitration action (NASD Case No. 05-014991) against us, claiming that we wrongfully terminated his independent contact with us and that we "stole" his clients and brokers. Mr. Matthews has obtained a temporary restraining order and an agreed upon injunction was issued by the NASD panel. Matthews and JMS Capital Holding Corp., a plaintiff in the arbitration action, also request unspecified damages resulting from our alleged improper activity. The full hearing on the merits is currently scheduled for August 30 through September 1, 2006. We intend to vigorously defend this matter. In addition to contesting and defending against JSM's and Mr. Matthews claims, we filed a counterclaim for indemnity based upon the contractual agreement between the parties.

We are engaged in a number of other legal proceedings incidental to the conduct of our business. These claims aggregate a range of $17,500 to $260,000.

Seasonality and Backlog

Our business is not subject to significant seasonal fluctuations, and there are no material backlogs in our business.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

This discussion presents management's analysis of our results of operations and financial condition as of and for each of the years ended December 31, 2005, 2004 and 2003, respectively, and the six months ended June 30, 2006. The discussion should be read in conjunction with our audited consolidated financial statements and the notes related thereto which appear elsewhere in this prospectus.

Critical Accounting Policies

Financial Reporting Release No. 60, released by the SEC, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 2 to our consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us.

General

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

The Company periodically receives equity instruments which include stock purchase warrants and common and preferred stock from companies as part of our compensation for investment-banking services that are classified as investments in trading securities on the balance sheet if still held at the financial reporting date. These instruments are stated at fair value in accordance with SFAS #115 "Accounting for certain investments in debt and equity securities" and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services." Primarily all of the equity instruments are received from small public companies. The stock and stock purchase warrants received are typically restricted as to resale, though the Company generally receives a registration right within one year. Company policy is to sell these securities in anticipation of short-term market movements. The Company recognizes revenue for this stock purchase warrants when received based on the Black Sholes valuation model. The revenue recognized related to other equity instruments is determined based on available market information, discounted by a factor reflective of the expected holding period for those particular equity instruments. On a monthly basis, the Company recognizes unrealized gains or losses in the statement of operations based on the changes in value in the stock purchase warrants and other equity instruments. Realized gains or losses are recognized in the statement of operations when the related stock purchase warrants or other equity instrument is sold.

Occasionally, the Company receives equity instruments in private companies with no readily available market value. Equity interests and warrants for which there is not a public market are valued based on factors such as significant equity financing by sophisticated, unrelated new investors, history of positive cash flow from operations, the market value of comparable publicly traded companies (discounted for liquidity) and other pertinent factors. Management also considers recent offers to purchase a portfolio company's securities and the filings of registration statements in connection with a portfolio company's initial public offering when valuing warrants.

As of December 31, 2005, certain transactions in process may result in the Company receiving equity instruments or stock purchase warrants in subsequent periods as discussed above. In such event, the Company will recognize revenue related to the receipt of such equity instruments consistent with the aforementioned policies.

Clearing Arrangement

We do not carry accounts for customers or perform custodial functions related to customers' securities. We introduce all of their customer transactions, which are not reflected in these financial statements, to their respective clearing brokers, which maintain the customers' accounts and clear such transactions. Additionally, our clearing firms provide the clearing and depository operations for our proprietary securities transactions. These activities may expose our broker dealer to off-balance-sheet risk in the event that customers do not fulfill their obligations with the clearing broker; in this event, our broker dealers have agreed to indemnify our clearing firms.

Net Capital Requirement

As of December 31, 2005, the minimum amount of net capital required to be maintained by vFinance Investments was $1,000,000. The minimum amount of capital required to be maintained by EquityStation was $100,000 pursuant to NASD requirements. However, EquityStation has agreed to maintain a minimum of $250,000 in net capital pursuant to its agreement with its clearing agent, Merrill Lynch.

Customer Claims

In the normal course of business, our operating subsidiaries have been and continue to be the subject of numerous civil actions and arbitrations arising out of customer complaints relating to our activities as a broker-dealer, as an employer and as a result of other business activities. In general, the cases involve various allegations that our employees had mishandled customer accounts. Based on our historical experience and consultation with counsel, the Company typically reserves an amount the Company believes will be sufficient to cover any damages assessed against us. However, the Company has in the past been assessed damages that exceeded our reserves. If the Company misjudged the amount of damages that may be assessed against us from pending or threatened claims or if the Company is unable to adequately estimate the amount of damages that will be assessed against us from claims that arise in the future and reserve accordingly, our operating income would be reduced.

Stock Based Compensation

Upon the consummation of an advisory, consulting, capital or other similar transactions the Company may distribute equity instruments or proceeds from the sale of equity instruments to its employees. These distributions are made at the Company's discretion on a case-by-case basis as determined by the role of the employee and the nature of the transaction. At December 31, 2005 and 2004, no amounts were owed to employees of the Company in connection with equity investments received as compensation.

Fair Value

"Investments in trading securities" and "Securities sold, not yet purchased" on our consolidated balance sheet are carried at fair value or amounts that approximate fair value, with related unrealized gains and losses recognized in our results of operations. The estimates of fair value are fundamental to our financial condition and results of operations and, in certain circumstances, require complex judgments. VFinance Investments relies upon its clearing firm to provide us with these fair values, because the clearing firms use market data services that provide fair values of securities based on current market prices. In the case of restricted securities, the Company further adjusts the fair values of securities received to reflect the restrictions.

Six Months Ended June 30, 2006 Compared to the Six Months Ended June 30, 2005

Statements of Operations

Revenues

Revenues increased $5,727,565, or 45% to $18,581,314 for the six months ended June 30, 2006 compared to $12,853,749 for the six months ended June 30, 2005. Approximately 28% of this increase resulted from increases in agency commissions due to the addition of new brokers, through both the acquisition of Sterling and other brokers hired independently of the acquisition. Additionally, another 31% of this increase is attributable to the trading profits derived from the customer relationships acquired from Sterling in May 2006 and generally more favorable trading conditions in our market making activities. The majority of the remaining increase was due to higher revenues from success fees from investment banking transactions.

Operating Expenses

Compensation, commissions and benefits increased 43% to $14,208,788 for the six months ended June 30, 2006 compared to $9,946,936 for the six months ended June 30, 2005, primarily as a result of the Sterling acquisition and a 44% increase in net revenues. Clearing and transaction costs increased 32% to $2,007,589 for the six months ended June 30, 2006 compared to $1,523,343 for the six months ended June 30, 2005, primarily as a result of an increase in transaction volume partially due to the Sterling acquisition and the addition of other independent brokers, as well as higher average transaction costs associated with our trading activities.

General and administrative expenses increased 21% to $1,344,319 for the six months ended June 30, 2006 compared to $1,109,647 for the six months ended June 30, 2005. This increase is primarily due to approximately a $177,000 increase in professional fees driven primarily by accruals for legal matters.

Occupancy and equipment expenses increase 54% to $554,957 for the six months ended June 30, 2006 compared to $360,366 for the six months ended June 30, 2005. This increase relates primarily to the occupancy and equipment costs associated with the Sterling acquisition.

Depreciation and amortization increased $272,256 to $407,055 for the six months ended June 30, 2006 compared to $134,799 for the six months ended June 30, 2005. The increase was primarily attributable to the Company's amortization of customer relationships resulting from the Sterling acquisition and the reclassification of goodwill to customer relationships in the second half of 2005.

Stock based compensation was $236,029 for the six months ended June 30, 2006 compared to $2,647 for the six months ended June 30, 2005, due to the Company's adoption of the Statement of Financial Accounting Standards No. 123 (revised
2004), Share Based Payment ("SFAS No. 123R") on January 1, 2006.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following table and discussion summarizes the changes in the major revenue and expense categories for the past two years.

                                        Three months ended June 30, 2006          Six months ended June 30, 2006
                                         2006             2005        %Chg         2006             2005        %Chg
                                      Unaudited        Unaudited                Unaudited        Unaudited
Revenues:
Commissions - agency                   $4,769,502       $3,590,197      33%      $9,524,835       $7,401,588      29%
Trading profits                         2,502,998        1,055,096     137%       4,004,032        2,423,861      65%
Success fees                            1,331,579          661,460     101%       2,850,548        1,005,401     184%
Other brokerage related income            753,601          759,373      -1%       1,546,037        1,397,770      11%
Consulting fees                           151,625          173,850     -13%         303,026          387,144     -22%
Other                                     146,203           80,698      81%         352,836          237,985      48%
                                   --------------- ---------------- -------- --------------- ---------------- --------
Total revenues                          9,655,508        6,320,674      53%      18,581,314       12,853,749      45%
                                   --------------- ---------------- -------- --------------- ---------------- --------
Operating expenses:
Compensation, commissions and           7,592,248        4,717,283      61%      14,208,788        9,946,936      43%
benefits
Clearing and transactions costs         1,060,288          787,604      35%       2,007,589        1,523,343      32%
General and administrative costs          717,665          633,955      13%       1,344,319        1,109,647      21%
Occupancy and equipment costs             339,060          175,878     102%         554,957          360,366      54%
Depreciation and amortization             248,411           74,092     235%         407,055          134,799     202%
Stock based compensation                  122,960            1,324    9187%         236,029            2,647    8817%
                                   --------------- ---------------- -------- --------------- ---------------- --------
Total operating expenses:              10,080,632        6,390,136      58%      18,758,737       13,077,738      43%
                                   --------------- ---------------- -------- --------------- ---------------- --------
Loss from operations                    (425,124)         (69,462)     512%       (177,423)        (223,989)     -21%
Income tax benefit (provision)                 -                -                        -                -
                                   --------------- ---------------- -------- --------------- ---------------- --------
Net loss                               $(425,124)       $ (69,462)     512%      $(177,423)       $(223,989)     -21%
                                   =============== ================ ======== =============== ================ ========

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Statements of Operations

Business Environment

The securities industry is highly competitive and sensitive to many factors and is directly affected by general economic and market conditions, including the volatility and price level of securities markets; the trading volume, size, and timing of securities transactions; the demand for investment banking services and changes in interest rates. All such conditions have an impact on commissions, trading and investment income as well as on liquidity. In addition, a significant portion of the Company's expenses are relatively fixed and do not vary with market activity. Consequently, substantial fluctuations can occur in the Company's revenues and net income from period to period due to these and other factors.

In addition, the Company continues to face increasing competition from commercial banks and other large financial services firms as they begin to offer more investment banking and financial services traditionally provided by securities firms. The effect of the consolidation of the securities industry of recent years means that a variety of financial services companies have merged to offer a broader spectrum of investment products and such competitors have substantially greater financial resources than the Company. The Company is incurring additional expenses to comply with increased regulation from the securities industry, particularly in the over-the-counter markets. At present, the Company is unable to predict the extent of the changes, or their potential effect on the Company's business.

Outlook

The Company will continue executing its plan for growth and profitability by investing in its core businesses and through mergers and acquisitions. Due to the many complexities of purchasing companies, the Company cannot predict its success in executing this strategy. The Company will leverage the substantial investments in technology and infrastructure made in 2004 and 2005 by adding independent contractors to its retail brokerage and investment banking businesses. The Company will expand its institutional sales business by focusing on providing a full range of investment, research and trading services to the Hedge Fund Industry. Furthermore, the Company plans to find opportunities to expand its newly acquired emerging markets fixed income securities trading business. In January 2006, the Company entered into an Asset Purchase Agreement whereby it agreed to purchase certain select assets of the Sterling Financial Investment Group and the Group of Companies of Sterling. The Company also entered into a management agreement whereby it agreed to provide certain management services to Sterling until such time as the Asset Purchase could be completed or April 24th whichever occurred first. In connection with this acquisition , the Company will add a fixed income proprietary trading business and an Independent Contractor arrangement with a Panamanian group.

Results of Operations

During 2005, the Company's revenues declined by $502,901 or 1.9% and the company incurred losses in each fiscal quarter and a total net loss of $1,137,398 for the year. In the final quarter of 2005, the Company's loss amounted to $780,664 or roughly 69% of the total loss for the year. In the final quarter, the Company incurred an impairment charge of $420,000 related to the write-off of goodwill and $80,000 related to the impairment of an investment. The Company increased revenue by 9.4% in its retail brokerage business, which represents 62% of total revenues. This was offset by declines of 19.0% in its trading business and a 29.4% in investment banking which represent 16% and 10% of total revenue for 2005, respectively. Other brokerage related income increased $270,100 or 10.5% and other revenues, which consist primarily of management fee revenue related to the Center for Innovative Entrepreneurship, decreased by $106,762 or 24.4%. In 2004, other revenue was produced from sales through the company's website.

The following table and discussion summarizes the changes in the major revenue and expense categories for the past two years.

                                                                       For Years Ended December 31
                                                     ---------------------------------------------------------------
                                                                          % of                             % of
                                                         2005           Revenues          2004           Revenues
                                                     --------------    -----------    --------------    ------------
Revenues
Commissions - agency                                 $  15,941,221            62%       $14,571,878             55%
Trading Profits                                          4,177,402            16%         5,156,842             20%
Success fees                                             2,006,016             8%         3,224,973             12%
Consulting and retainers                                   533,644             2%           370,829              1%
Other brokerage related income                           2,837,589            11%         2,567,489             10%
Other                                                      330,378             1%           437,140              2%
                                                     --------------    -----------    --------------    ------------
Total revenues                                          25,826,250           100%        26,329,151            100%
                                                     --------------    -----------    --------------    ------------
Cost of revenues:
Commissions                                             14,187,765            55%        14,624,914             55%
Clearing and transaction costs                           1,905,215             7%         1,030,114              4%
Success                                                  1,099,519             4%         1,346,272              5%
Consulting and retainers                                   377,585             2%           224,916              1%
Other                                                          100             0%             4,581              0%
                                                     --------------    -----------    --------------    ------------
Total cost of revenues                                  17,570,184            68%        17,230,797             65%
                                                     --------------    -----------    --------------    ------------
Gross profit                                             8,256,066            32%         9,098,354             35%
                                                     --------------    -----------    --------------    ------------
Other expenses:
General and administrative                               8,479,910            34%         6,686,372             25%
Professional fees                                          262,607             1%           157,370              1%

Provision for bad debts                                     70,990             0%            85,567              0%
Legal litigation                                           312,155             1%           399,647              2%
Depreciation and amortization                              299,604             1%           147,804              1%
Amounts forgiven under forgivable loans                      6,597             0%            80,161              0%
Stock based compensation                                    19,412             0%             5,294              0%
                                                     --------------    -----------    --------------    ------------
Total other expenses                                     9,451,275            37%         7,562,215             29%

Income (loss) from operations                           (1,195,209)           (5%)        1,536,139              6%
                                                     --------------    -----------    --------------    ------------
Gain on forgiveness of debt                                      0             0%         1,500,000              6%
                                                     --------------    -----------    --------------    ------------
Interest and dividend income (Expense)                      57,811             0%          (221,704)            (1%)
                                                     --------------    -----------    --------------    ------------
Pre-tax net (loss) profit                               (1,137,398)           (4%)        2,814,435             11%
                                                     --------------    -----------    --------------    ------------
Income taxes                                                     0             0%           (40,000)             0%
                                                     --------------    -----------    --------------    ------------
Net (loss) profit                                     $ (1,137,398)           (4%)       $2,774,435             11%
                                                     ==============    ===========    ==============    ============

                                                             30

Total revenues were $25,826,250 for the year ended December 31, 2005 as compared to $26,329,151 for the year ended December 31, 2004, a decrease of $502,901, or 1.9%. The decrease in revenues was primarily related to Trading Profits and Success Fees which decreased by $979,440, or 19.0% and $1,218,957 or 37.8%, respectively, from the prior year, partially offset by an increase in retail agency commissions which increased $1,369,343 or 9.4%, from the prior year along with an increase in consulting fees of $162,815 or 43.9%. Overall, the Company attributes the decrease in its operating revenues to less favorable market conditions than in the prior year for the investment banking and trading businesses offset by an increase in its clearing revenue and retail agency commission revenue. Revenues in 2005 also benefited from having a full year of operations for the acquired businesses of Global Partners Securities.

Cost of revenues was $17,570,184 for the year ended December 31, 2005 as compared to $17,230,797 for the year ended December 31, 2004, an increase of $339,387, or 2.0%. The increase was primarily due to an increase in the clearing and transaction costs of $875,101, resulting from the addition of the EquityStation trading platform business and increases in execution fees for wholesale trading. This was offset by decreases in commissions and related fees of $535,714 due to having lower revenues in principal trading and investment banking.

Gross profit was $8,256,066 for the year ended December 31, 2005 as compared to $9,098,354 for the year ended December 31, 2004, an decrease of $842,288, or 9.3%. Gross profit margin for the year ended December 31, 2005 was 32.0% as compared to 34.6% for the year ended December 31, 2004, a decrease of 2.6% percentage points. The decrease in gross profit and gross profit margin was mostly due to profit of $602,440 realized in 2004 from the sale of securities with no corresponding expense and the $200,000 provided by NFS to assist the Company with transition costs related to the conversion from CSC to NFS which materially benefited the gross margin percentage in 2004.

General and administrative expenses were $8,479,910 for the year ended December 31, 2005 as compared to $6,686,372 for the year ended December 31, 2004, an increase of $1,793,538, or 26.8%. This increase was mostly due to an investment in talent at the senior management level, higher health benefit costs, and increased rent expense due to expansion of our leased facilities at the corporate offices in Boca Raton and New York City and the addition of the disaster recovery sight in Mt. Laurel, New Jersey. In addition, the Company incurred a non-cash expense of $500,000, for the impairment of goodwill associated with a prior acquisition and the write-down of an investment in one of its independent contractor entities, which amounted to about one-third of the increase in G&A expense.

Professional fees were $262,607 for the year ended December 31, 2005 as compared to $157,370 for the year ended December 31, 2004, an increase of $105,237, or 66.9%. The increase was primarily due to legal fees associated with the management agreements for Sterling, other acquisition activities that have not yet resulted in any definitive agreements and slightly higher fees from our independent accounting firm.

Provision for bad debts was $70,990 for the year ended December 31, 2005 as compared to $85,567 for the year ended December 31, 2004, a decrease of $14,577, or 17.0%. The decrease was due to a more proactive approach by management to collect aged accounts.

Legal litigation was $312,155 for the year ended December 31, 2005 as compared to $399,647 for the year ended December 31, 2004, a decrease of $87,492, or 21.9%. As is typical in the industry, customers make claims regarding the Company's actions and the Company defends itself vigorously against such claims. The Company's cost of defending itself varies year-to-year depending on the volume of claims that are in process at any given time.

Depreciation and amortization was $299,604 for the year ended December 31, 2005 as compared to $147,804 for the year ended December 31, 2004, an increase of $151,800 or 103.7%. The increase is primarily due to the Company's investment in new systems and technologies as a strategy to introduce new services that exceed compliance requirements and offer a comprehensive business solution thereby increasing productivity while reducing regulatory risk.

The amount forgiven under forgivable loans was $6,597 for the year ended December 31, 2005 as compared to $80,161 for the year ended December 31, 2004, a decrease of $73,564, or 91.8%. This decrease was attributable to the fact that several years ago the Company discontinued its practice of providing forgivable loans to brokers as part of its recruitment efforts. Accordingly, there have been no additions to the outstanding balance and the remaining balance was fully amortized in 2005.

Stock based compensation was $19,412 for the year ended December 31, 2005 as compared to $5,294 for the year ended December 31, 2004 an increase of $14,118, or 266.7%. This amount primarily represents the amortization of deferred compensation to an outside consultant who was granted options from the Company in return for his services. The amount related to this consultant was fully recognized as of March 31, 2003. In addition, during January 2003, the Company granted warrants to its landlord related to the renegotiation of its lease and this amount was fully amortized in 2005 as a result of a change in ownership of the building leased as the company headquarters.

Net loss amounted to $1,137,398 for the year ended December 31, 2005 as compared to Income of $2,774,435 for the year ended December 31, 2004. The change was primarily due to the higher general and administrative costs and higher cost of revenue.

Income from forgiveness of indebtedness amounted to $0 for the year ended December 31, 2005, as compared to $1,500,000 as of December 31, 2004 which was the result of NFS agreeing to pay down the UBS credit facility, pursuant to a guaranty Fidelity Investments made to UBS as part of their original acquisition of the CSC clearing division.

Interest and dividend income, net of interest expense, was $57,811 for the year ended December 31, 2005 as compared to interest expense net of interest and dividend income of $221,704 for the year ended December 31, 2004, an increase of $279,515. This increase in income was primarily attributable forgiveness of debt and less interest expense being paid as a result of this forgiveness.

We do not believe our operations are materially affected by inflation and or by seasonal fluctuations. Our main lines of business are directly affected by higher interest rates, the volatility and volume of the stock market and the capital markets.

Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003

Statements of Operations

Business Environment

The securities industry is highly competitive and sensitive to many factors and is directly affected by general economic and market conditions, including the volatility and price level of securities markets; the trading volume, size, and timing of securities transactions; the demand for investment banking services and changes in interest rates. All such conditions have an impact on commissions, trading and investment income as well as on liquidity. In addition, a significant portion of the Company's expenses are relatively fixed and do not vary with market activity. Consequently, substantial fluctuations can occur in the Company's revenues and net income from period to period due to these and other factors.

In addition, the Company continues to face increasing competition from commercial banks and other large financial services firms as they begin to offer more investment banking and financial services traditionally provided by securities firms. The effect of the consolidation of the securities industry of recent years means that a variety of financial services companies have merged to offer a broader spectrum of investment products and such competitors have substantially greater financial resources than the Company. The Company is incurring additional expenses to comply with increased regulation from the Sarbanes-Oxley Act and the securities industry, particularly in the over-the-counter markets. At present, the Company is unable to predict the extent of the changes, or their potential effect on the Company's business.

Outlook

The Company will continue executing its plan for growth and profitability by investing in its core businesses and through merger and acquisition. Due to the many complexities of purchasing companies, the Company cannot predict its success in executing this strategy. The Company will leverage the substantial investments in technology and infrastructure made in 2004 by adding independent contractors to its retail brokerage and investment banking businesses. The Company will expand its institutional sales business by focusing on providing a full range of investment, research and trading services to the Hedge Fund Industry. Furthermore, the Company plans to find opportunities to expand its newly acquired emerging markets fixed income securities trading business.

Results of Operations

During 2004, the Company's revenues grew by 7.6% and continued its profitability from 2003, compared to the significant net losses incurred in prior years. The Company achieved operating profitability in each fiscal quarter even though the financial markets in fiscal 2004 were volatile. During the first quarter, net income was strong due to favorable market conditions, the recognition of a gain of $1,500,000 for the forgiveness of indebtedness, the recognition of a tax benefit in the amount of $400,000 and income received from its clearing agent in the amount of $200,000 which reduced transaction costs; this was offset by a one-time conversion premium expense in the amount of $231,625. Markets softened during the second quarter but the Company achieved profitability. The results for the third quarter were further impacted by continued unfavorable market conditions. In the fourth quarter, market conditions strengthened in the retail brokerage segment and the Company realized a gain of $775,489 on the sale of securities; this was offset by the reversal of the $400,000 tax benefit realized in the first quarter.

The following table and discussion summarizes the changes in the major revenue and expense categories for the past two years.

                                                                 Years ended December 31,
                                             -----------------------------------------------------------------
                                                  2004        % of Revenues       2003        % of Revenues
                                             --------------- ---------------- -------------- -----------------
Revenues:
Commissions - agency                           $ 14,571,878           55%       $13,372,875          55%
Trading Profits                                   5,156,842           20%         4,533,933          19%
Success fees                                      3,224,973           12%         3,549,453          15%
Consulting and retainers                            370,829            1%           468,168           2%
Other brokerage related income                    2,567,489           10%         2,085,313           9%
Other                                               437,140            2%           468,724           2%
                                             --------------- ---------------- -------------- -----------------
Total revenues                                   26,329,151          100%        24,478,466         100%
                                             --------------- ---------------- -------------- -----------------
Cost of revenues:
Commissions                                      14,624,914           55%        13,234,856          54%
Clearing and transaction costs                    1,030,114            4%           934,884           4%
Success                                           1,346,272            5%         1,792,760           7%
Consulting and retainers                            224,916            1%           218,807           1%
Other                                                 4,581            0%            16,138           0%
                                             --------------- ---------------- -------------- -----------------
Total cost of revenues                           17,230,797           65%        16,197,445          66%
                                             --------------- ---------------- -------------- -----------------
Gross profit                                      9,098,354           35%         8,281,021          34%
                                             --------------- ---------------- -------------- -----------------
Other expenses:
General and administrative                        6,686,372           25%         6,776,221          28%
Professional fees                                   157,370            1%           324,712           1%
Provision for bad debts                              85,567            0%           148,672           1%
Legal litigation                                    399,647            2%           327,499           1%
Depreciation and amortization                       147,804            1%           118,619           0%
Amounts forgiven under forgivable loans              80,161            0%           152,902           1%
Stock based compensation                              5,294            0%            17,714           0%
                                             --------------- ---------------- -------------- -----------------
Total other expenses                              7,562,215           29%         7,866,339          32%
                                             --------------- ---------------- -------------- -----------------
Income from operations                            1,536,139            6%           414,682           2%
                                             --------------- ---------------- -------------- -----------------
Gain on forgiveness of debt                       1,500,000            6%                 -           0%
Interest and dividend income (expense)             (221,704)          -1%          (103,267)          0%
                                             --------------- ---------------- -------------- -----------------
Pre-Tax Net Income                                2,814,435           11%           311,415           1%
                                             --------------- ---------------- -------------- -----------------
Federal Income Taxes                                (40,000)           0%                 -           0%
                                             --------------- ---------------- -------------- -----------------
Net Income                                       $2,774,435           11%          $311,415           1%
                                             =============== ================ ============== =================

Total revenues were $26,329,151 for the year ended December 31, 2004 as compared to $24,478,466 for the year ended December 31, 2003, an increase of $1,850,685, or 7.6 %. The increase in revenues was primarily related to Brokerage and Trading which increased $2,304,088, or 11.52% from the prior year, partially offset by a decrease in Investment Banking which decreased $421,819, or 10.50%, from the prior year. Overall, the Company believes that the increase in its operating revenues was a result of more favorable market conditions than in the prior year, the Global acquisition and expense reductions.

Cost of revenues was $17,230,797 for the year ended December 31, 2004 as compared to $16,197,445 for the year ended December 31, 2003, an increase of $1,033,352, or 6.4%. The increase was primarily due to the increase in commission expense corresponding to the increased revenues.

Gross profit was $9,098,354 for the year ended December 31, 2004 as compared to $8,281,021 for the year ended December 31, 2003, an increase of $817,333, or 9.9%. Gross profit margin for the year ended December 31, 2004 was 35% as compared to 34% for the year ended December 31, 2003. The increase in gross profit margin was due to an increase of $602,440 in realized profits from the sale of securities compared to the prior year with no corresponding expense and the $200,000 provided by NFS to assist the Company with transition costs related to the conversion from CSC to NFS.

General and administrative expenses were $6,686,372 for the year ended December 31, 2004 as compared to $6,776,221 for the year ended December 31, 2003, a decrease of $89,849, or 1.3%. This decrease was primarily attributable to cost saving measures that were implemented throughout the organization.

Professional fees were $157,370 for the year ended December 31, 2004 as compared to $324,712 for the year ended December 31, 2003, a decrease of $167,342, or 51.5%. The decrease was primarily due to decreases in accounting, legal and consulting fees largely attributable to the Company's increased utilization of its internal professional staff.

Provision for bad debts was $85,567 for the year ended December 31, 2004 as compared to $148,672 for the year ended December 31, 2003, a decrease of $63,105, or 42.4%. The decrease was primarily due to a significant reduction in retainer fees, which often prove difficult to collect. Retainer fees are recognized as services are provided. We provide for credit losses at the time we believe accounts receivable may not be collectible. Our evaluation is made and recorded on a monthly basis. Credit losses have not exceeded management's expectations.

Legal litigation was $399,647 for the year ended December 31, 2004 as compared to $327,499 for the year ended December 31, 2003, an increase of $72,148, or 22%. As is typical in the industry, customers make claims regarding the Company's actions and the Company defends itself vigorously against such claims. The Company's cost of defending itself varies year-to-year depending on the volume of claims, which are in process at any given time.

Depreciation and amortization was $147,804 for the year ended December 31, 2004 as compared to $118,619 for the year ended December 31, 2003, an increase of $29,185 or 25%. The increase is primarily due to the Company's investment in new systems and technologies as a strategy to introduce new services that exceed compliance requirements and offer a comprehensive business solution thereby increasing productivity while reducing regulatory risk.

The amount forgiven under forgivable loans was $80,161 for the year ended December 31, 2004 as compared to $152,902 for the year ended December 31, 2003, a decrease of $72,741, or 48%. This decrease was attributable to the fact that several years ago the Company discontinued its practice of providing forgivable loans to brokers as part of its recruitment efforts. Accordingly, there have been no additions to the outstanding balance and the remaining balance is simply being amortized over time.

Stock based compensation was $5,294 for the year ended December 31, 2004 as compared to $17,714 for the year ended December 31, 2003 a decrease of $12,420, or 70%. This amount primarily represents the amortization of deferred compensation to an outside consultant who was granted options from the Company in return for his services. The amount related to this consultant was fully recognized as of March 31, 2003. In addition, during January 2003, the Company granted warrants to its landlord related to the renegotiation of its lease and this amount is being amortized over the life of the lease.

Income from operations amounted to $1,536,139 for the year ended December 31, 2004 as compared to $414,682 for the year ended December 31, 2003, an increase of $1,121,457, or 270% The increase was primarily due to the higher revenues and the resulting gross profit and reduced operating expenses.

Income from forgiveness of indebtedness amounted to $1,500,000 for the year ended December 31, 2004, which was the result of NFS agreeing to pay down the UBS credit facility.

Interest expense, net of interest and dividend income, was $221,704 for the year ended December 31, 2004 as compared to $103,267 for the year ended December 31, 2003, an increase in the amount of $118,437. This increase was primarily attributable to the amount recorded as beneficial conversion premium on the SBI note.

We do not believe our operations are materially affected by inflation and or by seasonal fluctuations. Our main lines of business are directly affected by higher interest rates, the volatility and volume of the stock market and the capital markets.

Liquidity and Capital Resources

The Company had $3,908,652 of unrestricted cash at June 30, 2006 as compared to $4,427,406 of unrestricted cash at December 31, 2005

Net cash used by operating activities for the six months ended June 30, 2006 decreased by $382,991 to $119,707 compared to $502,696 for the six months ended June 30, 2005. This decrease is attributable to a $46,566 decrease in our net loss and a decrease of approximately $335,000 in net adjustments to reconcile our net loss to the net cash used by operating activities. The most significant changes in these net adjustments were comprised primarily of: i.) an increase of $698,029 in the change in securities sold, not yet purchased, used as a hedge against an increase in investments in trading securities ii.) a decrease of $571,604 in the change in accounts receivable, primarily as a result of a payback of a customer debit of approximately $450,000 iii.) an increase of $459,434 in the change in accounts payable and accrued liabilities, primarily as a result of an increase in payables to brokers driven by higher revenues iv.) a $272,255 increase in depreciation and amortization, and v.) a $233,381 increase in stock based compensation, partially offset by a $909,870 increase in non-cash fees received due to higher total investment banking revenues and an increase of $951,595 in the investments in trading securities.

Net cash used in investing activities for the six months ending June 30, 2006, was $338,305 compared to $333,307 for the six months ending June 30, 2005. Net cash used in investing activities for the six months ended June 30, 2006 included $161,922 for an investment in an unconsolidated affiliate. Partially offsetting this use of cash was as decrease in the additions to our fixed assets under capital leases during the first six months of 2006 compared to the first six months of 2005. In the first six months of 2005, the Company invested in its disaster recovery plan by implementing communication redundancy systems that enables us to continuously service our clients.

Net cash used in financing activities for the six months ending June 30, 2006, was $60,742 as compared to net cash provided by financing activities of $357,688 for the six months ending June 30, 2005. In 2005 the Company entered into approximately $300,000 of new capital lease agreements related to its investment in its disaster recovery plan.

The Company believes that its cash on hand is sufficient to meet its working capital requirements over the next 12 months. However, the Company anticipates that it may need additional debt or equity financing in order to carry out its long-term business strategy. Such funding may be a result of bank borrowings, public offerings, private placements of equity or debt securities, or a combination of the foregoing.

We do not have any material commitments for capital expenditures over the course of the next fiscal year.

The Company's operations are not affected by seasonal fluctuations but they are affected by the overall performance of the U.S. Economy and to some extent reliant on the continued execution of the Company's mergers and acquisitions strategy and related financings.

Future and Contingent Liabilities:

The following statements are made in consideration of Financial Reporting Release (FR-61), Liquidity and Off-Balance Sheet Arrangements, Certain Trading Activities, & Transactions with Related and Certain Other Parties. We do not have "off-balance sheet arrangements."

We lease office space under the terms of operating leases. The following chart shows lease obligations including rental of real property and equipment.

                                       Year                       Amount
                             -------------------------    ----------------------
                                       2006                       966,808
                                       2007                       934,118
                                       2008                       666,674
                                       2009                        89,569
                                       2010                             0
                                                          ----------------------
                             TOTAL                             $2,657,169
                                                          ======================

Total rent expense under operating leases, including space rental, totaled approximately $726,290 and $690,414 for the years ended December 31, 2005 and 2004.

Litigation

From time to time we are a party to various lawsuits that have arisen in the ordinary course of business. The amounts asserted in these matters are material to our financial statements. While any litigation contains an element of uncertainty and although it is possible that losses exceeding amounts already recorded may be incurred upon ultimate resolution of these existing legal proceedings, management believes that such losses, if any, will not have a material adverse effect on our business, results of operations or financial position. However, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly and annual periods in which they are resolved.

Subsequent Events

On January 10, 2006, vFinance, Inc.'s (the "Company") wholly-owned subsidiary, vFinance Investments, Inc. ("vFinance Investments"), entered into an agreement to acquire certain assets of Sterling Financial Investment Group, Inc. ("SFIG") and Sterling Financial Group of Companies, Inc. ("SFGC" and together with SFIG, "Sterling Financial"). These transactions are subject to the approval of the National Association of Securities Dealers, Inc.

The assets to be acquired from Sterling Financial include Sterling Financial's businesses as a going concern, certain intellectual property, client accounts and revenues, computer equipment, and a certain real property lease. On the closing date, vFinance Investments will not assume any liabilities of Sterling Financial except an office lease and select office services contracts directly relating to the operation of the business that arise and are to be paid, performed or discharged from and after the closing date. One of the principals of Sterling Financial will enter into an employment agreement with vFinance Investments that provides for an annual base salary of $262,000 and certain performance bonuses and options to be granted in the sole discretion of vFinance Investments.

In accordance with the terms of the asset purchase agreement, vFinance Investments will deliver to SFGC 17,500,000 shares of the Company's common stock and approximately $26,800, for certain prepaid expenses. Subject to the financial performance of the business of Sterling Financial acquired by vFinance Investments over the period specified in the asset purchase agreement, up to 4,500,000 of such shares may be cancelled. The Company has granted SFGC certain registration rights with respect to the shares. The Company and vFinance Investments will enter into a standstill agreement with each of SFGC, SFIG, Charles Garcia and Alexis Korybut to provide restrictions on certain actions for a defined time period. The Company and vFinance Investments also will enter into a voting and lockup agreement with each of SFIG, SFGC, Charles Garcia, Leonard Sokolow and Timothy Mahoney to provide certain rights and obligations with respect to the Company's common stock.

vFinance Investments and Sterling Financial also entered into a management agreement, pursuant to which certain designated principals of vFinance Investments will provide risk management of, and operational and back office support for, the branch offices of SFIG from January 10, 2005 until the closing of the acquisition transactions. In addition, such principals will assist SFIG with the supervision of SFIG's registered representatives in accordance with applicable rules and regulations.

Effects of Inflation and Foreign Currency Fluctuation

We do not believe that inflation or foreign currency fluctuations significantly affected our financial position and results of operations as of and for the fiscal year ended December 31, 2004.

            QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest and currency exchange rates, equity and commodity prices, changes in the implied volatility of interest rates, foreign exchange rates, equity and commodity prices and also changes in the credit ratings of either the issuer or its related country of origin. Market risk is inherent to both derivative and non-derivative financial instruments, and accordingly, the scope of our market risk management procedures extends beyond derivatives to include all market risk sensitive financial instruments.

Current and proposed underwriting, corporate finance, merchant banking and other commitments are subject to due diligence reviews by our senior management, as well as professionals in the appropriate business and support units involved. Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. We monitor our exposure to counterparty risk through the use of credit exposure information, the monitoring of collateral values and the establishment of credit limits.

We maintain inventories of trading securities. At December 31, 2005 the fair market value of our inventories were $870,306 in long positions and $42,421 in short positions. We have performed an entity-wide analysis of our financial instruments and assessed the related risk. Based on this analysis, in the opinion of management, the market risk associated with our financial instruments at December 31, 2005 should not have a material adverse effect on our consolidated financial position or results of operations.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers and directors as of March 28, 2005. Under our bylaws, each director holds office until the election and qualification of his successor or until his earlier resignation or removal.

Name                      Age    Position

Leonard J. Sokolow        50     Director, Chief Executive Officer and President
Timothy E. Mahoney        50     Director, Chief Operating Officer and Chairman
Alan B. Levin             43     Interim Chief Financial Officer
Richard Campanella        55     Secretary

Leonard J. Sokolow has been one of our directors since November 8, 1997, our Chief Executive Officer since November 8, 1999, and our President since January 5, 2001. From November 8, 1999 through January 4, 2001, Mr. Sokolow was Vice Chairman of our Board. Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a merchant, banking and strategic consulting firm specializing domestically and internationally in technology industries that is a wholly-owned subsidiary of our Company. Union Atlantic LC has been inactive since September 16, 2005. Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business-consulting firm. Genesis Partners, Inc. has been inactive since December 31, 2002. From August 1994 through December 1998, Mr. Sokolow was the Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a public closed-end management investment company. Mr. Sokolow received his B.A. degree in Economics from the University of Florida in 1977, a J.D. degree from the University of Florida Levin College of Law in 1980 and an LL.M. degree in Taxation from the New York University Graduate School of Law in 1982. Mr. Sokolow is a Certified Public Accountant. He is also a director of Consolidated Water Co. Ltd., a position he has held since May 2006.

Timothy E. Mahoney has been one of our directors, Chairman of the Board and our Chief Operating Officer since November 8, 1999. Since September 1996, Mr. Mahoney has been a partner of Union Atlantic LC. From 1994 through 1995, Mr. Mahoney was President of the Highlands Group Holdings, Inc., a private holding company. Mr. Mahoney was a founder of the consumer products business for SyQuest Technology, Inc. In 1986, Mr. Mahoney founded and was the President of Rodime Systems, a retail-products business of hard drive manufacturer Rodime plc. In addition, Mr. Mahoney was the Vice President of Marketing and Sales for Tecmar Technologies, Inc., the first PC add-in board company and spent eight years in marketing and sales management in the computer timesharing business with Computer Sciences Corporation, Automatic Data Processing, Inc. and General Electric Information Services. Mr. Mahoney received two B.A. degrees with majors in Computer Science and Business from the West Virginia University in 1978. Mr. Mahoney received a Master of Business Administration from George Washington University in 1983.

Alan B. Levin has been our Interim Chief Financial Officer since July 2006. Mr. Levin has been our Controller since June 2005. Prior to joining us, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005. Mr. Levin has over 18 years serving in various industries in accounting management roles. He has spent the last 8 years serving as Financial and Operations Principal within the brokerage industry. He received a B.S. degree in Economics with a concentration in Accounting from Southern Connecticut State University in New Haven, Connecticut in 1986.

Richard Campanella has been our Secretary since December 18, 2001. Mr. Campanella currently serves as the President, Chief Operating Officer and Chief Compliance Officer of vFinance Investments, Inc. He assumed the role of President and Chief Operating Officer of vFinance Investments, Inc. as of January 2006. From February 1994 to April 2001, Mr. Campanella was a partner of Commonwealth Associates, a registered broker dealer, where he served as the director of Compliance. He received a B. A. degree in Business Administration from the College of Staten Island in 1972.

Audit Committee Financial Expert

Our full Board of Directors functions as our audit committee. During the year, our Board of Directors examined its composition in light of the applicable listing standards of the Nasdaq Stock Market and the regulations under the Exchange Act applicable to audit committees. Based upon this examination, our Board of Directors has determined that neither of its members is an "independent" director within the meaning of such listing standards and the Exchange Act and the rules and regulations promulgated thereunder. Both of our directors have experience with the financial management of a company and are familiar with the reports that are provided by management for the purpose of reporting the financial position of the business. Our Board of Directors has determined that Mr. Sokolow qualifies as an "audit committee financial expert" as that term is defined in the applicable regulations of the Exchange Act and the regulations thereunder.

Executive compensation

The following table provides information concerning the annual and long term compensation earned by our chief executive officer and each of the other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") during the fiscal years ended December 31, 2005, 2004 and 2003:

                                            Summary Compensation Table

                                                        Annual Compensation               Long term Compensation
                                           -----------------------------------------------------------------------
                                                                             Other
                                                                             Annual             Securities
    Name and Principal Position      Year       Salary         Bonus      Compensation      Underlying Options
 ------------------------------------------------------------------------------------------------------------------
Leonard J. Sokolow (1)(2)(3)        2005          $270,375    $145,000           $0              1,500,000
 CEO and President                   2004         $236,265    $180,000           $0                      0
                                     2003         $230,265          $0      $18,900 (2)            734,802

 Timothy E. Mahoney (1)(2)(3)        2005         $270,375    $130,000           $0              1,500,000
 COO and Chairman                    2004         $236,265    $175,000           $0                      0
                                     2003         $230,265          $0      $18,900 (2)            734,802

 Sheila C. Reinken (4)               2005         $175,000     $38,000           $0              1,250,000
 Chief Financial Officer

 Richard Campanella                  2005         $130,000          $0           $0                600,000
 President and Chief Operating
 Officer of vFinance Investments,    2004         $125,000     $10,000           $0                      0
 Inc.
                                     2003         $125,000          $0           $0                 75,000

 Kathleen Kennedy (5)                2005         $128,154     $10,000           $0                500,000
 Vice President

(1) Messrs. Sokolow and Mahoney respectively earned $145,000 and 130,000 in 2005, $180,000 and $175,000 in 2004, and $0 in 2003 of annual incentive compensation based on our performance during the respective years. These amounts are reflected in the corresponding table as bonuses.

(2) Messrs. Sokolow and Mahoney each received a car allowance of $18,900 during 2003.

(3) Options that were issued in prior years were cancelled in 2002. During 2003, Messrs. Sokolow and Mahoney each were granted 734,802 options. In 2005, 500,000 of the options held by each of Mr. Sokolow and Mr. Mahoney expired.

(4)      Mrs. Reinken resigned effective July 21, 2006.

(5)      Mrs. Kennedy resigned effective February 24, 2006.

The following table contains information concerning options granted to the Named Executive Officers during the fiscal year ended December 31, 2005. No options were exercised during 2005.

                      Option/SAR Grants in Last Fiscal Year
                                Individual Grants

                                      Number of
                                      Securities    % of Total Options/SARs
                                      Underlying       Granted to Employees in    Exercise Price
       Named Executive Officer     Options Granted        Fiscal Year               ($/share)     Expiration Date
   -------------------------------------------------------------------------------------------------------------------
         Leonard J. Sokolow                1,500,000           15.1%                $0.155          12/29/2010
         Timothy E. Mahoney                1,500,000           15.1%                $0.155          12/29/2010
         Sheila C. Reinken                   750,000            7.5%                $0.245          01/14/2010
         Sheila C. Reinken                   500,000            5.0%                $0.155          12/29/2010
         Richard Campanella                  600,000            6.0%                $0.170          06/30/2010
         Kathleen Kennedy                    500,000            5.0%                $0.280          01/19/2010

Fiscal Year-End Option Table

The following table provides information on the total number of exercisable and unexercisable stock options held at December 31, 2005 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2005.

                        Fiscal Year-End Option/SAR Values

                                           Number of Securities                     Value of Unexercised
                                          Underlying Unexercised                    In-the-Money Options
                                      Options at Fiscal Year-End (#)             at Fiscal Year-End(1) ($)
                                  ----------------------------------------------------------------------------------
   Named Executive Officer           Exercisable        Unexercisable       Exercisable         Unexercisable
   -----------------------------------------------------------------------------------------------------------------
   Leonard J. Sokolow                234,802           1,500,000              $   --             $22,500
   Timothy E. Mahoney                234,802           1,500,000                  --              22,500
   Sheila C. Reinken                  93,750           1,156,250                  --               7,500
   Richard Campanella                100,000             600,000                  --                  --
   Kathleen Kennedy                       --             500,000                  --                  --

(1) Based on the difference between the option's exercise price and a closing price of $0.17 for the underlying Common Stock on December 30, 2005 (our last business day of fiscal year 2005) as reported by the National Quotation Bureau.

Compensation of Directors

Directors do not receive any compensation for serving on our Board of Directors.

Employment Agreements

Effective January 1, 2006, we entered into new agreements ("Primary Employment Agreements") to amend and restate certain employment agreements dated November 8, 1999 with each of Leonard J. Sokolow, our Chief Executive Officer and President, and Timothy E. Mahoney, our Chief Operating Officer and Chairman, as amended on January 5, 2001, July 2, 2001, January 7, 2002 and November 16, 2004. Under the terms of the Primary Employment Agreements, (i) Leonard J. Sokolow will receive an initial base salary of $343,511 per annum that will increase 5% per annum beginning January 1, 2007 and each year thereafter and (ii) Timothy E. Mahoney will receive an initial base salary of $283,394 per annum that will increase 5% per annum beginning on January 1, 2007. Our Board will review the base salary at least annually and may increase (but not decrease) the base salary from time to time. Further, each individual will receive discretionary bonuses, interim cash bonuses and/or other bonuses when and in such amounts as may be determined by our Board of Directors based on each individuals performance, our performance and/or other factors; provided that the Board shall meet at least annually to review employees' bonus entitlements. Finally, each individual will receive incentive compensation, which will be paid quarterly no later than the 45th day following the end of the quarter primarily based on our performance and out respective subsidiaries. The Primary Employment Agreements have terms of three years and automatically extend for one year on each anniversary date thereafter unless we have provided a non-renewal notice thirty
(30) days prior to an anniversary date as directed by a majority vote of our Board of Directors. The Primary Employment Agreements also contain provisions related to change of control.

Under the terms of an employment agreement with Alan B. Levin, our Interim Chief Financial Officer and Controller, Mr. Levin is entitled to an annual base salary of $135,000, plus certain incentive bonuses. No later than six months from July 24, 2006, if we convert Mr. Levin's status from Interim Chief Financial Officer to Chief Financial Officer, then Mr. Levin's annual base salary will increase to $165,000. In addition, we granted Mr. Levin five-year options to purchase 500,000 shares of Common Stock at an exercise price of $0.20 per share, of which 125,000 options vest on July 24, 2007 and 125,000 options vest each subsequent anniversary thereafter provided that Mr. Levin remains employed by us on the applicable vesting date. Mr. Levin's employment is terminable at will. Upon a change of control in the Company, Mr. Levin's options would vest immediately.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of October 31, 2006. The table reflects ownership by: (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them. Except as otherwise indicated, each stockholder's percentage ownership of our Common Stock in the following table is based on 55,328,060 shares of Common Stock outstanding.

                                                        Shares of Common Stock
       Name of Beneficial Owner                          Beneficially Owned (1)     Percent of Class
   ----------------------------------------------------------------------------------------------------
   Leonard J. Sokolow (2)                                         6,617,812              11.7%
   Timothy E. Mahoney (3)                                         6,617,811              11.7%
   Highlands Group Holdings, Inc. (4)                             2,175,000               3.9%
   Alan B. Levin (5)                                                 40,000                *
   Richard Campanella (6)                                           100,000                *
   Sterling Financial Group of Companies, Inc. (7)               13,000,000              23.5%
   Global Partners Securities, Inc. (8)                           5,812,209              10.2%
   Level2.com, Inc. (9)                                           5,812,209              10.2%
   Oxir Investment Ltd. (10)                                      3,000,000               5.4%

   All directors and executive officers as a group (4 persons)   13,375,623              23.3%

*        Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of October 31, 2006, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 55,328,060 shares of Common Stock outstanding as of October 31, 2006.

(2) Includes 5,883,010 shares of Common Stock issued in the names of Mr. Sokolow and his wife, and 734,802 shares of Common Stock issuable upon exercise of options at a price of $0.21 per share, which options are exercisable within 60 days of October 31, 2006.

(3) Includes 2,175,000 shares of Common Stock issued in the name of Highlands Group Holdings, Inc., 3,208,009 shares of Common Stock issued in the name of Mr. Mahoney, and 734,802 shares of Common Stock issuable upon exercise of options at a price of $0.21 per share, which options are exercisable within 60 days of October 31, 2006.

(4) Highlands Group Holdings, Inc., whose address is 68 Cayman Place, Palm Beach Gardens, Florida 33418, is wholly owned by Mr. Mahoney, our Chairman and Chief Operating Officer. Mr. Mahoney, as the owner of Highlands Group Holdings, Inc., is deemed to beneficially own the 2,175,000 shares held by Highlands Group Holdings, Inc.

(5) Includes 40,000 shares of Common Stock issuable upon exercise of options at a price of $0.18 per share, which options are exercisable within 60 days of October 31, 2006.

(6) Includes 100,000 shares of Common Stock issuable upon exercise of options at a price of $0.18 per share, which options are exercisable within 60 days of October 31, 2006.

(7) Based solely on information contained in a Schedule 13D filed with the SEC on May 22, 2006, Sterling Financial Group of Companies, Inc.'s business address is 1200 North Federal Highway, Suite 401, Boca Raton, Florida 33432. Charles Garcia, as the sole officer of Sterling Financial Group of Companies, Inc., has the power to vote and to dispose of all of the shares held by Sterling Financial Group of Companies, Inc., and is deemed to have shared voting power and shared dispositive power with respect to such shares.

(8) Includes 4,162,345 shares of Common Stock and 1,649,864 shares of Common Stock issuable upon exercise of warrants at a price of $0.11 per share, which warrants are exercisable within 60 days of October 31, 2006. Global Partners Securities, Inc.'s business address is 1909 Tyler Street, Wachovia Center, Penthouse, Hollywood, Florida 33020. Marcos Konig, Harry Konig and Salomon Konig, as president, vice president and director of Global Partners Securities, Inc., share the power to vote and to dispose of all of the shares held by Global Partners Securities, Inc. Global Partners Securities, Inc. has informed the Company that it plans to assign these shares of Common Stock for the benefit of its creditor, Dennis de Marchena.

(9) Includes 4,162,345 shares of Common Stock and 1,649,864 shares of Common Stock issuable upon exercise of warrants at a price of $0.11 per share, which warrants are exercisable within 60 days of October 31, 2006. Level2.com, Inc.'s business address is 2101 W Commercial Blvd., Suite 3500, Ft. Lauderdale Florida 33309. Marcos Konig, Harry Konig and Salomon Konig, as president, vice president and director of Level2.com, Inc., respectively, share the power to vote and to dispose of all of the shares held by Level2.com, Inc. Level2.com, Inc. has informed the Company that it plans to assign these shares of Common Stock for the benefit of its creditor, Dennis de Marchena.

(10) Based solely on information contained in a Schedule 13D filed with the SEC on July 13, 2006, Vassili Oxenuk, as sole officer and director and sole shareholder of Oxir Investment Ltd., has the power to vote and to dispose of all of the shares held by Oxir Investment Ltd., and is deemed to have shared voting power and shared dispositive power with respect to such shares. Oxir Investment Ltd.'s business address is The Studio, St. Nicholas Close, Elstree Herts, United Kingdom WD6 3EW. Mr. Oxenuk has advised the Company that Oxir Investments Ltd. beneficially owns 3,000,000 shares of Common Stock.

On November 2, 2004, we and vFinance Investments entered into an asset purchase agreement with Global Partners Securities, Inc. ("Global") and a securities purchase agreement with Level2.com, Inc. ("Level2"). Pursuant to the terms of such agreements, the securities issued to Global and Level2 were deposited into escrow. After the securities were deposited into escrow, a dispute arose over the amount of shares of Common Stock and shares underlying warrants that were deposited into escrow and the value of such items. In connection with a settlement agreement dated November 7, 2006 among us, vFinance Investments, Global, Level2 and Edwards Angell Palmer & Dodge LLP (as escrow agent), the securities currently issued in the name of Global and Level2 will be cancelled. In lieu thereof, we will issue 3,288,253 and 3,288,252 shares of our Common Stock to Global and Level2, respectively. We will also issue warrants to purchase 1,303,393 and 1,303,392 shares of our Common Stock to Global and Level2, respectively.

In connection with the asset purchase agreement with Global and the securities purchase agreement with Level2, on November 2, 2004, we also entered into a standstill agreement with Marcos Konig, Harry Konig and Salomon Konig (collectively, the "Konigs"). Pursuant to this agreement, the Konigs agreed not to: (i) acquire material assets or securities of the Company or our subsidiaries; (ii) influence any person to vote in opposition to any matter recommended by our Board of Directors; (iii) be involved in any group with respect to our voting stock or the acquisition of our assets; (iv) enter into any voting arrangement with respect to our voting stock that would cause the Konigs to violate the standstill agreement; or (v) seek election or removal of a director is such action is opposed by the Board of Directors. If Global and Level2 assign their shares of Common Stock to Dennis de Marchena, Mr. de Marchena will be required to agree to be bound by the terms of this standstill agreement.

In connection with Sterling Financial Group of Companies, Inc.'s acquisition of our securities, on January 17, 2006, we and vFinance Investments entered into a voting and lockup agreement with Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia, Leonard J. Sokolow and Timothy E. Mahoney. Pursuant to this agreement, Leonard J. Sokolow and Timothy E. Mahoney agreed, in their capacity as stockholders and directors, to vote for Charles Garcia to serve on our Board of Directors for so long as Mr. Garcia is employed by vFinance Investments and to vote for Mr. Garcia's designee to so serve for the one-year period beginning upon Mr. Garcia's departure. Further, Sterling Financial Group of Companies, Inc. agreed not to sell the acquired securities until May 11, 2007.

On January 17, 2006, we also entered into a standstill agreement with Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia and Alexis Korybut (the "Sterling Parties"), which agreement has the same standstill provisions as our agreement with the Konigs.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading History

Our common stock has been listed for trading on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol "VFIN.OB." The following is a summary of the high and low closing prices of our common stock on the OTC Bulletin Board during the periods presented. Such prices represent inter-dealer prices, without retail mark-up, mark down or commissions, and may not necessarily represent actual transactions. Trading in our common stock has not been extensive and such trades should not be characterized as constituting an active trading market.

                                              Closing Sale Price
                                                High        Low
Six Months Ending June 30, 2006
First Quarter                              $     0.28   $    0.16
Second Quarter                             $     0.31   $    0.18

Year Ending December 31, 2005
First Quarter                              $     0.37   $    0.23
Second Quarter                             $     0.33   $    0.17
Third Quarter                              $     0.22   $    0.15
Fourth Quarter                             $     0.21   $    0.15

Year Ended December 31, 2004
First Quarter                              $     0.45   $    0.22
Second Quarter                             $     0.37   $    0.31
Third Quarter                              $     0.21   $    0.19
Fourth Quarter                             $     0.34   $    0.17

On November 8, 2006, the closing sales price for the common stock was $0.22, as reported on the website of the Over-the-Counter Bulletin Board. As of November 8, 2006, there were approximately 292 stockholders of record of the common stock (not including the number of persons or entities holding stock in nominee or street name through various brokerage firms).

Dividends

Since inception, we have not declared or paid any dividend on our common stock. We do not anticipate that any dividends will be declared or paid in the future on our common stock.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance under:

o        all compensation plans previously approved by our security holders; and
o        all compensation plans not previously approved by our security holders.

                            Number of Securities to be                            Number of Securities Remaining
                              issued upon exercise of      Weighted-Average     Available for Future Issuance Under
                               outstanding options,         Exercise Price      quity Compensation Plans (excluding
                                warrants and rights      Outstanding options,  Esecurities reflected in column (a)
         Plan Category                  (a)            warrants and rights (b)                  (c)
   ------------------------------------------------------------------------------------------------------------------
      Equity compensation                 --                 $   --                             --
       plans approved by
       security holders

      Equity compensation
     plans not approved by        22,274,428                   0.53                             --
     security holders (1)

             Total                22,274,428                 $ 0.53                             --

(1) Includes options and warrants granted pursuant to individual compensation arrangements.

                          DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.01 per share, and 2,500,000 shares of preferred stock, par value $.01 per share. We currently have no preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders and do not have cumulative voting rights. They are also entitled to receive any dividends that may be declared from time to time by our Board of Directors out of legally available funds. If our company is liquidated, dissolved or wound up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities outstanding at that time. Our common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of our common stock are fully paid and nonassessable. We may designate and issue preferred stock in the future. The rights and privileges of the holders of our common stock may be adversely affected by any issuance of preferred stock.

Preferred Stock

The Board of Directors has the authority, without further action by the stockholders, to issue up to 2,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including:

o        dividend rights;
o        conversion rights;
o voting rights, which may be greater or lesser than the voting rights of the common stock;
o        rights and terms of redemption;
o        liquidation preferences; and
o        sinking fund terms.

The issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividends and payments upon liquidation of our company and could have the effect of delaying, deferring or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock.

Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire control of our company. These provisions could limit the price investors might be willing to pay in the future for shares of our common stock. For example, we are allowed to issue preferred stock without stockholder approval and special meetings of our stockholders may be called only by the Chairman of the Board of Directors or by the Board of Directors. These provisions may make it more difficult for stockholders to force our company to take action and could have the effect of delaying or preventing a change in control of our company.

We are authorized to issue 75,000,000 shares of common stock, of which 59,828,060 shares were issued and outstanding as of November 8, 2006. We are authorized to issue up to 2,500,000 shares of preferred stock, none of which is currently issued and outstanding. The number of stockholders of record for the common stock as of November 8, 2006 was 292.

We have not paid any cash dividends since inception, and we do not anticipate paying any cash dividend in the foreseeable future.

Warrants to Purchase Our Common Stock

As of November 8, 2006, warrants to purchase 7,074,589 shares of our common stock were issued and outstanding. These warrants expire at various dates between October 2006 and April 2011. The weighted average exercise price of these warrants is $1.023.

Each warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Options to Purchase Our Common Stock

As of November 8, 2006, options to purchase 13,115,002 shares of our common stock were issued and outstanding. These options expire at various dates between October 2006 and September 2011 and are subject to forfeiture provisions as outlined in the agreements upon termination of employment or service. The weighted average exercise price of these options is $0.22.

Each option contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

                                  LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stockholder will be passed upon by the law firm of Edwards Angell Palmer & Dodge LLP, Fort Lauderdale, Florida.

                                     EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2005 have been included herein and in the Registration Statement in reliance upon the reports of Sherb & Co., LLP, independent registered public accountants, appearing elsewhere herein and upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement, and you should refer to the Registration Statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F. Street, N.E., Washington, DC 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, DC 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

We furnish our security holders with an annual report before each of our annual meetings of stockholders. Our annual reports include financial statements prepared in accordance with generally accepted accounting principles, except as disclosed therein. These annual financial statements are examined by our independent registered public accounting firm.

Our website address is http://www.vFinance.com. The information on our website is not incorporated into this prospectus.

                              FINANCIAL STATEMENTS

                          Index to Financial Statements

Consolidated Balance Sheet as of June 30, 2006 and December 31, 2005                                     F-1
Consolidated Statements of Operations for the six months ended June 30, 2006                             F-2
Consolidated Statements of Cash Flows for the six months ended June 30, 2006                             F-3
Notes to Consolidated Financial Statements                                                               F-4
Report of Independent Registered Public Accounting Firm                                                 F-11
Report of Independent Registered Public Accounting Firm                                                 F-12
Consolidated Balance Sheet for each of the two years in the period ended December 31, 2005              F-13
Consolidated Statements of Operations for each of the three years in the period ended December
31, 2005                                                                                                F-14
Consolidated Statements of Changes in Stockholders' Deficit for each of the three years in the
period ended December 31, 2005                                                                          F-15
Consolidated Statements of Cash Flows for each of the three years in the period ended December
31, 2005                                                                                                F-17
Notes to Consolidated Financial Statements                                                              F-18

                         VFINANCE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30,2006 AND DECEMBER 31, 2005

                                                                 June 30, 2006
Assets:                                                           (Unaudited)     December 31, 2005
                                                                 --------------- -------------------
Current Assets:
Cash and cash equivalents                                            $3,908,652       $4,427,406
Due from clearing broker                                                770,264          705,097
Investments in trading securities                                     1,827,225          870,306
Accounts receivable less allowance for doubtful
   accounts ($2,044 in 2006, $0 in 2005)                                396,663          408,841
Notes receivable - employees                                             33,791           67,588
Prepaid expenses and other current assets                               189,334          130,033
                                                                 --------------- ----------------

Total current assets                                                  7,125,929        6,609,271
Furniture and equipment, at cost:
   Furniture and equipment                                            1,527,372        1,383,878
   Software                                                             206,781          173,890
                                                                 --------------- ----------------
                                                                      1,734,153        1,557,768
Less accumulated depreciation                                        (1,040,365)        (865,130)
                                                                 --------------- ----------------

Furniture and equipment, net                                            693,788          692,638

Intangible assets, net of amortization                                4,621,028        1,446,848
Other assets                                                            514,041          313,327
                                                                 --------------- ----------------

Total assets                                                        $12,954,786       $9,062,084
                                                                 =============== ================

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable                                                       $662,824         $714,197
Accrued payroll                                                       1,831,011        1,678,632
Other accrued liabilities                                               783,102          825,594
Securities sold, not yet purchased                                      487,039           42,421
Capital lease obligations                                               204,585          187,775
Other                                                                   104,487          118,781
                                                                 --------------- ----------------

Total current liabilities                                             4,073,048        3,567,400

   Capital lease obligations, long term                                 147,514          225,067

Stockholders' equity:
   Common stock $0.01 par value, 75,000,000
   shares authorized, 53,126,133 and 40,126,133 issued
   and outstanding                                                      531,265          401,266
   Additional paid-in-capital                                        30,333,587       26,821,557
   Accumulated deficit                                              (22,130,628)     (21,953,206)
                                                                 --------------- ----------------

Total stockholders' equity                                            8,734,224        5,269,617
                                                                 --------------- ----------------

Total liabilities and stockholders' equity                          $12,954,786       $9,062,084
                                                                 =============== ================

                         VFINANCE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30,

                                                            Six months ended June 30, 2006
                                                          ---------------------------------
                                                                 2006             2005
                                                              (Unaudited)      (Unaudited)
                                                          ---------------- ----------------
Revenues:
Commissions - agency                                          $ 9,524,835       $7,401,588
Trading profits                                                 4,004,032        2,423,861
Success fees                                                    2,850,548        1,005,401
Other brokerage related income                                  1,546,037        1,397,770
Consulting fees                                                   303,026          387,144
Other                                                             352,836          237,985
                                                          ---------------- ----------------
Total revenues                                                 18,581,314       12,853,749
                                                          ---------------- ----------------
Operating expenses:
    Compensation, commissions and benefits                     14,208,788        9,946,936
    Clearing and transactions costs                             2,007,589        1,523,343
    General and administrative costs                            1,344,319        1,109,647
    Occupancy and equipment costs                                 554,957          360,366
    Depreciation and amortization                                 407,055          134,799
    Stock based compensation                                      236,029            2,647
                                                          ---------------- ----------------
Total Operating expenses:                                      18,758,737       13,077,738
                                                          ---------------- ----------------

Loss from operations                                             (177,423)        (223,989)
Income tax benefit (provision)                                          -                -
                                                          ---------------- ----------------
Net loss                                                       $ (177,423)       $(223,989)
                                                          ================ ================

Net loss per share: basic and diluted                             $ (0.00)          $(0.01)
                                                          ================ ================
Weighted average shares outstanding: basic and diluted         43,717,293       39,815,966

     See accompanying notes to unaudited consolidated financial statements.

                         VFINANCE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30,

                                                                      Six months ended     Six months ended
                                                                        June 30, 2006       June 30, 2005
                                                                         (Unaudited)          (Unaudited)
                                                                      ------------------- -----------------
Cash flows from operating activities:

Net loss                                                                     (177,423)        (223,989)
   Adjustments to reconcile net loss to net cash used in operating activities:
        Non-cash fees received                                             (1,016,980)        (107,110)
        Depreciation and amortization                                         407,054          134,799
        Provision for doubtful accounts                                         2,043           43,390
        Unrealized loss (gain) on investments, net                            225,323          (24,445)
        Unrealized (gain) loss on warrants                                    (72,443)          90,340
        Amount forgiven under forgivable loans                                      -            6,597
        Non-cash compensation                                                       -           58,809
        Imputed interest                                                         (846)               -
        Stock based compensation                                              236,029            2,648
        Changes in operating assets and liabilities:
        (Increase) decrease
           Accounts receivable                                                (13,701)        (585,305)
           Forgivable loans                                                   (57,083)               -
           Due from clearing broker                                          (112,030)        (157,389)
           Notes receivable - employees                                        33,797            8,290
           Investments in trading securities                                  (92,819)         858,776
           Other assets and liabilities                                        43,634           73,618
        Increase (decrease)
           Accounts payable and accrued liabilities                            31,121         (428,313)
           Securities, sold not yet purchased                                 444,617         (253,412)
                                                                      ---------------- ----------------

Net cash used in operating activities                                        (119,707)        (502,696)

Cash flows from investing activities:
   Purchase of capital lease equipment                                        (32,940)        (300,624)
   Purchase of equipment                                                     (143,443)         (32,683)
   Investment in unconsolidated affiliate                                    (161,922)               -
                                                                      ---------------- ----------------

Net cash used in investing activities                                        (338,305)        (333,307)

Cash flows from financing activities:
   Proceeds from capital leases                                                23,763          300,624
   Repayments on capital leases                                               (84,505)         (56,486)
   Proceeds from exercise of common stock options                                   -          113,550
                                                                      ---------------- ----------------

Net cash (used in) provided by financing activities                           (60,742)         357,688
Decrease in cash and cash equivalents                                        (518,754)        (478,315)
Cash and cash equivalents at beginning of year                              4,427,406        5,256,308
                                                                      ================ ================

Cash and cash equivalents at end of period                                 $3,908,652       $4,777,993
                                                                      ================ ================

     See accompanying notes to unaudited consolidated financial statements.

                         VFINANCE, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE 1 - DESCRIPTION OF BUSINESS

vFinance, Inc. (the "Company") is a holding company engaged in the financial services business where our strategic focus is on servicing the needs of high net-worth and institutional investors and high growth companies. Through our principal operating subsidiary, vFinance Investments, Inc. (vFinance Investments), a licensed broker-dealer, we provide investment banking, retail and institutional brokerage services in all 50 states and the District of Columbia. The Company also operates a second broker-dealer, EquityStation, Inc. ("EquityStation") which offers institutional traders, hedge funds and professional traders a suite of services designed to enhance their trading capabilities by offering services such as trading and routing software, hedge fund incubation, capital introduction and custodial services.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three and six month periods ended June 30, 2006 are not necessarily indicative of the results to be expected for the year ended December 31, 2006. The interim financial statements should be read in connection with the audited financial statements and notes contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Furthermore, the Company, including its wholly owned subsidiary vFinance Investments, has been named as a defendant in various customer arbitrations. These claims result from the actions of brokers affiliated with vFinance Investments. In addition, under the vFinance Investments registered representative's contract, each registered representative has indemnified the Company for these claims. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 5 "Accounting for Contingencies," the Company has established liabilities for potential losses from such complaints, legal actions, investigations and proceedings. In establishing these liabilities, the Company's management uses its judgment to determine the probability that losses have been incurred and a reasonable estimate of the amount of losses. In making these decisions, we base our judgments on our knowledge of the situations, consultations with legal counsel and our historical experience in resolving similar matters. In many lawsuits, arbitrations and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect our estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter. Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, we cannot predict with certainty the eventual loss or range of loss related to such matters. If our judgments prove to be incorrect, our liability for losses and contingencies may not accurately reflect actual losses that result from these actions, which could materially affect results in the period when expenses are ultimately determined. As of June 30, 2006, the Company has accrued approximately $205,000 for these matters. The Company has recently acquired an errors and omissions insurance policy, for certain future claims in excess of the policy's $75,000 per claim deductible up to an aggregate of $1 million. While the Company will vigorously defend itself in these matters, and will assert insurance coverage and indemnification to the maximum extent possible, there can be no assurance that these lawsuits and arbitrations will not have a material adverse impact on its financial position.

Accounts receivable

Accounts receivable consist of receivables incurred in the ordinary course of our business including but not limited to investment banking and consulting fees. The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. The allowance for uncollectible receivables at June 30, 2006 was approximately $2,000 and at December 31, 2005 was $0. A receivable from one independent contractor in the amount of $162,289 accounted for 40% of the Company's accounts receivable balance at June 30, 2006.

Property and equipment

Property and equipment are carried at cost and depreciated over estimated useful lives of between 3 and 7 years. Equipment acquired under capital leases are reported on the balance sheet and amortized over the life of the lease. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Intangible assets

Intangible assets consist of customer relationships acquired in connection with business combinations. The customer relationships are amortized using the straight-line method over an expected useful life of five years in accordance with SFAS No.142.

Impairment of long-lived assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Revenue recognition

The Company follows the guidance of the Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

The Company earns revenue from brokerage and trading which are recognized at the time of execution. The Company also earns revenue from investment banking and consulting. Monthly consulting fees for investment banking are recognized as earned. Investment banking success fees are revenues that are paid only upon successful completion of a capital raise or similar transaction. Success fees are generally based on a percentage of the total value of the customers benefit from the transaction. These fees are not accrued prior to completing the transaction and are recorded when fees are earned as a result of completing a successful transaction.

The Company does not require collateral from its customers. Revenues are not concentrated in any particular region of the country or with any individual or group.

The Company periodically receives equity instruments which include stock purchase warrants and common and preferred stock from companies as part of our compensation for investment-banking services that are classified as investments in trading securities on the balance sheet if still held at the financial reporting date. These instruments are stated at fair value in accordance with SFAS #115 "Accounting for certain investments in debt and equity securities" and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services." Primarily all of the equity instruments are received from small public companies. The stock and stock purchase warrants received are typically restricted as to resale, though the Company generally receives a registration right within one year. Company policy is to sell these securities in anticipation of short-term market movements. The Company recognizes revenue for these stock purchase warrants when received based on the Black Scholes valuation model. The revenue recognized related to other equity instruments is determined based on available market information, discounted by a factor reflective of the expected holding period for those particular equity instruments. On a monthly basis, the Company recognizes unrealized gains or losses in the statement of operations based on the changes in value in the stock purchase warrants and other equity instruments. Realized gains or losses are recognized in the statement of operations when the related stock purchase warrant or other equity instrument is sold.

Occasionally, the Company receives equity instruments in private companies with no readily available market value. Equity interests and warrants for which there is not a public market are valued based on factors such as significant equity financing by sophisticated, unrelated new investors, history of positive cash flow from operations, the market value of comparable publicly traded companies (discounted for liquidity) and other pertinent factors. Management also considers recent offers to purchase a portfolio company's securities and the filings of registration statements in connection with a portfolio company's initial public offering when valuing warrants.

On occasion, the Company distributes equity instruments or proceeds from the sale of equity instruments to our employees as compensation for their investment banking successes. These distributions comply with compensation agreements, which vary on a "banker by banker" basis. Accordingly, unrealized gains or losses recorded in the statement of operations related to securities held by us at each period end may also impact compensation expense and accrued compensation.

Concentrations of credit risk

The Company maintains its cash in bank and brokerage deposit accounts, the majority of which, at times, are either uninsured or may exceed federally insured limits. At June 30, 2006, the Company had approximately $3,908,652 in United States bank deposits, which exceeded federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2006.

Stock-based compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

Income taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Net operating loss carry forwards totaled approximately $11.8 million at June 30, 2006 and $11.9 million at December 31, 2005. Each quarter the Company weighs the available positive and negative evidence and determines the extent to which the net operating loss carry forwards is realizable. Utilization of the Company's net operating loss carry-forwards are limited based on changes in ownership as defined in Internal Revenue Code Section 382.

Recent accounting pronouncements

In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140". Management does not believe that this statement will have a significant impact as the Company does not use such instruments.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Reclassifications

Certain items in the 2005 consolidated financial statements have been reclassified to conform to the presentation in the 2006 consolidated financial statements. Such reclassifications did not have a material impact on the presentation of the overall financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

At June 30, 2006 and December 31, 2005 respectively, property and equipment consisted of the following:

                                 Useful Life   June 30, 200
Description                       (Years)      (Unaudited)    December 31, 2005
                              ------------- -------------- ---------------------
Furniture & fixtures                  5         $ 88,025          $85,132
Equipment                             5          664,365          559,504
Capital leases -                      3          605,475          572,535
computer equipment
Leasehold improvements                4          169,507          166,707
Software                              5          206,781          173,890
                                              -------------- -------------------
Less accumulated depreciation                 (1,040,365)        (865,130)
                                              -------------- -------------------
Total fixed assets                              $693,788         $692,638
                                              ============== ===================

For the six months ended June 30, 2006 depreciation expense of $175,235 was recorded by the Company, compared to $134,799 in the six months ended June 30, 2005.

NOTE 4 - INTANGIBLE ASSETS

At June 30, 2006 and December 31, 2005 respectively, intangible assets consisted of the following:

Description                   Useful Life       June 30, 2006
                                (Years)          (Unaudited)    December 31,2005
                             ------------- -------------------- ----------------
Customer relationships             5              $4,872,700       $1,466,700
Accumulated amortization                            (251,672)         (19,852)
                             ------------- -------------------- ----------------
Total intangible assets                           $4,621,028       $1,446,848
                             ============= ==================== ================

For the six months ended June 30, 2006 amortization expense of $231,820 was recorded by the Company, compared to $0 in the six months ended June 30, 2005.

NOTE 5 - ACQUISITION

On May 11, 2006, the Company's wholly-owned subsidiary, vFinance Investments, purchased certain assets of Sterling Financial Investment Group, Inc. ("SFIG") and Sterling Financial Group of Companies, Inc. ("SFGC" and together with SFIG, "Sterling"). The assets acquired from Sterling include Sterling's Institutional Fixed Income and Latin American businesses as a going concern, comprised principally of client accounts. These transactions were approved by the National Association of Securities Dealers, Inc. on April 28, 2006.

Purchase price consideration consisted of 13 million shares of the Company's common stock, to which the Company has granted certain registration rights. Additionally, certain shares are subject to a standstill agreement and a voting and lockup agreement. The transactions were accounted for as a business combination using the purchase method of accounting, in accordance with SFAS No. 141, "Business Combinations". The purchase price of $3,406,000 (based on the average closing price of the Company's stock for the five days prior to completing the business combination) was allocated entirely to customer relationships, an intangible asset that will be amortized over its estimated useful life of five years. The results of operations of the acquired business are included in the Company's results of operations since the acquisition in May 2006.

The following tables summarize statement of operations data for the six months ended June 30, 2006 and 2005, after giving effect to this business combination as though the transactions occurred as of the beginning of the period presented. This pro forma information is presented for informational purposes, based upon available data and assumptions that management believes are reasonable, and is not necessarily indicative of future results:

                                       Six Months Ended June 30, 2006
-------------------------------------------------------------------------------------------------------------
                                                      vFinance      Sterling     Adjustments     Pro Forma
                                                    -------------- ------------ -------------- --------------
Net revenues                                          $18,581,314   $3,759,367             $-    $22,310,553
(Loss) income from operations                           (177,423)       47,951        227,067         97,595
                                                    -------------- ------------ -------------- --------------
Net (loss) income                                      $(177,423)      $47,951      $ 227,067        $97,595
                                                    ============== ============ ============== ==============
Loss per share - basic and diluted                        $(0.00)                                      $0.00
                                                    ==============                             ==============
Wtd. avg. shares outstanding - basic and diluted       47,268,990                   5,785,320     53,054,310
                                                    ==============              ============== ==============


                                       Six Months Ended June 30, 2005

                                                      vFinance      Sterling     Adjustments     Pro Forma
                                                    -------------- ------------ -------------- --------------
Revenues                                              $12,853,749   $5,663,291             $-    $18,504,507
(Loss) income from operations                            (223,990)     465,893        340,600        582,503
                                                    ============== ============ ============== ==============
Net (loss) income                                     $  (223,990)   $ 465,893      $ 340,600       $582,503
                                                    ============== ============ ============== ==============
Loss per share - basic and diluted                       $  (0.00)                                    $ 0.01
                                                    ==============                             ==============
Wtd. avg. shares outstanding - basic and diluted       39,815,966                  13,000,000     52,815,966
                                                    ==============              ============== ==============

Pro forma adjustments consist of amortization on the acquired customer relationships and an increase in the number of weighted average shares to give effect to the 13 million shares of common stock issued as purchase price consideration, as if they were issued as of the beginning of the period presented.

NOTE 6 - STOCKHOLDERS' EQUITY

The pro forma net earnings per share amounts as if the fair value method had been used are presented below for the three and six months ended June 30, 2005, in accordance with the Company's adoption of SFAS 123(R) effective January 1, 2006. Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). During the quarter ended June 30, 2006, the Company issued 1,040,000 options to purchase common stock for compensation to employees and independent contractors. The fair market value of these options was valued on the grant date using the Black-Scholes option-pricing model using the following weighted average assumptions: dividend yield of 0%, expected volatility of 77.7%, risk free interest rate of 4.75% and a term of five years. For the quarter ended June 30, 2006, the net income and earnings per share reflect a non cash compensation expense of $122,960.

                                                             Three Months Ended     Six Months Ended
                                                               June 30, 2005         June 30, 2005
                                                           ----------------------- -------------------
Net (loss) - as reported                                                 (69,462)           (223,989)
Less: stock based compensation determined under
the Fair value method, net of income tax effect                           94,799             189,587
                                                           ----------------------- -------------------
Pro forma net loss                                                      (164,261)           (413,485)
                                                           ======================= ===================
Basic earnings (loss) per share - as reported                             $(0.00)            $ (0.00)
Basic earnings (loss) per share - pro forma                               $(0.00)            $  0.00
Weighted average shares outstanding: basic and diluted                40,126,133          39,815,966

A summary of the stock option activity for the six months ended June 30, 2006 is as follows:

                                                Weighted Average     Number of Shares      Exercise Price
                                                 Exercise Price                              Per Option
                                               -------------------- ------------------- ---------------------
Outstanding options at December 31, 2005                     $0.23          14,614,839     $0.15  -   $ 2.25
                                               -------------------- ------------------- --------- -- --------
Granted                                                      $0.20           2,046,250     $0.17  -   $ 0.25
Exercised                                                    $   -                   -         -  -        -
Cancelled                                                    $0.43          (1,858,660)    $0.15  -   $ 2.25
                                               -------------------- ------------------- --------- -- --------
Outstanding options at June 30, 2006                         $0.21          14,802,429     $0.15  -   $ 1.00
                                               ==================== =================== ========= == ========

The following table summarizes information concerning stock options outstanding at June 30, 2006.

 Exercise Price     Options Outstanding
------------------ ----------------------
            0.150                250,000
            0.155              4,495,000
            0.170              1,635,000
            0.180                685,000
            0.190              1,667,502
            0.200                480,000
            0.205                320,000
            0.210              1,733,962
            0.220                 60,000
            0.230                902,500
            0.245                750,000
            0.250                258,750
            0.260                405,000
            0.270                  5,000
            0.280                 97,500
            0.320                310,000
            0.330                  2,500
            0.350                484,215
            0.363                120,000
            0.500                100,000
            0.625                 22,500
            1.000                 18,000
                   ----------------------
                              14,802,429
                   ======================

For the period ended June 30, 2006 the company had 3,740,824 exercisable common stock options and 11,061,605 common stock options that are presently unvested.

A summary of the stock purchase warrant activity for the six months ended June 30, 2006 is as follows:

                                                 Weighted Average     Number of      Exercise Price
                                                  Exercise Price      Warrants        Per Warrant
                                                -------------------- ------------ ---------------------
Outstanding warrants at December 31, 2005                     $1.12    7,659,589     $0.15  -   $ 7.20
                                                -------------------- ------------ --------- -- --------
Granted                                                       $   -            -         -  -        -
Exercised                                                     $   -            -         -  -        -
Cancelled                                                     $2.25     (585,000)    $2.25  -   $ 2.25
                                                -------------------- ------------ --------- -- --------
Outstanding warrants at June 30, 2006                         $1.02    7,074,589     $0.15  -   $ 7.20
                                                ==================== ============ ========= == ========

The following table summarizes information concerning warrants outstanding at June 30, 2006.

  Exercise       Warrants
    Price       Outstanding
-------------- --------------
        0.150        750,000
        0.160      2,427,923
        0.200      1,000,000
        0.350      1,673,500
        0.630        400,000
        2.250         20,000
        6.000        103,166
        7.200        700,000
               --------------
                   7,074,589
               ==============

For the period ended June 30, 2006 the company had 7,074,589 exercisable common stock warrants.

         Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders vFinance Inc., & Subsidiaries

We have audited the accompanying balance sheet of vFinance Inc., & Subsidiaries, as of December 31, 2004 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of vFinance Inc., & Subsidiaries, at December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States.

                                                    /s/ Sherb & Co., LLP
                                                    Certified Public Accountants

Boca Raton, Florida
March 29, 2005

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders vFinance Inc., & Subsidiaries

We have audited the accompanying balance sheet of vFinance Inc., & Subsidiaries, as of December 31, 2005 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of vFinance Inc., & Subsidiaries, at December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States.

                                                    /s/ Sherb & Co., LLP
                                                    Certified Public Accountants

Boca Raton, Florida
March 29, 2006


                                 VFINANCE, INC.
                           CONSOLIDATED BALANCE SHEET
                        FOR THE YEARS ENDED DECEMBER 31,
                                                                                                 2005             2004
                                                                                        -----------------------------------
Assets:
   Current Assets:
      Cash and cash equivalents                                                                $4,427,406       $5,256,308
      Due from clearing broker                                                                    705,097          667,074
      Investments in trading securities                                                           870,306          916,365
      Accounts receivable                                                                         408,841               --
      Accounts receivable, net of allowance for doubtful accounts of $6,014                                         89,545
      Notes receivable-employees                                                                   67,588          168,702
      Forgivable loans - employees                                                                                   6,597
      Prepaid expenses and other current assets                                                   130,033           97,908
                                                                                        -----------------------------------
   Total current assets                                                                         6,609,271        7,202,499
                                                                                        -----------------------------------
   Furniture and equipment, at cost:
      Furniture and equipment                                                                   1,383,878          905,465
      Internal use software                                                                       173,890          158,500
                                                                                        -----------------------------------
                                                                                                1,557,768        1,063,965
   Less accumulated depreciation                                                                 (865,130)        (565,526)
                                                                                        -----------------------------------
   Net furniture and equipment                                                                    692,638               --
   Intangible asset, net                                                                        1,446,848        1,866,848
   Other assets                                                                                   313,327          264,605
                                                                                        -----------------------------------
Total Assets                                                                                  $ 9,062,084        9,832,391
                                                                                        ===================================
Liabilities and Shareholders' Equity:
   Current liabilities:
      Accounts payable                                                                           $714,197        1,134,148
      Accrued payroll                                                                           1,678,632        1,568,086
      Other accrued liabilities                                                                   825,594          526,233
      Income tax payable                                                                               --           40,000
      Securities sold, not yet purchased                                                           42,421           67,470
      Capital lease obligations                                                                   187,775           65,355
      Other                                                                                       118,781           34,097
                                                                                        -----------------------------------
   Total current liabilities                                                                    3,567,400        3,435,389
       Capital lease obligations, long term                                                       225,067          122,948
       Shareholders' Equity:
       Series A Convertible Preferred Stock $0.01 par value,122,500 shares authorized,
       0 shares issued and outstanding                                                                 --               --
       Series B Convertible Preferred Stock $0.01 par value, 50,000 shares authorized,
       0 shares issued and outstanding                                                                 --               --
       Common stock $0.01 par value, 75,000,000 shares authorized, 40,126,133 issued
       and outstanding                                                                            401,266          395,716
       Additional paid-in-capital                                                              26,821,557       26,713,557
       Deferred compensation                                                                                       (19,411)
       Accumulated deficit                                                                    (21,953,206)     (20,815,808)
                                                                                        -----------------------------------
   Total Shareholders' Equity                                                                   5,269,617        6,274,054
                                                                                        -----------------------------------
Total Liabilities and Shareholders' Equity                                                     $9,062,084       $9,832,391
                                                                                        ===================================


                                 VFINANCE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                  2005         2004        2003
                                                                              --------------------------------------
Revenues:

     Commissions - agency                                                      $15,941,221 $14,571,878  $13,372,875
     Trading profits                                                             4,177,402   5,156,842    4,533,933
     Success Fees                                                                2,006,016   3,224,973    3,549,453
     Consulting and retainers                                                      533,644     370,829      468,168
     Other brokerage related income                                              2,837,589   2,567,489    2,085,313
     Other                                                                         330,378     437,140      468,724
                                                                              --------------------------------------
Total revenues                                                                  25,826,250  26,329,151   24,478,466
                                                                              --------------------------------------
Cost of revenues:
     Commissions                                                                14,187,765  14,624,914   13,234,856
     Clearing and transaction costs                                              1,905,215   1,030,114      934,884
     Success                                                                     1,099,519   1,346,272    1,792,760
     Consulting and retainers                                                      377,585     224,916      218,807
     Other                                                                             100       4,581       16,138
                                                                              --------------------------------------
Total cost of revenues                                                          17,570,184  17,230,797   16,197,445
                                                                              --------------------------------------
Gross profit                                                                     8,256,066   9,098,354    8,281,021
                                                                              --------------------------------------
Other expenses:
     General and administrative                                                  8,479,910   6,686,372    6,776,221
     Professional fees                                                             262,607     157,370      324,712
     Provision for bad debt                                                         70,990      85,567      148,672
     Legal litigation                                                              312,155     399,647      327,499
     Depreciation and amortization                                                 299,604     147,804      118,619
     Amounts forgiven under forgivable loans                                         6,597      80,161      152,902
     Stock based compensation                                                       19,412       5,294       17,714
                                                                              --------------------------------------
Total other expenses                                                             9,451,275   7,562,215    7,866,339
                                                                              --------------------------------------
Income (Loss) from operations                                                   (1,195,209)  1,536,139      414,682
Gain on forgiveness of debt                                                              -   1,500,000            -
Interest and dividend income (expense)                                              57,811    (221,704)    (103,267)
                                                                              --------------------------------------
Pre-tax Net Income (Loss)                                                       (1,137,398)  2,814,435      311,415
Federal income tax                                                                       -     (40,000)           -
                                                                              --------------------------------------
Net Income (Loss) available to common shareholders                            $ (1,137,398) $2,774,435      311,415
                                                                              ======================================
 Net Income (Loss) per share:
     Basic                                                                           (0.03)       0.08        $0.01
                                                                              ======================================
Weighted average number of common Shares used in computing basic net income
per share                                                                       40,049,654  33,773,336   29,609,104
                                                                              ======================================
     Diluted                                                                         (0.03)       0.08        $0.01
                                                                              ======================================
Weighted average number of common shares used in computing basic net Income
per share                                                                       40,049,654  35,840,248   29,963,446
                                                                              ======================================

                                 vFINANCE, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                 Preferred Stock         Common Stock
                                              ----------------- ------------------------
                                               Shares   Amount     Shares      Amount
                                              --------- ------- ----------- ------------
Balance at December 31,2002                       -       -      28,351,570    $283,520

Issuance of shares in conjunction with share
purchase agreement                                -       -       1,500,000      15,000

Amortization of Deferred Compensation             -       -               -           -

Acquisition of JSM                                -       -               -           -
Issuance of stock purchase warrants in
conjunction with lease agreement                  -       -               -           -

Amortization of Deferred Compensation             -       -               -           -
Net Income                                        -       -               -           -
                                              --------- ------- ----------- ------------
Balance at December 31, 2003                      -       -      29,851,570    $298,520

Partial conversion of promissory note                             3,344,298      33,443

Conversion Premium on promissory note             -       -               -           -

Imputed Interest write off                        -       -               -           -

Amortization of Deferred Compensation             -       -               -           -

Partial conversion of promissory note             -       -         100,000       1,000
Issuance of shares in conjunction with
acquisition of EquityStation Inc. and Global
Partners                                          -       -       6,275,265      62,753

Net Income                                        -       -               -           -
                                              --------- ------- ----------- ------------
Balance at December 31, 2004                      -       -      39,571,133    $395,716
                                              --------- ------- ----------- ------------
Exercise of Stock Options                         -       -         555,000       5,550
Amortization of Deferred Compensation             -       -               -           -
Net Loss                                          -       -               -           -
                                              --------- ------- ----------- ------------
Balance at December 31, 2005                      -       -      40,126,133   $ 401,266
                                              ========= ======= =========== ============

                                      F-15
                                 vFINANCE, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Continued)

                                                Additional
                                                   Paid
                                                in Capital         Deferred         Accumulated       Shareholders'
                                                  Common         Compensation         Deficit            Equity
                                             ----------------- ----------------- ------------------- ---------------
Balance at December 31,2002                     $24,151,798        $(12,420)       $(23,901,658)           521,240

Issuance of shares in conjunction with share
purchase agreement                                  115,000               -                   -            130,000

Amortization of Deferred Compensation                     -          12,420                   -             12,420

Acquisition of JSM                                   80,000               -                   -             80,000
Issuance of stock purchase warrants in
conjunction with lease agreement                     30,000         (30,000)                  -                  -

Amortization of Deferred Compensation                     -           5,295                   -              5,295

Net Income                                                -               -             311,415            311,415
                                             ---------------- ----------------- ------------------- ----------------
Balance at December 31, 2003                    $24,376,798         (24,705)       $(23,590,243)        $1,060,370

Partial conversion of promissory note               688,057               -                   -            721,500

Conversion Premium on promissory note               231,625               -                   -            231,625

Imputed Interest write off                         (128,438)              -                   -           (128,438)

Amortization of Deferred Compensation                     -           5,294                   -              5,294

Partial conversion of promissory note                27,500               -                   -             28,500
Issuance of shares in conjunction with
acquisition of EquityStation Inc. and Global
Partners                                          1,518,015               -                   -          1,580,768

Net Income                                                -               -           2,774,435          2,774,435
                                             ---------------- ----------------- ------------------- ----------------
Balance at December 31, 2004                     26,713,557        $(19,411)       $(20,815,808)        $6,274,054
                                             ---------------- ----------------- ------------------- ----------------
Exercise of Stock Options                          108,000                -                   -            113,550
Amortization of Deferred Compensation                    -           19,411                   -             19,411
Net Loss                                                 -                -          (1,137,398)        (1,137,398)
                                             ---------------- ----------------- ------------------- ----------------
Balance at December 31, 2005                  $ 26,821,557                -        $(21,953,206)        $5,269,617
                                             ================ ================= =================== ================

                                 vFINANCE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Years ended
                                                                                  December 31,
                                                                  ---------------------------------------------
                                                                       2005           2004           2003
                                                                  --------------- -------------- --------------
OPERATING ACTIVITIES
Net (loss) income                                                  $  (1,137,398)   $ 2,774,435       $311,415
    Adjustments to reconcile net income/{loss) to
       Net cash used (provided) by operating activities:
       Non-cash fees received                                           (487,511)      (419,365)      (777,669)
       Gain on forgiveness of debt                                             -     (1,500,000)             -
       Depreciation and amortization                                     299,604        147,804        118,619
       Impairment of goodwill                                            420,000              -              -
       Loss on investment in other companies                              80,000              -              -
       Provision for doubtful accounts                                    69,657         79,817        146,672
       Non-cash compensation                                                   -          5,492        395,961
       Conversion premium expense                                              -        231,625              -
       Accretion of debt discount                                              -         18,349         73,393
       Unrealized loss on investments, net                               131,386        211,854         80,348
       Unrealized loss (gain) on warrants                                108,040        (41,194)        43,292
       Amount forgiven under forgivable loans                                  -         80,161        152,902
       Stock based compensation                                           19,412          5,294         17,714
       Changes in operating assets and liabilities:
            Accounts receivable                                         (480,154)        26,196        (39,638)
            Forgivable Loans                                               6,597              -              -
            Due from clearing broker                                      13,394       (297,984)       (72,995)
            Notes receivable - employees                                 101,113         14,527        (17,365)
            Investments in trading securities                            294,142        328,880        497,932
            Other assets and liabilities                                 (32,045)       (39,440)      (103,471)
            Accounts payable and accrued liabilities                     (54,375)        68,140        643,066
            Securities, sold not yet purchased                           (25,049)       (16,310)        14,211
                                                                  --------------- -------------- --------------
Net cash (used in) provided by operating activities                     (673,187)     1,678,281      1,484,387

INVESTING ACTIVITIES
    Cash acquired in acquisition                                               -         56,221              -
    Purchase of capital lease equipment                                 (367,952)      (204,583)             -
    Purchase of equipment                                               (125,852)      (245,728)       (57,734)
                                                                  --------------- -------------- --------------
Net cash used in investing activities                                   (493,804)      (394,090)       (57,734)

FINANCING ACTIVITIES
    Proceeds from capital lease                                          246,088        204,583              -
    Payments of capital lease                                            (21,550)       (16,280)             -
    Proceeds from issuance of common stock                               113,551              -        130,000
                                                                  --------------- -------------- --------------

Net cash provided by financing activities                                338,089        188,303        130,000

Decrease (increase) in cash and cash equivalents                        (828,902)     1,472,494      1,556,653
Cash and cash equivalents at beginning of year                         5,256,308      3,783,814      2,227,161
                                                                  --------------- -------------- --------------

Cash and cash equivalents at end of year                             $ 4,427,406    $ 5,256,308    $ 3,783,814
                                                                  =============== ============== ==============

                                 vFinance, Inc.
                 Notes to the Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS

vFinance, Inc. is a holding company engaged in the financial services business where our strategic focus is on servicing the needs of high net-worth and institutional investors and high growth companies. Through our principal operating subsidiary, vFinance Investments, Inc., a licensed broker-dealer, we provide investment banking, retail and institutional brokerage services in all 50 states and the District of Columbia. The Company also operates a second broker-dealer, EquityStation, Inc. ("EquityStation") which offers institutional traders, hedge funds and professional traders a suite of services designed to enhance their trading by offering services such as trading technology, routing software, hedge fund incubation, capital introduction and custodial services. The Company, through its website www.vfinance.com, provides financial information services to entrepreneurs and venture investors.

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts have been eliminated in consolidation.

Revenue Recognition

The Company earns revenue (commissions) from brokerage and trading which are recognized on the day of the trade - trade date basis. The Company also earns revenue from investment banking and consulting. Monthly retainer fees for investment banking and consulting are recognized as services are provided. Investment banking success fees are generally based on a percentage of the total value of a transaction and are recognized upon successful completion.

The Company does not require collateral from its customers. Revenues are not concentrated in any particular region of the country or with any individual or group.

The Company may receive equity instruments which include stock purchase warrants and common and preferred stock from companies as part of its compensation for investment-banking services that are classified as investments in trading securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with SFAS #115 "Accounting for certain investments in debt and equity securities". Primarily all of the equity instruments are received from small public companies. The Company recognizes revenue for such stock purchase warrants, when received, based on the Black Scholes valuation model. The revenue recognized related to the other equity instruments is determined based on available market information, discounted by a factor reflective of the expected holding period for those particular equity instruments. For the years ended December 31, 2004 and 2003, the Company recognized $419,365 and $777,669, respectively, of revenue in connection with the receipt of equity instruments. On a monthly basis the Company recognizes unrealized gains or losses in its statement of operations based on the changes in value of equity instruments. Realized gains or losses are recognized in the statement of operations when the related equity instrument is sold.

Occasionally, the Company receives equity instruments in private companies with no readily available market value. Equity interests and warrants for which there is not a public market are valued based on factors such as significant equity financing by sophisticated, unrelated new investors, history of positive cash flow from operations, the market value of comparable publicly traded companies (discounted for liquidity) and other pertinent factors. Management also considers recent offers to purchase a portfolio company's securities and the filings of registration statements in connection with a portfolio company's initial public offering when valuing equity instruments received from a private company.

Upon the consummation of an advisory, consulting, capital or other similar transactions the Company may distribute equity instruments or proceeds from the sale of equity instruments to its employees. These distributions are made at the Company's discretion on a case by case basis as determined by the role of the employee and the nature of the transaction. At December 31, 2004 and 2003, no amounts were owed to current employees of the Company in connection with equity investments received as compensation.

As of December 31, 2004, certain transactions in process may result in the Company receiving equity instruments or stock purchase warrants in subsequent periods as discussed above. In such event, the Company will recognize revenue related to the receipt of such equity instruments consistent with the aforementioned policies.

The Company sells two types of listings through its website: (i) perpetual listings to venture capital vendors, who are interested in providing services to other companies or individuals; and (ii) three-month listings to entrepreneurs who have new business ideas to sell. Revenue related to the listings is generally recognized over the terms of such listings. Website revenues are concentrated primarily in the United States but are not concentrated in any particular region of the country or with any individual or group. Fees related to such listings are included in "other" in the statements of operations for the years ended December 31, 2004 and 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Actual results may differ from those estimates, and such differences may be material to the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with maturities of three months or less when purchased.

Accounts and Notes Receivable

Accounts and notes receivable balances are reviewed monthly to determine the collectibility of such receivables. The Company records both a specific and general reserve on such balances as deemed appropriate.

Investments

Investments are classified as investments in trading securities and are held for resale in anticipation of short-term market movements or until such securities are registered or are otherwise unrestricted. Investments in trading securities include both trading account assets and equity instruments which the Company has received as part of its compensation for investment banking services. At December 31, 2004, investments consisted of common stock, corporate bonds and common stock purchase warrants held for resale.

Trading account assets, consisting of marketable equity securities, are stated at fair value. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges. Realized gains or losses are recognized in the statement of operations as trading profits when the equity instruments are sold.

As mentioned above, the Company periodically receives equity instruments which include stock purchase warrants and common and preferred stock from companies as part of its compensation for investment-banking services. These instruments are stated at fair value in accordance with SFAS #115 "Accounting for certain investments in debt and equity securities" and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services." Primarily all of the equity instruments are received from small public companies. The stock and the stock purchase warrants received are typically restricted as to resale, although, the company generally receives a registration right within one year. Company policy is to resell these securities in anticipation of short-term market movements. The Company recognizes revenue for such equity instruments based on the fair value of the stock at the time equity instruments are granted and for stock purchase warrants based on the Black-Scholes valuation model. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges, discounted by a factor to address the remaining period which the equity instrument is restricted as to resale.

Net unrealized gains related to investments in trading securities as of December 31, 2004, and 2003, aggregated $170,660 and $123,640, respectively. Net realized gains related to investments in trading securities as of December 31, 2004 and 2003 aggregated $1,087,741 and $485,302, respectively.

Investments in trading securities and securities sold, not yet purchased, consist of trading and investment securities at market values at December 31, 2004, as follows:

                                                    Sold, not yet
                                        Owned         purchased
             ---------------------- -------------- -----------------
             Corporate Stocks           $ 787,876          $ 67,470

             Warrants                     128,489
             ---------------------- -------------- -----------------
             Total                      $ 916,365          $ 67,470
             ====================== ============== =================

At December 31, 2004, restricted equity securities had an aggregate fair value of $96,139.

Securities Transactions

Proprietary securities transactions in regular-way trades are accrued and recorded on the trade date, as if they had settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of the Company are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a settlement date basis with related commission income and expense reported on a trade date basis.

Amounts receivable and payable for securities transactions that have not reached their contractual settlement date are recorded net on the balance sheet.

Financial Instruments with Off-Balance Sheet Risk

The securities transactions of the Company's customers are introduced on a fully disclosed basis with a clearing broker-dealer. The Company holds no customer funds or securities. The clearing broker-dealer is responsible for execution, collection of and payment of funds, and receipt and delivery of securities relative to customer transactions. Off-balance sheet risk exists with respect to these transactions due to the possibility that customers may be unable to fulfill their contractual commitments wherein the clearing broker-dealer may charge any related losses to the Company. The Company seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and to ensure that customer transactions are executed properly by the clearing broker-dealer.

Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations in accounting for its employee stock options and employee stock purchase warrants because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("SFAS 123") and SFAS 148 ACCOUNTING FOR STOCK BASED COMPENSATION TRANSITION AND DISCLOSURE, AN AMENDMENT OF SFAS 123, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options or stock purchase warrants equals or exceeds the market price of the underlying stock on the date of grant no compensation expense is recognized.

Fair Value of Financial Instruments

The fair values of the Company's financial instruments, which includes cash and cash equivalents, accounts and notes receivable, investments, accounts payable, and accrued expenses approximate their carrying values.

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash with high quality insured financial institutions.

Furniture and Equipment

Furniture and equipment are stated on the basis of cost less accumulated depreciation and consists primarily of computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 2-5 years, for financial reporting purposes. Depreciation expense for the years ended December 31, 2004 and 2003, totaled $147,804 and $118,619, respectively. Included in Furniture and Equipment is approximately $200,000 of equipment acquired under capital leases.

Goodwill

The carrying value of goodwill as well as other long-lived assets are reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the assets will not be recoverable, as determined based on the undiscounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("FAS 144"). Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. As a result of the acquisition of EquityStation and certain assets of Global in November 2, 2004, the Company recorded goodwill in the amount of $1,446,848. The Company had goodwill of $1,866,848 and $420,000 as of December 31, 2004 and December 31, 2003, respectively, which constituted approximately 19% and 7%, respectively, of our total assets. Management evaluates this balance on an ongoing basis and believes that there has not been an impairment of its Goodwill or long-lived assets as of December 31, 2004.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Statement of Cash Flows
Supplemental disclosure of cash flow information:                            2004            2003
                                                                        ------------- -----------------
Non-cash items affecting the statement of cash flows are as follows:
Cash paid for interest during the year                                    $   34,008         $ 125,717
Non-cash items affecting investing and financing activities:
Conversion Premium expense                                                $  231,625         $       -
                                                                        ============= =================
Imputed Interest                                                          $   18,349         $       -
                                                                        ============= =================
Common Stock issued for payment of Note                                   $  750,000         $       -
                                                                        ============= =================
Common Stock issued for Acquisition                                       $1,580,768         $       -
                                                                        ============= =================

Earnings per Share

The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS No. 128"). In accordance with SFAS No. 128, basic earnings per share is computed using the weighted average number of shares of common stock outstanding and diluted earnings per share is computed using the weighted average number of shares of common stock and the dilutive effect of options and warrants outstanding, using the "treasury stock" method.

Forgivable Loans

In order to remain competitive in the marketplace, the Company previously granted forgivable loans to certain employees. The terms of the loans ranged from two to five years with scheduled maturity dates from 2002 to 2005. For each year the employee is in good standing with the Company, the Company forgives a ratable portion of the loan and charges this amount to compensation expense. If the employee is terminated, the principal balance is due and payable within 120 days. The loans do not bear interest and interest is not imputed as collectibility of any such interest would not be probable. As of December 31, 2004, the balance of the forgivable loans was $6,597, which is scheduled for forgiveness in 2005.

Due from Clearing Broker

Receivables from brokers and dealers consist primarily of amounts due from the Company's clearing organization, which provides clearing and depository services for brokerage transactions on a fully disclosed basis.

3. ACQUISITIONS

On November 2, 2004, vFinance's wholly-owned subsidiary, vFinance Investments completed its acquisition of certain assets of Global and 100% of the issued and outstanding equity securities of EquityStation, all of which were owned by Level2, a subsidiary of Global. These transactions are subject to the approval of the National Association of Securities Dealers, Inc.

In accordance with the terms of the acquisition agreements, the Company delivered into escrow 8,324,690 restricted shares of the Company's common stock, and warrants to purchase 3,299,728 shares of the Common Stock at a price of $0.11 per share. All of the shares of EquityStation were also delivered into escrow. Subject to (a) any indemnification claims under the acquisition agreements and (b) the financial performance of EquityStation and the business of Global acquired by vFinance Investments over the periods specified in the escrow agreement, all or a portion of the Shares and the Warrants will be distributed to Global and Level2. As determined pursuant to the financial performance calculation in the escrow agreement, 2,199,425 of the Shares and 871,805 of the Warrants are subject to cancellation in accordance with the terms of the escrow agreement. When the escrow agreement is terminated, all of the shares of EquityStation will be distributed to vFinance Investments, and the holders of the Shares and Warrants will be entitled to certain piggyback registration rights. The Company also entered into a standstill agreement with each of Marcos Konig, Harry Konig and Salomon Konig, to provide restrictions on certain actions for a defined time period.

As remuneration for providing advisory services to Global in connection with the acquisitions, Scott J. Saunders ("Saunders") received 150,000 restricted shares of the Common Stock. The shares received by Saunders are not subject to the escrow agreement, registration rights agreement or standstill agreement.

Goodwill was determined as follows; 6,125,265 common shares issued to Global and EquityStation, 150,000 common shares issued to Saunders valued at $1,192,300 or $0.19 per share, 2,427,923 warrants valued at $0.16 per warrant or $388,468 using the Black-Scholes valuation model, and legal fees in the amount of $47,863 for a total purchase price of $1,628,631. The Company acquired net assets of $181,783 and allocated the difference between the purchase price and the net assets acquired of $1,446,848 as goodwill.

In accordance with Financial Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" we have included all vested stock options issued by the Company in exchange for outstanding awards held by employees of the acquired company as part of the purchase price.

The following Pro Forma Combined Financial Statements of Global, EquityStation and vFinance gives effect to the acquisition of certain assets of Global and 100% of the issued and outstanding equity securities of EquityStation, under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

                                 VFINANCE, INC.
                   Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2004

                                               VFinance       Global     EquityStation     Pro Forma      Pro Forma
                                                             Partners                     Adjustments
REVENUE
Commissions                                    $14,571,878     $186,402      $1,764,299              -    $16,522,579
Trading Profits                                  5,156,842    2,868,675           2,489              -      8,028,006
Success Fees                                     3,224,973            -               -              -      3,224,973
Consulting and Retainers                           370,829            -               -              -        370,829
Other Brokerage Related Income                   2,567,489            -               -              -      2,567,489
Other Income                                       437,140      388,714               2              -        825,856
                                             -------------- ------------ --------------- -------------- --------------
                                                26,329,151    3,443,791       1,766,790              -     31,539,732
                                             ============== ============ =============== ============== ==============
COST OF REVENUES
Commissions                                     14,624,914    1,675,493         456,037              -     16,756,444
Clearing and Transaction                                                                             -              -
Costs                                            1,030,114      674,469         665,853              -      2,370,436
Success                                          1,346,272            -               -              -      1,346,272
Consulting and Retainers                           224,916        2,760               -              -        227,676
Other                                                4,581        2,363           1,278              -          8,222
                                             -------------- ------------ --------------- -------------- --------------
                                                17,230,797    2,355,085       1,123,168              -     20,709,050
                                             ============== ============ =============== ============== ==============

GROSS PROFIT                                     9,098,354    1,088,707         643,621                    10,830,682
                                             -------------- ------------ --------------- -------------- --------------
EXPENSES
General and Administrative                       6,686,372    1,808,585         802,936              -      9,297,893
Professional Fees                                  157,370        6,635             260              -        164,265
Provision for Bad Debt                              85,567            -               -              -         85,567
Legal litigation                                   399,647       94,921          18,414              -        512,982
Depreciation and Amortization                      147,804       18,869               -              -        166,673
Amounts Forgiven under     Forgivable Loans         80,161            -               -              -         80,161
Stock Based Compensation                             5,294            -               -              -          5,294
                                                 7,562,215    1,929,010         821,610              -     10,312,834
INCOME (LOSS) From Operations                    1,536,139     (840,303)       (177,988)             -        517,848
Gain on Forgiveness of Debt                      1,500,000            -               -              -      1,500,000
Interest and Dividend
Income (Expense)                                  (221,704)       3,131           7,520                      (211,053)
PRE TAX NET INCOME (LOSS)                        2,814,435     (837,172)       (170,468)             -      1,806,795
Federal Income Tax                                 (40,000)           -               -              -        (40,000)
NET INCOME (LOSS) Available to Shareholders     $2,774,435   $ (837,172)      $(170,469)            $-     $1,766,795

                                      F-23

4. NET CAPITAL REQUIREMENT

Both vFinance Investments and EquityStation are subject to the Securities and Exchange Commission Uniform Net Capital Rule (rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 (and the rule of the "applicable" exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At December 31, 2004, vFinance Investments had net capital of $2,641,131, which was $1,641,131 in excess of its required net capital of $1,000,000. EquitySation had net capital of $271,121 that was $171,121 in excess of its required net capital of $100,000.

vFinance Investments' aggregate indebtedness to net capital ratio was to 0.9 to 1 in 2004.Equity Station's aggregate indebtedness to net capital ratio was 0.36 to 1. vFinance Investments and EquityStation qualify under the exemptive provisions of Rule 15c3-3 under Section (k)(2)(ii) of the Rule, in that they do not carry security accounts of customers or perform custodial functions related to customer securities.

5. RELATED PARTY TRANSACTIONS

On November 16, 2004, the Company entered into new agreements ("Primary Employment Agreements") to amend and restate certain employment agreements dated November 8, 1999 between the Company's Chief Executive Officer and President, who is the beneficial owner of 15% and 19.7% of the total outstanding common shares of the Company at December 31, 2004 and 2003, respectively, and the Company's Chief Operating Officer and Chairman, who is the beneficial owner of 15% and 19.7% of the total outstanding common shares of the Company at December 31, 2004 and 2003, respectively (collectively the "Primary Shareholders"), as amended on January 5, 2001, July 2, 2001 and January 7, 2002 (the "Previous Employment Agreement"). Under the terms of the Primary Employment Agreements, which shall be for a three year period and shall automatically extend for a one year period on each anniversary date thereafter unless the Company has provided a non-renewal notice thirty (30) days prior to an anniversary date as directed by a majority vote of the board of directors, each individual shall receive (i) an initial base salary of $257,000 per annum which shall increase 5% per annum beginning January 1, 2005 and each year thereafter and will be reviewed by the Board at least annually and may be increased (but not decreased) from time to time as Board may determine; (ii) discretionary bonuses and/or interim cash bonuses and/or other bonuses when and in such amounts as may be determined by the Company's board of directors based on each individuals performance, the Company's performance and/or other factors; provided that the Board shall meet at least annually to review employees' bonus entitlements; and (iii) incentive compensation paid quarterly no later than the 45th day following the end of quarter primarily based on performance of the Company and its respective subsidiaries. The Primary Employment Agreements also contain provisions related to change of control.

On December 2002, each of the Primary Shareholders forfeited a total of 734,802 outstanding options by signing an Options Cancellation Agreement. Accordingly, at December 31, 2002 there were no stock options held by the Primary Shareholders. On July 1, 2003, the Company granted the Primary Shareholders a total of 734,802 options at a price of $0.21.

On January 1, 2003, the Company entered into a Joint Venture Agreement with JSM Capital Holding Corp. ("JSM"), a retail brokerage operations headquartered in New York and founded by John S. Matthews. The Company issued JSM 1,000,000 warrants to purchase its common stock at an exercise price of $0.20 in exchange for a 19% equity position in JSM. The warrants were valued using the Black-Scholes valuation method which calculated the value to be $0.08 per warrant, or $80,000. The Company accounts for this investment using the cost method. Effective May 1, 2003, vFinance merged its "company-owned" retail branches into JSM. Effective upon such merger JSM became an independent contractor of the Company.

6. INCOME TAXES

The components of the Company's tax provision for the years ended December 31, 2004 and 2003 were as follows:

                                    Year Ended December 31, 2004
                                  ---------------------------------
                                      2004             2003
                                  ------------- -------------------
Current income tax expense        $  40,000            $  -
Deferred income tax (benefit)     $ (40,000)           $  -
                                  ------------- -------------------
                                  $       -            $  -

Deferred income taxes reflect the net income tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes. The Company's deferred income tax assets and liabilities consist of the following:

                                          Year Ended December 31, 2004
                                        ---------------------------------
                                             2004             2003
                                        ---------------- ----------------
Net operating loss carryforwards             $3,282,787       $4,250,848
Unrealized losses                                65,809           45,906
Goodwill impairment                                   -        2,775,663
Allowance for doubtful accounts                   2,319           74,522
Depreciation                                     11,573           (6,613)
                                        ---------------- ----------------
Gross deferred income tax assets              3,362,488        7,140,326
Deferred income tax asset valuation          (3,322,488)      (7,140,326)
 allowance
                                        ---------------- ----------------
Net deferred income tax assets                  $40,000        $       -

Net operating loss carryforwards totaled approximately $8,575,000 at December 31, 2004. The net operating loss carryforwards will begin to expire in the year 2021 if not utilized. After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2004 and 2003, due to the uncertainty of realizing the deferred tax assets.

The company was subject to an approximate $40,000 alternative minimum tax for the tax year ending December 31, 2004. Such amount may be carried forward as a tax credit to offset regular tax in future years.

The reconciliation of the income tax computed at the U.S. Federal statutory rate to income tax expense for the period ended December 31, 2004 and 2003:

                                                  Year Ended December 31, 2004
                                               ---------------------------------
                                                     2004              2003
                                               --------------       -----------
Tax expense (benefit) at federal rate (35%)    $     971,052        $ 106,000
Nondeductible expenses                             2,806,786         (116,665)
Alternative Minimum Tax                               40,000                0
Change in valuation allowance                     (3,817,838)          10,665
Net income tax (benefit) allowance             $           -        $       -

Utilization of the Company's net operating loss carryforwards are limited based on changes in ownership as defined in Internal Revenue Code Section 382.

7. SHAREHOLDERS' EQUITY

The Company is authorized to issue up to 2,500,000 shares of Preferred Stock. 122,500 shares were designated as Series A Convertible Preferred Stock, par value $0.01 per share, and 50,000 shares were designated as Series B Convertible Preferred Stock, par value $0.01 per share. As of December 31, 2004 there are no Preferred Stock outstanding.

Series A and B Preferred Stock had the following rights, preferences, privileges and restrictions:

LIQUIDATION PREFERENCE. In the event of any liquidation or winding up of the Company, the holders of the Series A and B Preferred Stock were entitled to receive, in preference to the holders of Common Stock, an amount equal to $10 per share, plus unpaid dividends, if any. A consolidation or merger would have been deemed a liquidation or winding up for purposes of the liquidation preference.

DIVIDEND RIGHTS. The holders of Series A and B Preferred Stock were entitled to receive cumulative dividends in preference to holders of Common Stock at the rate of $1 and $0.70 per share annum (10% and 7% of the liquidation preference price) for Series A and B, respectively, whether or not earned or declared.

CONVERSION PRICE ADJUSTMENTS. The conversion price of the Series A and B Preferred Stock were subject to adjustments to prevent dilution, on the weighted average basis, in the event the Company issued additional shares, at a purchase price of $2.60 per share.

VOTING RIGHTS. The holders of Series A and B Preferred Stock had no voting rights.

REDEMPTION RIGHTS. The Company, at its option, could have redeemed, in whole or in part, the shares of Series A and B Preferred Stock outstanding, at any time, upon notice given, at a redemption price of $11 and $10 per share, respectively. If the Company received proceeds from a single sale of its equity securities of at least $500,000, the holders of Series A and B Preferred Stock could have required the Company to redeem all, but not less than all, the Series B Preferred Stock at a redemption price equal to $10 per share.

On November 28, 2001, we entered into a Note Purchase Agreement, as amended on November 30, December 14 and December 28, 2001 and February 13 and March 4, 2002 (collectively, the "Agreement"), with SBI Investments (USA) Inc. ("SBI"). Under the terms of the Agreement, SBI provided a loan to us in the amount of $975,000 in the form of a 48-month non-interest bearing, convertible note (the SBI Note"). The SBI Note is convertible at SBI's option into as many as 3,421,052 shares of our common stock at $0.285 per share.

In accordance with EITF Issue No. 00-27, (APPLICATION OF ISSUE NO. 98-5), ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OF CONTINGENTLY ADJUSTABLE CONVERSION RATIOS, IN CERTAIN CONVERTIBLE INSTRUMENTS, and APB # 21 (INTEREST ON RECEIVABLES AND PAYABLES) the Company recorded an imputed interest factor related to the Note Purchase Agreement of $563,000. The Company fully expensed the beneficial conversion factor due to the fact that the SBI Note was immediately convertible. The net one time charge to the financial statements was $412,000.

The imputed interest was accreted ratably over the term of the loan as additional interest expense. Amortization of the imputed interest began in January 2002.

During year 2002, the SBI Note was reduced by $225,000 as a portion of the SBI Note was converted into 789,474 shares of the Company's common stock.

As of December 31, 2003 the SBI note payable balance was $750,000 and was netted against the $146,787 corresponding asset imputed interest.

During February and March of 2004, $721,500 of the SBI Note was converted into 3,344,298 shares of the Company's common stock. Of this amount, $545,000 was converted into 2,725,000 shares of the Company's common stock at a discounted rate of $0.20 per share under a special arrangement offered by the Company to encourage further equity participation by SBI, which resulted in a $231,625 conversion premium expense during the first quarter of 2004. The remainder, $176,500, was converted into 619,298 shares at the stated conversion rate of $0.285 per share. In April of 2004, the remaining balance was converted into 100,000 shares of common stock of the Company at the original stated conversion rate of $.285 per share. The issuance of the common stock was exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933, as amended, because the common stock was acquired in a privately negotiated transaction by sophisticated investors. Accordingly, the balance due SBI at December 31, 2003 was $750,000 and 2004 was $0.

On February 27, 2003, the Company entered into an agreement whereby Arend Verweij and Hoss Bozorgzad, independent contractors of the Company, purchased 1,500,000 unregistered common shares at a price of $0.0867 for a total consideration of $130,000.

The above noted securities issued to the investors were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder because the securities were acquired in a privately negotiated transaction by sophisticated investors.

During the first quarter of 2004, the Company granted stock options to purchase an aggregate of 1,625,000 shares of the Company 's common stock to certain employees of the Company. The exercise prices of these options range from $.20 to $.28. During the second quarter of 2004, the Company granted stock options to purchase an aggregate of 105,000 shares of the Company's common stock to two employees of the Company. The exercise price of these options was $0.35. During the third quarter of 2004, the Company granted stock options to purchase an aggregate of 205,000 shares of the Company's common stock to certain employees of the Company. The exercise prices of these options range from $0.19 to $0.36. During the fourth quarter of 2004, the Company granted stock options to purchase an aggregate of 2,202,502 shares of the Company 's common stock to certain employees of the Company. The exercise prices of these options range from $0.19 to $0.28. The option grants were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because the individuals receiving the options are sophisticated investors who have knowledge of all material information about the Company.

A summary of the stock option activity for the years ended December 31, 2004 and 2003 is as follows:

                                                             Weighted
                                                             Average
                                                 Exercise               Number of           Exercise Price
                                                   Price                 Shares               Per Option
                                           ---------------------- ---------------------- ---------------------

Outstanding Options at December 31, 2002           0.50                       4,471,664           0.15 - 6.00
Granted                                            0.20                       7,635,349           0.15 - 0.22
Forfeited                                          0.49                      (1,760,802)          0.21 - 4.13
                                                                  ----------------------

Outstanding Options at December 31, 2003
Granted                                            0.29                      10,346,211           0.15 - 6.00
Forfeited                                          0.21                       4,137,502           0.19 - 0.36
                                                   0.23                      (3,945,500)          0.15 - 0.35
                                                                  ----------------------

Outstanding Options at December 31, 2004           0.28                      10,538,213           0.15 - 2.25
                                                                  ======================

The following table summarizes information concerning stock options outstanding at December 31, 2004

  Weighted
   Average
  Exercise        Number
    Price      Outstanding
-------------- -------------
        $0.15       350,000
         0.19     1,860,002
         0.20     1,280,000
         0.21     3,700,497
         0.22        50,000
         0.23         2,500
         0.25         5,000
         0.28       200,000
         0.32       890,000
         0.35     1,554,215
         0.36       120,000
         0.50       100,000
         0.55        69,000
         0.63       142,500
         0.70        39,000
         1.00        18,000
         2.25       157,499
               -------------
                 10,538,213
               =============

A summary of the warrant activity for the years ended December 31, 2004 and 2003 is as follows:

                                                    Weighted
                                                    Average
                                                    Exercise        Number of      Exercise Price
                                                     Price            Shares         Per Option
                                                 --------------- ----------------- ----------------
Outstanding Options at December 31, 2002                  2.15          4,108,499      0.35 - 7.20
Granted                                                   0.25          1,290,000      0.15 - 2.25
                                                                 -----------------
Outstanding Warrants at December 31, 2003                 1.70          5,398,499      0.35 - 7.20
Granted                                                   0.16          2,927,923      0.15 - 0.16
Forfeited                                                 0.44           (230,000)     0.35 - 2.50
Outstanding Warrants at December 31, 2004                 1.18          8,096,422      0.15 - 7.20
                                                                 =================

The following table summarizes information concerning warrants outstanding at December 31, 2004.

  Weighted
   Average
  Exercise        Number
    Price       Outstanding
-------------- --------------
0.15                 750,000
0.26               2,427,923
0.20               1,000,000
0.35               1,773,500
0.63                 400,000
2.25                 625,000
2.50                 290,000
6.00                 129,999
7.20                 700,000
               --------------
                   8,096,422
               ==============

The weighted average grant-date fair value of warrants granted equaled $0.16 and $0.25 for the years ended December 31, 2004 and 2003, respectively. The weighted average grant-date fair value of options granted during the year equaled $0.21 and $0.20 for the years ended December 31, 2004 and 2003, respectively. For purposes of pro forma disclosures, the estimated fair value of the options and warrants is amortized to expense over their respective vesting periods.

Options granted to employees are exercisable according to the terms of each agreement, ranging from one month to four years. At December 31, 2004 and 2003, 5,779,766 and 4,916,608 options outstanding were exercisable with weighted average exercise prices of $.35 and $.37, respectively. At December 31, 2004 and 2003, 7,920,172 and 4,745,999 warrants outstanding were exercisable with weighted average exercises prices of $1.15 and $1.75, respectively.

Pro forma information regarding net income (loss) is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options under the fair value method. The fair value for options and warrants granted was estimated at the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: for 2004 risk-free interest rates of 3.31%; no dividend yields; volatility factor of the expected market price of the Company's common stock of 1.12 for options and warrants and an expected life of the options and warrants of 4-5 years; for 2003: risk-free interest of 3.28%; no dividend yields; volatility factor of the expected market price of the Company's common stock of 2.131; and an expected life of the options and warrants of 4-5 years. The Company's pro forma net income for the year ended December 31, 2004 is $2,287,230 and the pro forma net loss for the year ended December 31, 2003 is $128,971. The Company's pro forma basic and diluted net income per share for the year ended December 31, 2004 is $0.07 and $0.06, respectively. Pro forma basic net loss per share for the year ended December 31, 2003 is $0.00.

The Company recorded deferred compensation of $5,294 and $17,714 during the years ended December 31, 2004 and 2003, respectively, in connection with the grants of stock options, primarily to outside consultants, with exercise prices lower than the deemed fair value per share of the Company's common stock on the date of the grants. The Company had an unamortized balance of $ 12,420 at December 31, 2002 fully amortized during 2003. In addition, during 2003 the Company granted 250,000 warrants, valued at $30,000, to its landlord in relation to the renegotiation of the lease on its headquarters. This balance is being amortized over the term of the lease. At December 31, 2004 the remaining unamortized balance was $19,409.

8. DEBT

On January 25, 2002, the Company entered into a Credit Agreement, as amended on April 12, 2002, with UBS Americas, Inc. ("UBS"). Under the terms of the Credit Agreement, UBS provided the Company with a revolving credit facility for up to $3,000,000 for the purpose of supporting the expansion of our brokerage business or investments in infrastructure to expand our operations and our broker-dealer operations. The loan had a term of 4 years, was required to be repaid in full by January 2005, and accrued interest at LIBOR plus a LIBOR margin of 2% if the loan was repaid within a month or 5% if it was outstanding more than a month. The Company borrowed $1,500,000 under the credit facility on January 28, 2002 leaving an additional $1,500,000 available. In June 2003, Fidelity Investments, on behalf of its clearing division, National Financial Services LLC, Member NYSE/SIPC, a Fidelity Investments company ("NFS"), announced that it had acquired Correspondent Services Clearing ("CSC"), an affiliate of UBS and vFinance Investments' clearing firm at the time. The credit facility stayed with UBS subsequent to the acquisition giving rise to potential breaches under such credit facility as well as precluding the Company from drawing an additional $1,500,000 thereunder. During March 2004, NFS agreed to directly pay down the UBS credit facility in the amount of $1,500,000 pursuant to a guaranty Fidelity Investments made to UBS as part of their original acquisition of the CSC clearing division. As a result, the Company was relieved from $1,500,000 in debt but no longer had the ability to obtain an additional $1,500,000 under the credit facility or assert any claims against UBS or NFS regarding this transaction and credit facility. During March 2004, the Company entered into a clearing agreement with NFS. The new clearing agreement required NFS to pay to vFinance, over a five year period beginning January 2004, a monthly incentive bonus not to exceed $25,000 per month up to $1,500,000, based on a formula that the Company believes is very achievable. Accordingly, NFS has been paying $25,000 per month related to this incentive calculation and such amount, $300,000 through December 31, 2004, has been included in the attached statements of operations as "other brokerage related income". The new clearing agreement also required NFS to provide the Company with $200,000 to assist the company with transition costs related to the conversion from CSC to NFS. This amount was paid to vFinance in March 2004 and was included in the first quarter's statements of operations as a reduction to clearing and transaction costs. In consideration for these incentives, NFS required a termination fee of $1,700,000 should vFinance discontinue using NFS' services. This fee is reduced, pro rata, annually over the five year term of the agreement. The Company began clearing through NFS during May 2004.

As discussed in Note 7, the Company entered in to a Note Purchase Agreement with SBI Investments (USA), Inc. ("SBI"). As of December 31, 2003 the SBI note payable balance was $750,000. During 2004, the balance of the Note was converted into 3,444,298 shares of the Company's common stock. Of this amount, $545,000 was converted into 2,725,000 shares of the Company's common stock at a discounted rate of $0.20 per share under a special arrangement offered by the Company to encourage further equity participation by SBI, which resulted in a $231,625 conversion premium expense during the first quarter of 2004. Accordingly, the balance due SBI at December 31, 2003 was $750,000 and 2004 was $0.

9. COMMITMENTS AND CONTINGENCIES

The Company leases office space under the terms of operating leases. The following chart shows lease obligations including rental of real property and equipment.

YEAR              AMOUNT
2005             $828,484
2006              797,233
2007              764,543
2008              599,654
2009               85,897
              ------------
TOTAL          $3,075,811
              ============

Total rent expense under operating leases, including space rental, totaled $690,415 and $700,464 for the years ended December 31, 2004 and 2003.

Capital lease obligations at December 31, 2004 consisted of the following:

                                        2004
                                  ------------
Obligation under capital lease       $188,303
Less current maturities               (65,355)
                                  ------------
                                     $122,948
                                  ============

Future minimum lease payments for equipment under capital leases at December 31, 2004 are as follows:

2005                                       $ 74,417
2006                                         74,417
2007                                         55,049
                                        ------------
Total minimum lease payments                203,883
Less amount representing interest           (15,580)
                                        ------------
Present value of net minimum lease          188,303
Less current portion                        (65,355)
                                        ------------
                                           $122,948
                                        ============

From time to time the Company, and/or one of its subsidiaries, is named as a party to a lawsuit that has arisen in the ordinary course of business. Although it is possible that losses exceeding amounts already recorded may be incurred upon ultimate resolution of these existing legal proceedings, we believe that such losses, if any, will not have a material adverse effect on our business, results of operations or financial position; however, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly and annual periods in which they are resolved.

The business of vFinance Investments and EquityStation involve substantial risks of liability, including exposure to liability under federal and state securities laws in connection with the underwriting or distribution of securities and claims by dissatisfied customers for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that generally seek rescission and substantial damages.

In the ordinary course of business, the Company and/or its subsidiaries may be parties to other legal proceedings and regulatory inquiries, the outcome of which, either singularly or in the aggregate, is not expected to be material. There can be no assurance however that any sanctions will not have a material adverse effect on the financial condition or results of operations of the Company and/or its subsidiaries. The following is a brief summary of certain matters pending against or involving the Company and its subsidiaries.

On August 20, 2001, we entered into a Securities Exchange Agreement by means of which we acquired the membership interests in two related companies, Critical Investments, LLC, a Delaware limited liability company ("Critical Investments"), and Critical Advisors, L.L.C., a Virginia limited liability company ("Critical Advisors"). Critical Investments manages Critical Infrastructure Fund, L.P. ("Critical Infrastructure LP"), a Delaware limited partnership. Critical Advisors manages Critical Infrastructure Fund, Ltd. ("Critical Infrastructure Ltd."), an international business company organized and existing under the laws of the British Virgin Islands and receives (i) a management fee equal to 1% of the net asset value of Critical Infrastructure Ltd. and (ii) a performance fee equal to 20% of the increase in net asset value of Critical Infrastructure Ltd. Critical Infrastructure LP and Critical Infrastructure Ltd. are the sole general partners in, owning 96% and 4%, respectively, and conduct their investment and trading activity through Critical Infrastructure Fund (BVI), LP, a limited partnership organized and existing under the laws of the British Virgin Islands, which holds a portfolio of securities. A determination has been made to liquidate the funds. The SEC is conducting a non-public investigation relating to Critical Infrastructure LP, Critical Investments and Critical Advisors. The Company is cooperating with this investigation. Critical Investments and Critical Advisors changed their names to vFinance Investors, LLC and vFinance Advisors, LLC, respectively, subsequent to the acquisition.

On August 14, 2002, Henry S. Snow and Sandra L. Snow filed a complaint against Colonial Direct and vFinance, Inc. in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. The claim alleges "Breach of Contract" and "Unjust Enrichment" and seeks damages of $250,000 plus interest and court costs. It is alleged that Colonial Direct defaulted on a Promissory Note in the principal amount of $250,000. The Company believes their claim is without merit and is vigorously defending the action.

On October 23, 2002, Henry Shoemaker, III, filed a claim with the NASD against First Level Securities, now known as vFinance Investments, Inc., stating among other things, that there was a breach of fiduciary duties resulting in a loss of $570,000. This matter went to the arbitration panel during 2004 and Mr. Shoemaker was awarded $15,000. Mr. Shoemaker filed an action in the Parish of Orleans requesting that the arbitration be vacated. vFinance Investments filed a motion to remove the matter to Federal Court. Federal Court denied his request to vacate the arbitration. Mr. Shoemaker then appealed to Federal Courts ruling to the United States Court of Appeal for the 5th Circuit. This matter is still pending.

On January 12, 2003, MP 830 Third Avenue LLC ( the Landlord), filed a claim against First Colonial, vFinance, Inc. and vFinance Investments Inc. in the Supreme Court of the State of New York, alleging the abandonment of leased facilities and seeking payment of the related rent. The lease was for a term of seven years expiring on December 31, 2006. First Colonial allegedly ceased paying rent as of July 1, 2002. After applying First Colonial's security deposit of $200,000, the Landlord is seeking $59,868 plus any further rent due until such time as they can successfully lease the premises at a similar rate. This matter was settled on December 6, 2004 in the amount of $100,000. On April 15, 2003, Ms. Madeline Moore filed a claim with the NASD against vFinance Investments, Inc. in the amount of $150,527 claiming a breach of fiduciary duties. This matter was settled on February 27, 2004 in the amount of $125,000.

On October 17, 2003, we were advised by the staff of the SEC that it intended to recommend that the SEC institute enforcement proceedings against vFinance Investments and one of its former employees. The SEC claims that vFinance Investments and its former employee failed reasonably to supervise the alleged illegal trading activities over a period of approximately two months of one of our broker/dealer's former securities traders with respect to one publicly traded security that resulted in vFinance Investments earning $11,000 in commissions related to that one security over the two month period. As of December 31, 2004, the Company has included an accrual of $50,000 for estimated expenses. On March 17,2005 we were advised by a member of the staff of the SEC that the SEC had accepted our offer to settle the matter. Pursuant to the terms of the settlement, vFinance Investments is required to make its first payment of the $50,000 penalty ($16,667) within 30 days of the entry of the Order. In addition, the Company will need to retain, within 60 days of the date of the Order, an independent consultant to conduct a review of vFinance's existing procedures regarding the supervision of traders to ensure that they are adequate. The Company believes that this matter will not have a material adverse affect on its business and operations.

On November 13, 2003, UBUY Holdings, Inc., f/k/a E-PAWN.COM, Inc., and Steven Bazuly, and for and on behalf of all of the shareholders of UBUY Holdings, Inc. filed an amended complaint for damages and consequential damages against vFinance Investments, Inc. and approximately 60 other defendants in the United States District Court for the Southern District of Florida stating, among other things, that there were violations of certain securities rules and regulations. The Company has not yet been served with this complaint, but in the event it is, the Company believes that their claim is without merit and will vigorously defend this action.

On March 15, 2004 Joseph & Joan Barr filed a claim with the NASD against Pittsford Capital Markets, vFinance Investments, Inc. and others, claiming that vFinance Investments was the successor firm to Pittsford Capital Markets and alleging, among other things, that in 1998 he purchased Private Placements that were unsuitable. The claim alleges damages of $700,000. The Company believes their claim is without merit and is vigorously defending the action.

On or about February 28, 2005, Knight Equity Markets, L.P. ("Knight") commenced an arbitration proceeding with the National Association of Securities Dealers Inc. by filing a Statement of Claim against vFinance Investments, Inc., and one of vFinance's registered representatives, Steven Soskin. The matter is titled Knight Equity Markets, L.P. v. vFinance Investments, Inc., and Steven Soskin, NASD Case No. 05-01069. Knight alleges that vFinance and Mr. Soskin were engaged in a fraudulent scheme to buy various stocks at ex-dividend prices that vFinance and Mr. Soskin knew were subject to dividends. Knight further alleges that vFinance received $6.5 million in dividends that it was not otherwise entitled to receive. Knight seeks a declaration that vFinance was not entitled to receive the dividends, $6.5 million in damages, attorneys fees, costs and an unspecified amount of punitive damages. The matter is currently in the pleadings phase. The primary customer involved in the subject stock purchases has now filed an action in the Supreme Court for the State of New York against Knight seeking a Declaratory Judgment and Equitable Relief with regard to the subject dividends. This action seeks a declaratory judgment that the customer is the rightful owner of the $5.8 million in dividends. The Company believes that Knight's claim is without merit, and the Company will vigorously defend the action.

We are engaged in a number of other legal proceedings incidental to the conduct of our business. These claims aggregate a range of $28,000 to $260,000.

10. DEFINED CONTRIBUTION PLAN

The Company maintains a defined contribution savings plan in which substantially all employees are eligible to participate. The Company may match up to 25% of the employee's salary. The Company made no contributions to the plan for the years ended December 31, 2004 and 2003, respectively.

11. SUBSEQUENT EVENTS

Subsequent to December 31, 2004, the Company came to an agreement in principle with The Center for Innovative Entrepreneurship ("CIE"), a nonprofit organization, to develop www.vfinance.com as a platform for academic-quality research on entrepreneurial activities and to produce the Company's proprietary vFinance Entrepreneurial Confidence Index ("VECI") and sector research reports, and to provide educational and informational services to entrepreneurs with start-ups and other early-stage firms. The Company also agreed to enter into a management services agreement to provide management, administrative and technical support services for CIE. It is anticipated that the Company and CIE will enter into definitive documentation evidencing these agreements in April 2005.

On January 31, 2005, The Company issued 300,000 common shares in connection with the exercise of options. The Company received $60,000. The exercise price of these options was $0.20.

On March 14, 2005, The Company issued 255,000 common shares in connection with the exercise of options. The Company received $53,550. The exercise price of these options was $0.21.

                                 vFinance, Inc.

                 Notes to the Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS

vFinance, Inc. is a holding company engaged in the financial services business where our strategic focus is on servicing the needs of high net-worth and institutional investors and high growth companies. Through our principal operating subsidiary, vFinance Investments, Inc., a licensed broker-dealer, we provide investment banking, retail and institutional brokerage services in all 50 states and the District of Columbia. The Company also operates a second broker-dealer, EquityStation, Inc. ("EquityStation") which offers institutional traders, hedge funds and professional traders a suite of services designed to enhance their trading by offering services such as trading technology, routing software, hedge fund incubation, capital introduction and custodial services. The Company, through its website www.vfinance.com, provides financial information services to entrepreneurs and venture investors.

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts have been eliminated in consolidation.

Revenue Recognition

The Company earns revenue (commissions) from brokerage and trading which are recognized on the day of the trade - trade date basis. The Company also earns revenue from investment banking and consulting. Monthly retainer fees for investment banking and consulting are recognized as services are provided. Investment banking success fees are generally based on a percentage of the total value of a transaction and are recognized upon successful completion.

The Company does not require collateral from its customers. Revenues are not concentrated in any particular region of the country or with any individual or group.

The Company may receive equity instruments which include stock purchase warrants and common and preferred stock from companies as part of its compensation for investment-banking services that are classified as investments in trading securities on the balance sheet, if still held at the financial reporting date. These instruments are stated at fair value in accordance with SFAS #115 "Accounting for certain investments in debt and equity securities". Primarily all of the equity instruments are received from small public companies. The Company recognizes revenue for such stock purchase warrants, when received, based on the Black Scholes valuation model. The revenue recognized related to the other equity instruments is determined based on available market information, discounted by a factor reflective of the expected holding period for those particular equity instruments. For the years ended December 31, 2005 and 2004, the Company recognized $487,511 and $419,365, respectively, of revenue in connection with the receipt of equity instruments. On a monthly basis the Company recognizes unrealized gains or losses in its statement of operations based on the changes in value of equity instruments. Realized gains or losses are recognized in the statement of operations when the related equity instrument is sold.

Occasionally, the Company receives equity instruments in private companies with no readily available market value. Equity interests and warrants for which there is not a public market are valued based on factors such as significant equity financing by sophisticated, unrelated new investors, history of positive cash flow from operations, the market value of comparable publicly traded companies(discounted for liquidity) and other pertinent factors. Management also considers recent offers to purchase a portfolio company's securities and the filings of registration statements in connection with a portfolio company's initial public offering when valuing equity instruments received from a private company.

Upon the consummation of an advisory, consulting, capital or other similar transactions the Company may distribute equity instruments or proceeds from the sale of equity instruments to its employees. These distributions are made at the Company's discretion on a case by case basis as determined by the role of the employee and the nature of the transaction. At December 31, 2005 and 2004, no amounts were owed to current employees of the Company in connection with equity investments received as compensation.

As of December 31, 2005, certain transactions in process may result in the Company receiving equity instruments or stock purchase warrants in subsequent periods as discussed above. In such event, the Company will recognize revenue related to the receipt of such equity instruments consistent with the aforementioned policies.

The Company sells two types of listings through its website: (i) perpetual listings to venture capital vendors, who are interested in providing services to other companies or individuals; and (ii) three-month listings to entrepreneurs who have new business ideas to sell. Revenue related to the listings is generally recognized over the terms of such listings. Website revenues are concentrated primarily in the United States but are not concentrated in any particular region of the country or with any individual or group. Fees related to such listings are included in "other" in the statements of operations for the years ended December 31, 2004. In May 2005, the Company entered into an agreement with The Center for Innovative Entrepreneurship ("CIE"), a nonprofit organization, to develop www.vfinance.com as a platform for academic-quality research on entrepreneurial activities and to produce the Company's proprietary Finance Entrepreneurial Confidence Index ("VECI") and sector research reports, and to provide educational and informational services to entrepreneurs with start-ups and other early-stage firms. The Company also agreed to enter into a management services agreement to provide management, administrative and technical support services for CIE. These agreements became effective beginning in January 2005 and no revenue from website operations is shown in 2005 in other income. The fee income obtained from the management services agreement is shown as revenue under Other revenue in 2005.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Furthermore, the Company, including its wholly owned subsidiary vFinance Investments, Inc. , has been named as a defendant in various customer arbitrations. These claims result from the actions of brokers affiliated with vFinance Investments, Inc. In addition, under the vFinance Investments, Inc. registered representatives contract, each registered representative has indemnified the Company for these claims. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 5" Accounting for Contingencies," the Company has established liabilities for potential losses from such complaints, legal actions, investigations and proceedings. In establishing these liabilities, the Company's management uses its judgment to determine the probability that losses have been incurred and a reasonable estimate of the amount of losses. In making these decisions, we base our judgments on our knowledge of the situations, consultations with legal counsel and our historical experience in resolving similar matters. In many lawsuits, arbitrations and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect our estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter. Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, we cannot predict with certainty the eventual loss or range of loss related to such matters. If our judgments prove to be incorrect, our liability for losses and contingencies may not accurately reflect actual losses that result from these actions, which could materially affect results in the period other expenses are ultimately determined. As of December 31, 2005, the Company has accrued approximately $220,000 for these matters. As the Company has recently acquired an errors and omissions policy, future claims will be covered in excess of the policies $75,000 per claim deductible. While the Company will vigorously defend itself in these matters, and will assert insurance coverage and indemnification to the maximum extent possible, there can be no assurance that these lawsuits and arbitrations will not have a material adverse impact on its financial position.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with maturities of three months or less when purchased.

Accounts and Notes Receivable

Accounts and notes receivable balances are reviewed monthly to determine the Company's ability to collect such receivables. The Company records both a specific and general reserve on such balances as deemed appropriate.

Investments

Investments are classified as investments in trading securities and are held for resale in anticipation of short-term market movements or until such securities are registered or are otherwise unrestricted. Investments in trading securities include both trading account assets and equity instruments which the Company has received as part of its compensation for investment banking services. At December 31, 2005, investments consisted of common stock, corporate bonds and common stock purchase warrants held for resale. Trading account assets, consisting of marketable equity securities, are stated at fair value. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges. Realized gains or losses are recognized in the statement of operations as trading profits when the equity instruments are sold. As mentioned above, the Company periodically receives equity instruments which include stock purchase warrants and common and preferred stock from companies as part of its compensation for investment-banking services. These instruments are stated at fair value in accordance with SFAS #115 "Accounting for certain investments in debt and equity securities" and EITF 00-8 "Accounting by a grantee for an equity instrument to be received in conjunction with providing goods or services. " Primarily all of the equity instruments are received from small public companies. The stock and the stock purchase warrants received are typically restricted as to resale, although, the Company generally receives a registration right within one year. Company policy is to resell these securities in anticipation of short-term market movements. The Company recognizes revenue for such equity instruments based on the fair value of the stock at the time equity instruments are granted and for stock purchase warrants based on the Black-Scholes valuation model. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the fair value of the security as quoted on national or inter-dealer stock exchanges, discounted by a factor to address the remaining period which the equity instrument is restricted as to resale. Net unrealized (losses)gains related to investments in trading securities as of December 31, 2005, and 2004, aggregated $(244,447) and $170,660, respectively. Net realized gains related to investments in trading securities as of December 31, 2005 and 2004 aggregated $174,775 and $1,087,741, respectively.

Investments in trading securities and securities sold, not yet purchased, consist of trading and investment securities at market values at December 31, 2005, as follows:

                         Owned     Sold, not yet purchased
                      ------------ -------------------------
Corporate Stocks        $ 849,858           $42,421
Warrants                   20,448
--------------------- ------------ -------------------------
Total                   $ 870,306           $42,421
===================== ============ =========================

At December 31, 2005, restricted equity securities had an aggregate fair value of $253,841.

Securities Transactions

Proprietary securities transactions in regular-way trades are accrued and recorded on the trade date, as if they had settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of the Company are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a settlement date basis with related commission income and expense reported on a trade date basis. Amounts receivable and payable for securities transactions that have not reached their contractual settlement date are recorded net on the balance sheet.

Financial Instruments with Off-Balance Sheet Risk

The securities transactions of the Company's customers are introduced on a fully disclosed basis with a clearing broker-dealer. The Company holds no customer funds or securities. The clearing broker-dealer is responsible for execution, collection of and payment of funds, and receipt and delivery of securities relative to customer transactions. Off-balance sheet risk exists with respect to these transactions due to the possibility that customers may be unable to fulfill their contractual commitments wherein the clearing broker-dealer may charge any related losses to the Company. The Company seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and to ensure that customer transactions are executed properly by the clearing broker-dealer.

Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations in accounting for its employee stock options and employee stock purchase warrants because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("SFAS 123") and SFAS 148 ACCOUNTING FOR STOCK BASED COMPENSATION TRANSITION AND DISCLOSURE, AN AMENDMENT OF SFAS 123, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options or stock purchase warrants equals or exceeds the market price of the underlying stock on the date of grant no compensation expense is recognized.

Fair Value of Financial Instruments

The fair values of the Company's financial instruments, which includes cash and cash equivalents, accounts and notes receivable, investments, accounts payable, and accrued expenses approximate their carrying values.

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash with high quality insured financial institutions.

Furniture and Equipment

Furniture and equipment are stated on the basis of cost less accumulated depreciation and consists primarily of computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 2-5 years, for financial reporting purposes. Depreciation expense for the years ended December 31, 2005 and 2004, totaled $299,604 and $147,804 respectively. Included in Furniture and Equipment is approximately $573,000 of equipment acquired under capital leases.

Intangible Asset

The carrying value of intangible assets as well as other long-lived assets are reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the assets will not be recoverable, as determined based on the undiscounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("FAS 144"). Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. As a result of the acquisition of EquityStation and certain assets of Global in November 2004, the Company recorded goodwill in the amount of $1,446,848. The Company had goodwill of $1,866,848 as of December 31, 2004, which constituted approximately 19% of our total assets. In November 2005, the Company reassessed the allocation of the original purchase price of EquityStation and Global and re-classed the goodwill to customer relationships. The customer relationships will be amortized over 5 years. No amortization expense has been recorded through December 31, 2005. Management evaluates this balance on an ongoing basis and as a result of this evaluation, has impaired the goodwill by $420,000 against its First Level acquisition. Management believes that there has not been an impairment of its remaining long-lived assets as of December 31, 2005. The Company no longer has goodwill recorded on its books at December 31, 2005.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Statement of Cash Flows

Supplemental disclosure of cash flow information:

Non-cash items affecting the statement of cash flows are as follows:

                                                     2005            2004
                                                ------------- --------------
Cash paid for interest during the year           $30,710        $    34,008
Non-cash items affecting investing and
financing activities:
Conversion Premium expense                       $     0        $   231,625
                                                ============= ==============
Imputed Interest                                 $     0        $    18,349
                                                ============= ==============
Common Stock issued for payment of Note          $     0        $   750,000
                                                ============= ==============
Common Stock issued for Acquisition              $     0        $ 1,580,768
                                                ============= ==============

Earnings per Share

The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS No. 128"). In accordance with SFAS No. 128, basic earnings per share is computed using the weighted average number of shares of common stock outstanding and diluted earnings per share is computed using the weighted average number of shares of common stock and the dilutive effect of options and warrants outstanding, using the "treasury stock" method. The company had 658,701 options and warrants at December 31, 2005, not included in diluted earnings per share because the options and warrants would have been anti-dilutive because the company had a net loss.

Forgivable Loans

In order to remain competitive in the marketplace, the Company previously granted forgivable loans to certain employees. The terms of the loans ranged from two to five years with scheduled maturity dates from 2002 to 2005. For each year the employee is in good standing with the Company, the Company forgives a ratable portion of the loan and charges this amount to compensation expense. If the employee is terminated, the principal balance is due and payable within 120 days. The loans do not bear interest and interest is not imputed as the Company's ability to collect such interest would not be probable. As of December 31, 2005, the balance of the forgivable loans was $0, as the balance was fully amortized in 2005.

Other Accrued Liabilities

Other accrued liabilities is primarily comprised of $280,000 in settlement reserves for open litigation and $185,000 in accrued bonus payable and $93,620 in accrued audit fees related to the 2005 audit as of December 31, 2005.

Due from Clearing Broker

Receivables from brokers and dealers consist primarily of amounts due from the Company's clearing organization, which provides clearing and depository services for brokerage transactions on a fully disclosed basis.

3. ACQUISITIONS

On November 2, 2004, vFinance's wholly-owned subsidiary, vFinance Investments completed its acquisition of certain assets of Global and 100% of the issued and outstanding equity securities of 7EquityStation, all of which were owned by Level 2, a subsidiary of Global. These transactions are subject to the approval of the National Association of Securities Dealers, Inc.

In accordance with the terms of the acquisition agreements, the Company delivered into escrow 8,324,690 restricted shares of the Company's common stock, and warrants to purchase 3,299,728 shares of the Common Stock at a price of $0.11 per share. All of the shares of EquityStation were also delivered into escrow. Subject to (a) any indemnification claims under the acquisition agreements and (b) the financial performance of EquityStation and the business of Global acquired by vFinance Investments over the periods specified in the escrow agreement, all or a portion of the Shares and the Warrants will be distributed to Global and Level 2. As determined pursuant to the financial performance calculation in the escrow agreement, 2,199,425 of the Shares and 871,805 of the Warrants are subject to cancellation in accordance with the terms of the escrow agreement. When the escrow agreement is terminated, all of the shares of EquityStation will be distributed to vFinance Investments, and the holders of the Shares and Warrants will be entitled to certain piggyback registration rights. The Company also entered into a standstill agreement with each of Marcos Konig, Harry Konig and Salomon Konig, to provide restrictions on certain actions for a defined time period.

As remuneration for providing advisory services to Global in connection with the acquisitions, Scott J. Saunders ("Saunders") received 150,000 restricted shares of the Common Stock. The shares received by Saunders are not subject to the escrow agreement, registration rights agreement or standstill agreement.

Goodwill was determined as follows; 6,125,265 common shares issued to Global and EquityStation, 150,000 common shares issued to Saunders valued at $1,192,300 or $0.19 per share, 2,427,923 warrants valued at $0.16 per warrant or $388,468 using the Black-Scholes valuation model, and legal fees in the amount of $47,863 or a total purchase price of $1,628,631. The Company acquired net assets of $181,783 and allocated the difference between the purchase price and the net assets acquired of $1,446,848 as goodwill. See note 2 for description of the reclassification of goodwill to the intangible asset Customer Relationships.

In accordance with Financial Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" we have included all vested stock options issued by the Company in exchange for outstanding awards held by employees of the acquired company as part of the purchase price.

The following Pro Forma Combined Financial Statements of Global, EquityStation and vFinance gives effect to the acquisition of certain assets of Global and 100% of the issued and outstanding equity securities of EquityStation, under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

                                 VFINANCE, INC.
                   Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2004

                                                VFinance       Global    EquityStation     Pro Forma      Pro Forma
                                                              Partners                    Adjustments
REVENUE
Commissions                                     $14,571,878    $186,402      $1,764,299        -         $ 16,522,579
Trading Profits                                   5,156,842   2,868,675           2,489        -            8,028,006
Success Fees                                      3,224,973           -               -        -            3,224,973
Consulting and Retainers                            370,829           -               -        -              370,829
Other Brokerage Related Income                    2,567,489           -               -        -            2,567,489
Other Income                                        437,140     388,714               2        -              825,856
                                              -------------- ----------- --------------- -------------- --------------

                                                 26,329,151   3,443,791       1,766,790        -           31,539,732
                                              ============== =========== =============== ============== ==============
COST OF REVENUES
Commissions                                      14,624,914   1,675,493         456,037 -      -           16,756,444
Clearing and Transaction                                                                       -                    -
Costs                                             1,030,114     674,469         665,853        -            2,370,436
Success                                           1,346,272           -               -        -            1,346,272
Consulting and Retainers                            224,916       2,760               -        -              227,676
Other                                                 4,581       2,363           1,278        -                8,222
                                              -------------- ----------- --------------- -------------- --------------
                                                 17,230,797   2,355,085       1,123,168        -           20,709,050
                                              ============== =========== =============== ============== ==============
GROSS PROFIT                                      9,098,354   1,088,707         643,621                    10,830,682
                                              -------------- ----------- --------------- -------------- --------------
EXPENSES
General and Administrative                        6,686,372   1,808,585         802,936        -            9,297,893
Professional Fees                                   157,370       6,635             260        -              164,265
Provision for Bad Debt                               85,567           -               -        -               85,567
Legal litigation                                    399,647      94,921          18,414        -              512,982
Depreciation and Amortization                       147,804      18,869               -        -              166,673
Amounts Forgiven under Forgivable Loans              80,161           -               -        -               80,161
Stock Based Compensation                              5,294           -               -        -                5,294
                                              -------------- ----------- --------------- -------------- --------------
                                                  7,562,215   1,929,010         821,610        -           10,312,834
                                              ============== =========== =============== ============== ==============
INCOME (LOSS) From Operations                     1,536,139    (840,303)       (177,988)       -              517,848
                                              -------------- ----------- --------------- -------------- --------------
Gain on Forgiveness of Debt                       1,500,000           -               -        -            1,500,000
Interest and Dividend
Income (Expense)                                   (221,704)      3,131           7,520                      (211,053)
                                              -------------- ----------- --------------- -------------- --------------
PRE TAX NET INCOME (LOSS)                         2,814,435    (837,172)       (170,468)        -           1,806,795
Federal Income Tax                                  (40,000)          -               -         -             (40,000)
                                              -------------- ----------- --------------- -------------- --------------
NET INCOME (LOSS) Available to Shareholders      $2,774,435  $ (837,172)     $ (170,469)    $   -          $1,766,795
                                              ============== =========== =============== ============== ==============

4. NET CAPITAL REQUIREMENT

Both vFinance Investments and EquityStation are subject to the Securities and Exchange Commission Uniform Net Capital Rule (rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 (and the rule of the "applicable" exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At December 31, 2005, vFinance Investments had net capital of $2,030,784, which was $1,030,784 in excess of its required net capital of $1,000,000. EquityStation had net capital of $583,430 that was $483,430 in excess of its required net capital of $100,000.

vFinance Investments' aggregate indebtedness to net capital ratio was to 1.28 to 1 in 2005. Equity Station's aggregate indebtedness to net capital ratio was 0.33 to 1. vFinance Investments and EquityStation qualify under the exemptive provisions of Rule 15c3-3 under Section (k)(2)(ii) of the Rule, in that they do not carry security accounts of customers or perform custodial functions related to customer securities.

5. RELATED PARTY TRANSACTIONS

On November 16, 2004, the Company entered into new agreements ("Primary Employment Agreements") to amend and restate certain employment agreements dated November 8, 1999 between the Company's Chief Executive Officer and President, who is the beneficial owner of 15% and 19.7% of the total outstanding common shares of the Company at December 31, 2005 and 2003, respectively, and the Company's Chief Operating Officer and Chairman, who is the beneficial owner of 15% and 19.7% of the total outstanding common shares of the Company at December 31, 2004 and 2003, respectively (collectively the "Primary Shareholders"), as amended on January 5, 2001, July 2, 2001 and January 7, 2002 (the "Previous Employment Agreement"). Under the terms of the Primary Employment Agreements, which shall be for a three year period and shall automatically extend for a one year period on each anniversary date thereafter unless the Company has provided non-renewal notice thirty (30) days prior to an anniversary date as directed by a majority vote of the board of directors, each individual shall receive (i)an initial base salary of $257,000 per annum which shall increase 5% per annum beginning January 1, 2005 and each year thereafter and will be reviewed by the Board at least annually and may be increased (but not decreased) from time to time as Board may determine; (ii) discretionary bonuses and/or interim cash bonuses and/or other bonuses when and in such amounts as may be determined by the Company's board of directors based on each individuals performance, the Company's performance and/or other factors; provided that the Board shall meet at least annually to review employees' bonus entitlements; and (iii) incentive compensation paid quarterly no later than the 45th day following the end of quarter primarily based on performance of the Company and its respective subsidiaries. The Primary Employment Agreements also contain provisions related to change of control.

On January 1, 2003, the Company entered into a Joint Venture Agreement with JSM Capital Holding Corp. ("JSM"), a retail brokerage operations headquartered in New York and founded by John S. Matthews. The Company issued JSM 1,000,000 warrants to purchase its common stock at an exercise price of $0.20 in exchange for a 19% equity position in JSM. The warrants were valued using the Black-Scholes valuation method which calculated the value to be $0.08 per warrant, or $80,000. The Company accounts for this investment using the cost method. Effective May 1, 2003, vFinance merged its "company-owned" retail branches into JSM. Effective upon such merger JSM became an independent contractor of the Company. In August 2005, the relationship between the Company and JSM was terminated, and management impaired the asset fully.

6. INCOME TAXES

The components of the Company's tax provision for the years ended December 31, 2005 and 2004 were as follows:

                                    Year Ended December 31, 2004
                                   --------------------------------
                                          2005           2004

Current income tax expense                 $ -        $ 40,000
Deferred income tax (benefit)              $ -        $(40,000)
                                   --------------------------------
                                           $ -

Deferred income taxes reflect the net income tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes. The Company's deferred income tax assets and liabilities consist of the following:

                                                              Year Ended December 31,
                                                   ------------------------------------------
                                                          2005                  2004
                                                   -------------------- ---------------------
Net operating loss carryforwards                           $ 4,587,563           $ 3,282,787
Unrealized losses                                              158,079                65,809
impairment of Investment in JSM                                 30,860                     -
Allowance for doubtful accounts                                      -                 2,319
Depreciation                                                  (154,250)               11,573
                                                   -------------------- ---------------------
Gross deferred income tax assets                             4,622,252             3,362,488
Deferred income tax asset valuation allowance               (4,622,252)           (3,322,488)
                                                   -------------------- ---------------------
Net deferred income tax assets                                      $0               $40,000

Net operating loss carry forwards totaled approximately $11,892,582 at December 31, 2005. The net operating loss carry forwards will begin to expire in the year 2021 if not utilized. After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2005 and 2004, due to the uncertainty of realizing the deferred tax assets. The company was not subject to any alternative minimum tax for the tax year ending December 31, 2005.

The reconciliation of the income tax computed at the U. S. Federal statutory rate to income tax expense for the period ended December 31, 2005 and 2004:

                                                           Year Ended December 31
                                               ------------------------------------------
                                                       2005                 2004
                                               --------------------- --------------------
Tax expense (benefit) at federal rate (35%)          $     (398,789)         971,052
Nondeductible expenses                                    2,916,861        2,806,786
Alternative Minimum Tax                                           -           40,000
Change in valuation allowance                            (2,518,072)      (3,817,838)
                                               --------------------- --------------------
Net income tax (benefit) allowance                   $            -        $       -

Utilization of the Company's net operating loss carry forwards are limited based on changes in ownership as defined in Internal Revenue Code Section 382.

7. SHAREHOLDERS' EQUITY

The Company is authorized to issue up to 2,500,000 shares of Preferred Stock. 122,500 shares were designated as Series A Convertible Preferred Stock, par value $0.01 per share, and 50,000 shares were designated as Series B Convertible Preferred Stock, par value $0.01 per share. As of December 31, 2005 there are no Preferred Stock outstanding.

VOTING RIGHTS. The holders of Series A and B Preferred Stock had no voting rights.

REDEMPTION RIGHTS. The Company, at its option, could have redeemed, in whole or in part, the shares of Series A and B Preferred Stock outstanding, at any time, upon notice given, at a redemption price of $11 and $10 per share, respectively. If the Company received proceeds from a single sale of its equity securities of at least $500,000, the holders of Series A and B Preferred Stock could have required the Company to redeem all, but not less than all, the Series B Preferred Stock at a redemption price equal to $10 per share.

On November 28, 2001, we entered into a Note Purchase Agreement, as amended on November 30, December 14 and December 28, 2001 and February 13 and March 4, 2002(collectively, the "Agreement"), with SBI Investments (USA) Inc. ("SBI"). Under the terms of the Agreement, SBI provided a loan to us in the amount of $975,000 in the form of a 48-month non-interest bearing, convertible note (the SBI Note"). The SBI Note is convertible at SBI's option into as many as 3,421,052 shares of our common stock at $0.285 per share.

In accordance with EITF Issue No. 00-27, (APPLICATION OF ISSUE NO. 98-5),ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OF CONTINGENTLY ADJUSTABLE CONVERSION RATIOS, IN CERTAIN CONVERTIBLE INSTRUMENTS, and APB # 21 (INTEREST ON RECEIVABLES AND PAYABLES) the Company recorded an imputed interest factor related to the Note Purchase Agreement of $563,000. The Company fully expensed the beneficial conversion factor due to the fact that the SBI Note was immediately convertible. The net one time charge to the financial statements was $412,000.

The imputed interest was accreted ratably over the term of the loan as additional interest expense. Amortization of the imputed interest began in January 2002.

During year 2002, the SBI Note was reduced by $225,000 as a portion of the SBI Note was converted into 789,474 shares of the Company's common stock.

As of December 31, 2003 the SBI note payable balance was $750,000 and was netted against the $146,787 corresponding asset imputed interest.

During February and March of 2004, $721,500 of the SBI Note was converted into 3,344,298 shares of the Company's common stock. Of this amount, $545,000 was converted into 2,725,000 shares of the Company's common stock at a discounted rate of $0.20 per share under a special arrangement offered by the Company to encourage further equity participation by SBI, which resulted in a $231,625 conversion premium expense during the first quarter of 2004. The remainder, $176,500, was converted into 619,298 shares at the stated conversion rate of $0.285 per share. In April of 2004, the remaining balance was converted into 100,000 shares of common stock of the Company at the original stated conversion rate of $.285 per share. The issuance of the common stock was exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933, as amended, because the common stock was acquired in a privately negotiated transaction by sophisticated investors. Accordingly, the balance due SBI at December 31, 2003 was $750,000 and 2004 and 2005 was $0.

During the first quarter of 2005, the Company granted stock options to purchase an aggregate of 1,277,500 shares of the Company `s common stock to certain employees of the Company. The exercise prices of these options range from $.25 to $.35. During the second quarter of 2005, the Company granted stock options to purchase an aggregate of 1,177,500 shares of the Company's common stock to certain employees of the Company. The exercise prices of these options range from $.17 to $.35. During the third quarter of 2005, the Company granted stock options to purchase an aggregate of 1,616,250 shares of the Company's common stock to certain employees of the Company. The exercise prices of these options range from $0.17 to $0.26. During the fourth quarter of 2005, the Company granted stock options to purchase an aggregate of 5,870,000 shares of the Company `s common stock to certain employees of the Company. The exercise prices of these options range from $0.155 to $0.21. The option grants were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because the individuals receiving the options are sophisticated investors who have knowledge of all material information about the Company.

On January 31, 2005, The Company issued 300,000 common shares in connection with the exercise of options. The Company received $60,000. The exercise price of these options was $0.20.

On March 14, 2005, The Company issued 255,000 common shares in connection with the exercise of options. The Company received $53,550. The exercise price of these options was $0.21.

A summary of the stock option activity for the years ended Dec. 31, 2005 and 2004 is as follows:

                                                            Weighted
                                                             Average
                                                 Exercise    Number of   Exercise Price
                                                   Price      Shares        Per Option
                                                ---------- ------------- ---------------
Outstanding Options at December 31, 2003
Granted                                              0.29    10,346,211     0.15 - 6.00
Forfeited                                            0.21     4,137,502     0.19 - 0.36
                                                     0.23    (3,945,500)
                                                           -------------
Outstanding Options at December 31, 2004             0.28    10,538,213     0.15 - 0.35
Granted                                              0.19     9,941,250     0.15 - 6.00
Forfeited                                            0.30    (5,309,624)    0.16 - 0.35
Exercised                                            0.21      (555,000)    0.15 - 2.25
                                                           -------------
                                                                            0.20 - 0.21
Outstanding options at December 31, 2005             0.23    14,614,839     0.15 - 2.25
                                                           =============


                Stock Options Outstanding
                                Weighted Avg     Weighted
    Range of                      Remaining      Average
    Exercise       Number of     Contractual     Exercise
     Prices         Shares      Life in Years     Price
----------------- ------------ ---------------- -----------
 $ 0.15 - 2.25     14,614,839       4.18          $ 0.23

The following table summarizes information concerning stock options outstanding at December 31, 2005

  Weighted
   Average
  Exercise        Number
    Price      Outstanding
-------------- -------------
      $ 0.150       260,000
        0.155     4,500,000
        0.170       885,000
        0.180       180,000
        0.190     1,662,502
        0.200       485,000
        0.205       400,000
        0.210     2,064,497
        0.220        60,000
        0.230       902,500
        0.245       750,000
        0.250        43,750
        0.270         5,000
        0.280       597,500
        0.320       310,000
        0.330         2,500
        0.350       484,215
        0.363       120,000
        0.500       100,000
        0.550        69,000
        0.625       642,500
        0.700        39,000
        1.000        18,000
        2.250        33,875
               -------------
                 14,614,839
               =============

A summary of the warrant activity for the years ended December 31, 2005 and 2004 is as follows:

                                                  Weighted
                                                   Average
                                                   Exercise     Number of     Exercie Price
                                                    Price        Shares        Per Option

Outstanding Warrants at December 31, 2003             1.70     5,398,499      0.35 - 7.20
Granted                                               0.16     2,927,923      0.15 - 0.16
Forfeited                                             0.44      (230,000)     0.35 - 2.50
                                                             ------------
Outstanding Warrants at December 31, 2004             1.18     8,096,422      0.15 - 7.20
Granted                                                  -             -      0.00 - 0.00
Forfeited                                             2.21      (436,833)     0.35 - 6.00
                                                             ============
Outstanding Warrants at December 31, 2005             1.12     7,659,589      0.15 - 7.20

The following table summarizes information concerning warrants outstanding at December 31, 2005.

    Weighted          Number
     Average
 Exercise Price     Outstanding
------------------ --------------
      0.15            750,000
      0.16          2,427,923
      0.20          1,000,000
      0.35          1,673,500
      0.63            400,000
      2.25            605,000
      6.00            103,166
      7.20            700,000
                   --------------
                    7,659,589
                   ==============

There were no warrants granted for the year ended December 31, 2005. The weighted average grant-date fair value of warrants granted equaled $0.16 for the year ended December 31, 2004. The weighted average grant-date fair value of options granted during the year equaled $0.19 and $0.21 for the years ended December 31, 2005 and 2004, respectively. For purposes of pro forma disclosures, the estimated fair value of the options and warrants is amortized to expense over their respective vesting periods.

Options granted to employees are exercisable according to the terms of each agreement, ranging from one month to four years. At December 31, 2005 and 2004, 3,926,421 and 5,779,766 options outstanding were exercisable with weighted average exercise prices of $.33 and $.35, respectively. At December 31, 2005 and 2004, 7,639,589 and 7,920,172 warrants outstanding were exercisable with weighted average exercises prices of $1.11 and $1.15, respectively.

Pro forma information regarding net loss is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options under the fair value method. The fair value for options and warrants granted was estimated at the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: for 2005 risk free interest rates of 4.25%; expected dividends of zero; volatility factor of the expected market price of the Company's common stock of
0.723 for options and warrants and an expected life of the options and warrants of 4-5 years; for 2004 risk free interest rates of 3.31%; expected dividends of zero; volatility factor of the expected market price of the Company's common stock of 1.12 for options and warrants and an expected life of the options and warrants of 4-5 years. The Company's pro forma net loss for the year ended December 31, 2005 was $1,543,569 and the pro forma net income for the year ended December 31, 2004 was $2,287,230. The Company's pro forma basic and diluted net loss per share for the year ended December 31, 2005 was $(0.04) and the Company's pro forma basic and diluted income per share for December 31, 2004 were $0.07 and $0.06, respectively. The impact of the Company's pro forma net loss and loss per share of the SFAS 123 pro forma requirements are not likely to be representative of future pro forma results.

The Company recorded deferred compensation of $19,412 and $5,294 during the years ended December 31, 2005 and 2004, respectively, in connection with the grants of stock options, primarily to outside consultants, with exercise prices lower than the deemed fair value per share of the Company's common stock on the date of the grants. The Company had an unamortized balance of $ 12,420 at December 31, 2002 fully amortized during 2003. In addition, during 2003 the Company granted 250,000 warrants, valued at $30,000, to its landlord in relation to the renegotiation of the lease on its headquarters. This balance was to be amortized over the term of the lease. At December 31, 2005 the remaining unamortized balance was $0.

8.  DEBT

On January 25, 2002, the Company entered into a Credit Agreement, as amended on April 12, 2002, with UBS Americas, Inc. ("UBS"). Under the terms of the Credit Agreement, UBS provided the Company with a revolving credit facility for up to $3,000,000 for the purpose of supporting the expansion of our brokerage business or investments in infrastructure to expand our operations and our broker-dealer operations. The loan had a term of 4 years, was required to be repaid in full by January 2005, and accrued interest at LIBOR plus a LIBOR margin of 2% if the loan was repaid within a month or 5% if it was outstanding more than a month. The Company borrowed $1,500,000 under the credit facility on January 28, 2002 leaving an additional $1,500,000 available. In June 2003, Fidelity Investments, on behalf of its clearing division, National Financial Services LLC, Member NYSE/SIPC, a Fidelity Investments company ("NFS"), announced that it had acquired Correspondent Services Clearing ("CSC"), an affiliate of UBS and vFinance Investments' clearing firm at the time. The credit facility stayed with UBS subsequent to the acquisition giving rise to potential breaches under such credit facility as well as precluding the Company from drawing an additional $1,500,000 thereunder. During March 2004, NFS agreed to directly pay down the UBS credit facility in the amount of $1,500,000 pursuant to a guaranty Fidelity Investments made to UBS as part of their original acquisition of the CSC clearing division. As a result, the Company was relieved from $1,500,000 in debt but no longer had the ability to obtain an additional $1,500,000 under the credit facility or assert any claims against UBS or NFS regarding this transaction and credit facility. During March 2004, the Company entered into a clearing agreement with NFS. The new clearing agreement required NFS to pay to vFinance, over a five year period beginning January 2004, a monthly incentive bonus not to exceed $25,000 per month up to $1,500,000, based on a formula that the Company believes is very achievable. Accordingly, NFS has been paying $25,000 per month related to this incentive calculation and such amount, $300,000 through December 31, 2005, has been included in the attached statements of operations as "other brokerage related income". The new clearing agreement also required NFS to provide the Company with $200,000 to assist the company with transition costs related to the conversion from CSC to NFS. This amount was paid to vFinance in March 2004 and was included in the first quarter's statements of operations as a reduction to clearing and transaction costs. Inconsideration for these incentives, NFS required a termination fee of $1,700,000 should vFinance discontinue using NFS' services. This fee is reduced, pro rata, annually over the five year term of the agreement. The Company began clearing through NFS during May 2004.

9. COMMITMENTS AND CONTINGENCIES

The Company leases office space under the terms of operating leases. The following chart shows lease obligations including rental of real property and equipment.

YEAR               AMOUNT
2006              966,808
2007              934,118
2008              666,674
2009               87,194
2010                    -
             -------------
TOTAL          $2,654,794
             =============

Total rent expense under operating leases, including space rental, totaled $726,290 and $690,415 for the years ended December 31, 2005 and 2004.

Capital lease obligations at December 31, 2005 consisted of the following:

                                     2005
                                  ------------
Obligation under capital lease       $412,842
Less current maturities              (187,775)
                                  ------------
                                     $225,067
                                  ============

Future minimum lease payments for equipment under capital leases at December 31, 2005 are as follows:

2006                                      $215,996
2007                                       196,589
2008                                        41,986
2009                                             -
                                        -----------
Total minimum lease payments               454,571
Less amount representing interest          (41,729)
                                        -----------
Present value of net minimum lease         412,842
Less current portion                      (187,775)
                                        -----------
                                          $225,067
                                        ===========

From time to time the Company, and/or one of its subsidiaries, is named as a party to a lawsuit that has arisen in the ordinary course of business. Although it is possible that losses exceeding amounts already recorded may be incurred upon ultimate resolution of these existing legal proceedings, we believe that such losses, if any, will not have a material adverse effect on our business, results of operations or financial position; however, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly and annual periods in which they are resolved.

The business of vFinance Investments and EquityStation involve substantial risks of liability, including exposure to liability under federal and state securities laws in connection with the underwriting or distribution of securities and claims by dissatisfied customers for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that generally seek rescission and substantial damages.

In the ordinary course of business, the Company and/or its subsidiaries may be parties to other legal proceedings and regulatory inquiries, the outcome of which, either singularly or in the aggregate, is not expected to be material. There can be no assurance however that any sanctions will not have a material adverse effect on the financial condition or results of operations of the Company and/or its subsidiaries. The following is a brief summary of certain matters pending against or involving the Company and its subsidiaries.

On August 20, 2001, we entered into a Securities Exchange Agreement by means of which we acquired the membership interests in two related companies, Critical Investments, LLC, a Delaware limited liability company ("Critical Investments"),and Critical Advisors, L. L. C., a Virginia limited liability company ("Critical Advisors"). Critical Investments manages Critical Infrastructure Fund, L. P. ("Critical Infrastructure LP"), a Delaware limited partnership. Critical Advisors manages Critical Infrastructure Fund, Ltd. ("Critical Infrastructure Ltd."), an international business company organized and existing under the laws of the British Virgin Islands and receives (i) a management fee equal to 1% of the net asset value of Critical Infrastructure Ltd. and (ii) a performance fee equal to 20% of the increase in net asset value of Critical Infrastructure Ltd. Critical Infrastructure LP and Critical Infrastructure Ltd. are the sole general partners in, owning 96% and 4%, respectively, and conduct their investment and trading activity through Critical Infrastructure Fund (BVI), LP, a limited partnership organized and existing under the laws of the British Virgin Islands, which holds a portfolio of securities. A determination has been made to liquidate the funds.

On August 14, 2002, Henry S. Snow and Sandra L. Snow filed a complaint against Colonial Direct and vFinance, Inc. in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. The claim alleges "Breach of Contract" and "Unjust Enrichment" and seeks damages of $250,000 plus interest and court costs. It is alleged that Colonial Direct defaulted on a Promissory Note in the principal amount of $250,000. The Company believes their claim is without merit and is vigorously defending the action.

On October 17, 2003, we were advised by the staff of the SEC that it intended to recommend that the SEC institute enforcement proceedings against vFinance Investments and one of its former employees. The SEC claims that vFinance Investments and its former employee failed reasonably to supervise the alleged illegal trading activities over a period of approximately two months of one of our broker/dealer's former securities traders with respect to one publicly traded security that resulted in vFinance Investments earning $11,000 in commissions related to that one security over the two month period. As of December 31, 2005, the Company has included an accrual of $50,000 for estimated expenses. On March 17,2005 we were advised by a member of the staff of the SEC that the SEC had accepted our offer to settle the matter. Pursuant to the terms of the settlement, vFinance Investments paid amounts aggregating to $50,000 by March 2006.

On or about February 28, 2005, Knight Equity Markets, LP ("Knight") filed an arbitration action (NASD Case No. 05-01069) against vFinance Investments, Inc. ("vFinance"), claiming that vFinance received roughly $6.5 million in dividends that rightfully belong to Knight. vFinance asserts that the dividends actually went to two of its clients, Pearl Securities LLC ("Pearl Securities") and Michael Balog, and that vFinance has no liability. vFinance filed third party claims against Pearl Securities and Michael Balog to bring all of the parties into the action. vFinance's motion to amend the third party claim to include these two clients is currently pending. Pearl and Balog have filed motions to dismiss vFinance's claims and the motions are scheduled for hearing on April 17,2006. Knight is seeking approximately $6.5 million in damages plus costs, attorney fees and punitive damages. vFinance denies any liability to Knight and intends to vigorously defend against Knight's claims.

On or about September 27, 2005, John S. Matthews filed an arbitration action(NASD Case No. 05-014991) against vFinance, claiming that vFinance wrongfully terminated his independent contact with vFinance and that vFinance "stole" his clients and brokers. Mr. Matthews has obtained a temporary restraining order and an agreed upon injunction was issued by the NASD panel. Matthews and JMS Capital Holding Corp. , a plaintiff in the arbitration action also request unspecified damages resulting from vFinance's alleged improper activity. The full hearing on the merits is currently scheduled for August 30 through September 1, 2006. vFinance intends to vigorously defend this matter. In addition to contesting and defending against JSM's and Mr. Matthews claims, vFinance filed a counterclaim for indemnity based upon the contractual agreement between the parties.

We are engaged in a number of other legal proceedings incidental to the conduct of our business. These claims aggregate a range of $28,000 to $260,000.

10. DEFINED CONTRIBUTION PLAN

The Company maintains a defined contribution savings plan in which substantially all employees are eligible to participate. The Company may match up to 25% of the employee's salary. The Company made no contributions to the plan for the years ended December 31, 2005 and 2004, respectively.

11. SUBSEQUENT EVENTS

On January 10, 2006, vFinance, Inc.'s (the "Company") wholly-owned subsidiary, vFinance Investments, Inc. ("vFinance Investments"), entered into an agreement to acquire certain assets of Sterling Financial Investment Group, Inc. ("SFIG") and Sterling Financial Group of Companies, Inc. ("SFGC" and together with SFIG, "Sterling Financial"). These transactions are subject to the approval of the National Association of Securities Dealers, Inc.

The assets to be acquired from Sterling Financial include Sterling Financial's businesses as a going concern, certain intellectual property, client accounts and revenues, computer equipment, and a certain real property lease. On the closing date, vFinance Investments will not assume any liabilities of Sterling Financial except an office lease and select office services contracts directly relating to the operation of the business that arise and are to be paid, performed or discharged from and after the closing date. One of the principals of Sterling Financial will enter into an employment agreement with vFinance Investments that provides for an annual base salary of $262,000 and certain performance bonuses and options to be granted in the sole discretion of vFinance Investments.

In accordance with the terms of the asset purchase agreement, vFinance Investments will deliver to SFGC 17,500,000 shares of the Company's common stock and approximately $26,800, for certain prepaid expenses. Subject to the financial performance of the business of Sterling Financial acquired by vFinance Investments over the period specified in the asset purchase agreement, up to 4,500,000 of such shares may be cancelled. The Company has granted SFGC certain registration rights with respect to the shares. The Company and vFinance Investments will enter into a standstill agreement with each of SFGC, SFIG, Charles Garcia and Alexis Korybut but to provide restrictions on certain actions for a defined time period. The Company and vFinance Investments also will enter into a voting and lockup agreement with each of SFIG, SFGC, Charles Garcia, Leonard Sokolow and Timothy Mahoney to provide certain rights and obligations with respect to the Company's common stock.

vFinance Investments and Sterling Financial also entered into a management agreement, pursuant to which certain designated principals of vFinance Investments will provide risk management of, and operational and back office support for, the branch offices of SFIG from January 10, 2005 until the closing of the acquisition transactions. In addition, such principals will assist SFIG with the supervision of SFIG's registered representatives in accordance with applicable rules and regulations.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement.

SEC Registration Fee                                        $   293
Accounting Fees and Expenses                                  5,000
Legal Fees and Expenses                                      30,000
Miscellaneous                                                 5,000
                                                  -----------------
Total                                                       $40,293
                                                  =================

ITEM 14.  Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law grants the Registrant the power to limit the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty. Article VII of the Registrant's Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Registrant as follows:

"To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director."

Article XII, of the Registrant's Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law.

The Registrant has a directors' and officers' liability insurance policy.

The above discussion is qualified in its entirety by reference to the Registrant's Certificate of Incorporation and Bylaws.

ITEM 15.  Recent Sales of Unregistered Securities

On November 2, 2004, vFinance Investments, Inc. ("vFinance Investments") completed its acquisition of certain assets of Global Partners Securities, Inc. and 100% of the issued and outstanding equity securities of EquityStation, Inc., all of which were owned by Level2.com, Inc., a subsidiary of Global Partners Securities, Inc. As consideration for the acquired assets, the Company issued 3,288,253 shares of the Company's common stock and a warrant to purchase 1,303,393 shares of the Company's common stock for $0.11 per share to Global Partners Securities, Inc. and 3,288,252 shares of the Company's common stock and warrants to purchase 1,303,392 shares of the Company's common stock for $0.11 per share to Level2.com, Inc. Such securities were issued pursuant to an exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On May 11, 2006, vFinance Investments completed its acquisition of certain assets of Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc. As consideration for the acquired assets, the Company issued 13 million shares of the Company's common stock to Sterling Financial Group of Companies, Inc. Such securities were issued pursuant to an exemption provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On October 16, 2006, the Company agreed to issue 1,000,000 shares of its common stock to Henry S. Snow and Sandra L. Snow in connection with the settlement of a lawsuit. The transaction was negotiated with the attorneys for the Snows and was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). For more details relating to the transaction, see Item 1, Part II of this Form 10-Q.

On November7, 2006, the Company settled a dispute with Global and Level2 over 8,324,690 shares of the Company's common stock and warrants to purchase 3,299,728 shares of common stock held in escrow in connection with a 2004 acquistion by the Company. Pursuant to the settlement, the Company: (a) canceled the escrowed common stock and warrants and (b) agreed to issue to Global and Level2 an aggregate of 6,576,505 shares of common stock and warrants to purchase 2,606,785 shares of common stock. The transaction was entered into with sophisticated and accredited investors as defined in Rule 501 of Regulation D promulgated under the 1933 Act and is therefore exempt from registration under
Section 4(2) of the 1933 Act and Regulation D of the 1933 Act.

ITEM 16.   Exhibits

Number         Exhibit Description
of Exhibit
-------------  ------------------------------------------------------------------------------------------------
2.1            Share Exchange Agreement among the Company,  vFinance Holdings,  Inc., certain  shareholders of
               vFinance Holdings,  Inc. and Union Atlantic,  dated November 8, 1999 (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 8, 1999).

2.2            Amendment to Share Exchange Agreement dated November 29,1999 (incorporated by reference to the
               Company's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000).

2.3            Agreement  and Plan of Merger  dated as of December  22,  2000,  by and among the  Company,  NW
               Holdings,  Inc.,  and Alvin S.  Mirman,  Ilene  Mirman,  Marc N. Siegel,  Richard L.  Galterio,
               Vincent W. Labarbara,  Eric M. Rand, and Mario Marsillo,  Jr. (incorporated by reference to the
               Company's Current Report on Form 8-K filed with  the SEC on January 17, 2001).

2.4            Agreement and Plan of Merger,  dated as of January 3, 2001, by and among the Company,  Colonial
               Acquisition  Corp.,  Colonial  Direct  Financial  Group,  Inc.,  and  Michael  Golden  and  Ben
               Lichtenberg  (incorporated  by  reference  to the  Company's  Current  Report on Form 8-K filed with the SEC on January 17, 2001).

3.1            Certificate  of  Incorporation  as filed with the  Delaware  Secretary of State on February 12,
               1992  (incorporated  by reference to the  Company's  Registration  Statement on Form S-18 filed with the SEC  on July 24, 1992).

3.2            Certificate of Renewal and Revival of Certificate of  Incorporation  as filed with the Delaware
               Secretary  of State on March 15,  1996  (incorporated  by  reference  to the  Company's  Annual
               Report on Form 10-KSB filed with the SEC on March 30, 2000).

3.3            Certificate  of  Amendment  to the  Certificate  of  Incorporation  as filed with the  Delaware
               Secretary  of State on April 28,  1999  (incorporated  by  reference  to the  Company's  Annual
               Report on Form  10-KSB filed with the SEC on March 30, 2000).

3.4            Certificate of Amendment to Certificate of Incorporation  as filed with the Delaware  Secretary of State on March 13,2000  (incorporated  by reference to the  Company's  Annual Report on Form
               10-KSB filed with the SEC on March 30, 2000).

3.5            Certificate of Amendment to Certificate of Incorporation  as filed with the Delaware  Secretary of State on November 28, 2001.

3.6            Certificate  of  Designation  of Series A Convertible  Preferred  Stock of the Company as filed with the  Delaware  Secretary  of State on January 3, 2001  (incorporated  by  reference to the
               Company's Current Report on Form 8-K filed with the SEC on  January 17, 2001).

3.7            Certificate  of  Designation  of Series B Convertible  Preferred  Stock of the Company as filed with the  Delaware  Secretary  of State on January 3, 2001  (incorporated  by  reference to the
               Company's Current Report on Form 8-K filed with the SEC on  January 17, 2001).

3.8            Bylaws of the Company  (incorporated  by reference to the Company's  Registration  Statement on
               Form S-18  filed with the SEC on July  24, 1992).

3.9            Unanimous  Written  Consent  of the  Company's  Board of  Directors  dated  January  24,  1994, amending the Bylaws  (incorporated  by reference to the Company's  Annual Report on Form 10-KSB filed  with the SEC on March 30, 2000).

                                                            II-2

3.10           Unanimous  Written  Consent of the Company's  Board of  Directors,  effective as of January 24,
               1994,  amending the Bylaws  (incorporated  by reference to the Company's  Annual Report on Form
               10-KSB filed with the SEC on March 30, 2000).

4.1            Registration  Rights  Agreement,  dated  January 10, 2006,  by and among  vFinance,  Inc.,  and
               Sterling Financial Group of Companies, Inc.

4.2            Amendment to Registration  Rights Agreement,  dated May 11, 2006, by and among vFinance,  Inc., and Sterling Financial Group of Companies, Inc.

5.1*           Opinion of Edwards Angell Palmer & Dodge LLP.

10.1           Purchase Agreement between the Company and Steven Jacobs and Mauricio Borgonovo, dated December
               24, 1999, for the purchase of Pinnacle Capital Group, LLC (incorporated by reference to the
               Company's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000).

10.2           Asset  Purchase  Agreement  among the  Company,  Steven  Jacobs and  Mauricio  Borgonovo  dated
               January 3, 2000  (incorporated  by  reference  to the  Company's  Annual  Report on Form 10-KSB filed  with the SEC on March 30, 2000).

10.3           Stock Purchase  Agreement  between the Company and River Rapids Ltd.,  dated September 27, 1999
               (incorporated  by reference to the  Company's  Annual  Report on Form 10-KSB filed with the SEC on  March 30, 2000).

10.4           Amendment  to Stock  Purchase  Agreement  between  the  Company  and River  Rapids  Ltd.  dated
               December 22, 1999  (incorporated  by reference to the  Company's  Annual  Report on Form 10-KSB filed  with the SEC on March 30, 2000).

10.5           Common Stock and Warrants Purchase Agreement among the Company, AMRO International, S.A., CALP
               II Limited Partnership, a Bermuda Limited partnership, Celeste Trust Reg, Balmore SA, Sallee
               Investments LLLP, worldVentures Fund I, LLC and RBB Bank Aktiengesellschaft, dated March 31, 2000
               (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April
               13, 2000).

10.6           Registration Rights Agreement among the Company, AMRO International, S.A., CALP II Limited
               Partnership, a Bermuda limited partnership, Celeste Trust Reg, Balmore SA, Sallee Investments LLLP,
               worldVentures Fund I, LLC, RBB Bank Aktiengesellschaft and Thomas Kernaghan & Co., Ltd., dated
               March 31,2000(incorporated by reference to the Company's Current Report on Form 8-K filed with the
               SEC on April 13, 2000).

10.7           Form of Warrant issued to AMRO International, S.A. (to purchase 100,000 shares), CALP II Limited
               Partnership, a Bermuda limited partnership (to purchase 350,000 shares), Celeste Trust Reg (to purchase 5,000 shares), Balmore SA (to purchase 35,000 shares), Sallee Investments LLLP (to purchase 25,000 shares), worldVentures Fund I, LLC (to purchase 25,000 shares), RBB Bank
               Aktiengesellschaft (to purchase 130,000 shares) and Thomas Kernaghan & Co., Ltd. (to purchase
               58,333 shares) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 13, 2000).

10.8           Escrow Agreement among the Company, AMRO International, S.A., CALP II Limited Partnership, a
               Bermuda limited partnership, Celeste Trust Reg, Balmore SA, Sallee Investments LLLP, worldVentures
               Fund I, LLC, RBB Bank Aktiengesellschaft and Epstein Becker & Green, P.C., dated March 31, 2000
               (incorporated by reference to Amendment No. 1 to the Company's Registration (Statement on Form SB-2
               filed with the SEC on July 14, 2000).

                                                            II-3

10.9           Amended and Restated  Employment Letter Agreement dated December 18, 2000,  between the Company and David  Spector  (incorporated  by reference to the  Company's  Annual Report on Form 10-KSB filed  with the SEC on March 20, 2001).

10.10          Securities  Exchange  Agreement,  dated as of August 15, 2001, among Kathleen  Wallman,  Steven
               Wallman,  Joseph  Daniel  and  vFinance.com,  Inc.  (n/k/a  vFinance,  Inc.)  (Incorporated  by
               reference  to the  Company's  Quarterly  Report on Form 10-QSB filed with the SEC on August 14,
               2001).

10.11          Registration  Rights  Agreement,  dated as of August 15, 2001, among Kathleen  Wallman,  Joseph
               Daniel  and  vFinance.com,  Inc.  (n/k/a  vFinance,  Inc.)(Incorporated  by  reference  to  the
               Company's  Quarterly Report on Form 10-QSB filed with the SEC on August 14,  2001).

10.12          Stock Purchase  Warrant,  dated August 15, 2001,  issued to Kathleen  Wallman  (incorporated by reference  to the  Company's  Quarterly  Report on Form 10-QSB filed with the SEC on August 14,
               2001).

10.13          Note  Purchase  Agreement  by and  between  vFinance.com,  Inc.  d/b/a  vFinance,  Inc.  (n/k/a
               vFinance,  Inc.) and Best Finance  Investments  Limited  (n/k/a SBI  Investments  (USA),  Inc.)
               dated  November 28, 2001  (incorporated  by reference to the  Company's  Annual  Report on Form
               10-KSB filed with the SEC April 16, 2002).

10.14          Letter Agreement dated November 30, 2001 amending Note Purchase Agreement (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the SEC April 16, 2002).

10.15          Letter Agreement dated December 14, 2001 amending Note Purchase Agreement (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the SEC April 16, 2002).

10.16          Letter Agreement dated December 28, 2001 amending Note Purchase Agreement (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the SEC April 16, 2002).

10.17          Letter Agreement dated February 13, 2002 amending Note Purchase Agreement (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the SEC April 16, 2002).

10.18          Letter Agreement dated March 4, 2002 amending Note Purchase Agreement (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the SEC April 16, 2002).

10.19          Credit  Facility by and between the  Company  and UBS  Americas,  Inc.  dated as of January 25,
               2002  (incorporated  by reference to the Company's  Annual Report on Form 10-KSB filed with the
               SEC April  16, 2002).

10.20          Subordination  Agreement by and among the Company,  UBS  Americas,  Inc.,  and SBI  Investments
               (USA),  Inc. dated as of January 25, 2002  (incorporated  by reference to the Company's  Annual
               Report on  Form 10-KSB filed with the SEC April 16, 2002).

10.21          Consulting  Agreement  effective  as of August 20, 2001 by and between  vFinance.com,  Inc. and
               Insight Capital  Consultants  Corporation  (incorporated  by reference to the Company's  Annual
               Report on Form 10- KSB filed with the SEC April 16, 2002).

                                                            II-4

10.22          Amendment  to Credit  Agreement  dated  April  12,  2002 by and  between  the  Company  and UBS
               Americas Inc.  (incorporated  by reference to the Company's  Annual Report on Form 10-KSB filed with the SEC  April 16, 2002).

10.23          Selected Asset Purchase Agreement dated as of May 29, 2002 among vFinance Investments, Inc.,
               Somerset Financial Partners, Inc., Somerset Financial Group, Inc., Douglas Toth and Nicholas
               Thompson (the "Select Asset Purchase Agreement") (incorporated by reference to the Company's
               Quarterly Report on Form 10-QSB filed with the SEC August 14, 2002).

10.24          Amendment  to  Select  Asset  Purchase   Agreement  dated  June  17,  2002  (the   "Amendment")
               (incorporated  by reference  to the  Company's  Quarterly  Report on Form 10-QSB filed with the
               SEC August 14,  2002).

10.25          Escrow Agreement  executed in conjunction with the Amendment  (incorporated by reference to the
               Company's Quarterly Report on  Form 10-QSB filed with the SEC August 14, 2002).

10.26          Termination  Agreement  (incorporated  by reference to the Company's  Quarterly  Report on Form
               10-QSB/A filed with the SEC November 14,  2002).

10.27          Branch  Agreement  between the Company and JSM Holding Corp  (incorporated  by reference to the
               Company's Annual Report on Form  10-KSB filed with the SEC March 31, 2003).

10.28          Lease  agreement  on the  Company's  headquarters  in Boca  Raton,  FL.  dated  January 1, 2003 between the Company and Zenith  Professional  Center,  LTD.  (incorporated  by reference to the
               Company's Annual Report on Form 10-KSB filed with the SEC March 30, 2004).

10.29          Stock warrant agreement between the Company and Zenith Professional Center, LTD. (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the SEC March 30, 2004).

10.30          Asset  Purchase  Agreement,  dated  November  2,  2004,  by and  between  vFinance  Investments
               Holdings,  Inc.  and  Global  Partners  Securities,  Inc.  (incorporated  by  reference  to the
               Company's Current Report on Form 8-K filed with the SEC November 8, 2004).

10.31          Stock  Purchase  Agreement,  dated  November  2,  2004,  by and  between  vFinance  Investments
               Holdings, Inc. and Level2.com,  Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC November 8, 2004).

10.32          Registration  Rights  Agreement,  dated November 2, 2004, by and among vFinance,  Inc.,  Global
               Partners  Securities,  Inc. and Level2.com,  Inc.  (incorporated  by reference to the Company's
               Current Report on Form 8-K filed with the SEC November 8, 2004).

10.33          Form of Common Stock  Purchase  Warrant  (incorporated  by reference to the  Company's  Current
               Report on Form 8-K filed with the SEC November 8, 2004).

10.34          Stock Escrow  Agreement,  dated November 2, 2004, by and among vFinance  Investments  Holdings,
               Inc., the Company,  Global Partners Securities,  Inc., Level2.com,  Inc., and Edwards & Angell,
               LLP  (incorporated by reference to the Company's  Current Report on Form 8-K filed with the SEC
               November 8, 2004).

10.35          Standstill  Agreement,  dated November 2, 2004, by and among vFinance,  Inc. and each of Marcus
               Konig,  Harry Konig and Salomon  Konig  (incorporated  by  reference to the  Company's  Current
               Report on Form 8-K filed with the SEC November 8, 2004).

10.38          Amended and Restated Letter  Agreement dated January 14, 2005 between the Company and Sheila C.
               Reinken  (incorporated by reference to the Company's  Current Report on Form 8-K filed with the
               SEC January 21, 2005).

                                                            II-5


10.39          Asset  Purchase  Agreement,  dated January 10, 2006, by and between  vFinance,  Inc.,  vFinance
               Investments,  Inc., Sterling Financial  Investment Group, Inc., and Sterling Financial Group of
               Companies, Inc.

10.40          Standstill Agreement,  dated January 10, 2006, by and among vFinance, Inc. and each of Sterling
               Financial  Investment Group, Inc., Sterling Financial Group of Companies,  Inc., Charles Garcia
               and Alexis Korybut.

10.41          Voting and Lockup  Agreement,  dated January 10, 2006, by and among  vFinance,  Inc.,  vFinance
               Investments,  Inc.,  Sterling  Financial  Investment Group,  Inc.,  Sterling Financial Group of
               Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.42          Management  Agreement,  dated  January  10,  2006,  by and among  vFinance  Investments,  Inc.,
               Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

10.43          Amendment to Asset  Purchase  Agreement,  dated May 11, 2006,  by and between  vFinance,  Inc.,
               vFinance  Investments,  Inc., Sterling Financial Investment Group, Inc., and Sterling Financial
               Group of Companies, Inc.

10.44          Second  Amendment to Asset  Purchase  Agreement,  dated May 11, 2006, by and between  vFinance,
               Inc.,  vFinance  Investments,  Inc.,  Sterling  Financial  Investment Group, Inc., and Sterling
               Financial Group of Companies, Inc.

10.45          Amendment to Voting and Lockup  Agreement,  dated May 11, 2006,  by and among  vFinance,  Inc.,
               vFinance  Investments,  Inc.,  Sterling Financial  Investment Group,  Inc.,  Sterling Financial
               Group of Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.46          Amendment to  Management  Agreement,  dated May 11, 2006,  by and among  vFinance  Investments,
               Inc., Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

10.47          Stock Escrow Agreement dated Mat 11, 2006, by and among vFinance,  Inc., vFinance  Investments,
               Inc., Sterling Financial  Investment Group, Inc., Sterling Financial Group of Companies,  Inc.,
               and Edwards Angell Palmer & Dodge, LLP.

10.48          Employment  Agreement  Amendment  No. 1 dated May 12,  2006 by and  among  vFinance,  Inc.  and
               Leonard Sokolow.

10.49          Employment Agreement dated July 24, 2006 between vFinance, Inc. and Alan B. Levin.
               (incorporated  by  reference  to the Exhibit  filed as part of  vFinance,  Inc.'s  Form 8-K dated
               July 26,  2006,  Commission  File No. 1-11454).

10.50          Settlement  Agreement dated October 16, 2006 by and among vFinance,  Inc., Henry S. Snow, Sandra S. Snow,
               Michael Golden and Ben Lichtenberg  (incorporated  by reference  to the Exhibit  filed as part of vFinance
               Inc.'s Form 8-K dated  November 13, 2006, Commission File No. 1-11454).

10.51          Settlement and Escrow Release Agreement dated as of November 7, 2006 by and among vFinance,  Inc.,  vFinance
               Investments,  Inc., Global Partners  Securities,  Inc.,  Level2.com,  Inc. and Edwards Angell Palmer & Dodge LLP
               (incorporated by reference to the Exhibit filed as part of vFinance, Inc.'s Form 8-K dated November 13, 2006,
               Commission File No. 1-11454).

10.52          Warrant to Purchase Common Stock dated November 7, 2006 issued to Global Partners Securities, Inc.

10.53          Warrant to Purchase Common Stock dated November 7, 2006 issued to Level2.com, Inc.

21.1           List of Subsidiaries

23.1*          Consent of Sherb & Co., LLP, independent registered public accounting firm.

23.2*          Consent of Edwards Angell Palmer & Dodge LLP (contained in its opinion filed as Exhibit 5.1).

*        To be filed by amendment
                                                            II-6

ITEM 17. Undertakings

(a) The undersigned Registrant hereby undertakes as follows:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events, which individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any additional or changed material
                        information on the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:
         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 13 day of November 2006.

                                    VFINANCE, INC.

                           By: /s/ Leonard J. Sokolow
                              ---------------------------------------------
                                   Leonard J. Sokolow
                                   Chief Executive Officer and President



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                           Date

/s/ Leonard J. Sokolow     Director, Chief Executive
------------------------   Officer and President            November 13, 2006

/s/ Timothy E. Mahoney     Director and Chief Operating
------------------------   Officer                          November 13, 2006

INDEX TO EXHIBITS

Exhibit Number    Exhibit

5.1               Opinion of Edwards Angell Palmer & Dodge LLP. *

23.1 Consent of Sherb & Co., LLP, independent registered public accounting firm.

* To be filed by amendment